Exhibit 10.1

Execution Version

FOURTH Amendment

to

seventh Amended and Restated Credit Agreement

This Fourth Amendment to seventh Amended and Restated Credit Agreement (this “Amendment”), dated as of January 30, 2026 (the “Fourth Amendment Effective Date”), is by and among SM Energy Company, a corporation duly formed and existing under the laws of the State of Delaware (the “Borrower”); each of the Lenders that is a party hereto (including the New Lenders referenced below); and Wells Fargo Bank, NATIONAL ASSOCIATION, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, by operation of law or as otherwise provided in the Credit Agreement referred to below, the “Administrative Agent”), the Issuing Banks and the Swingline Lender.

RECITALS

A.            The Borrower, the Administrative Agent and the Lenders are party to that certain Seventh Amended and Restated Credit Agreement dated as of August 2, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”, and the Credit Agreement, as amended by this Amendment, the “Amended Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.

B.            The Borrower has advised the Administrative Agent and the Lenders that it intends to acquire Civitas Resources, Inc., a Delaware corporation (together with its Subsidiaries, collectively, “Civitas” and the Oil and Gas Properties of Civitas to be indirectly acquired in connection with the acquisition of Civitas, the “Civitas Acquired Assets”), pursuant to that certain Agreement and Plan of Merger dated as of November 2, 2025 between the Borrower, as parent, Civitas and Cars Merger Sub, Inc., a Delaware corporation and a direct wholly-owned Subsidiary of the Borrower (such agreement, the “Civitas Acquisition Agreement” and such acquisition, the “Civitas Acquisition”).

C.            In connection with the closing of the Civitas Acquisition, the Administrative Agent, the Lenders party hereto, and the Borrower have agreed to, among other things, (i) amend the Credit Agreement as set forth in Section 2.1 hereof, (ii) extend the Stated Maturity Date to January 30, 2031, (iii) increase the Aggregate Elected Revolving Commitment Amounts from $2,000,000,000 to $2,500,000,000 as set forth in Section 3 hereof and (iv) increase the Borrowing Base from $3,000,000,000 to $5,000,000,000 as set forth in Section 4 hereof, in each case, as set forth herein and to be effective as of the Fourth Amendment Effective Date (as defined below).

D.            In connection with this Amendment, the Borrower and Lenders desire to add, and agree to the addition of, Barclays Bank PLC, Mizuho Bank, Ltd. and Truist Bank (collectively, the “New Lenders” and each a “New Lender”) as Lenders under the Credit Agreement as of the Fourth Amendment Effective Date.

E.            The parties hereto agree as follows:

Section 1.      Defined Terms. Each capitalized term that is defined in the Amended Credit Agreement, but that is not defined in this Amendment, shall have the meaning ascribed to such term in the Amended Credit Agreement. Unless otherwise indicated, all section references in this Amendment refer to the Amended Credit Agreement.

Section 2.      Amendments. In reliance on the representations, warranties, covenants and agreements contained in this Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 5 hereof, the Credit Agreement shall be amended, effective as of the Fourth Amendment Effective Date, in the manner provided in this Section 2.

2.1            Amendments to Credit Agreement. The Credit Agreement (other than the signature pages, Annexes, Exhibits and Schedules thereto) is hereby amended in its entirety to read as set forth in Annex A attached hereto.

2.2            Replacement of Annex I. Annex I to the Credit Agreement is hereby amended and restated in its entirety in the form of Annex I attached hereto, and Annex I attached hereto shall be deemed to be attached as Annex I to the Credit Agreement. After giving effect to this Amendment and any Loans made on the Fourth Amendment Effective Date, (a) each Lender (including each New Lender) who holds Loans in an aggregate amount less than its Applicable Revolving Percentage of all Loans shall advance new Loans to the extent necessary so that each Lender’s Applicable Revolving Percentage equals the percentage of the Aggregate Elected Revolving Commitment Amount represented by such Lender’s Elected Revolving Commitment after giving effect to this Amendment, which shall be disbursed to the Administrative Agent and used to repay Loans outstanding to each Lender who holds Loans in an aggregate amount greater than its Applicable Revolving Percentage of all Loans, (b) each Lender’s (including each New Lender’s) participation in each Letter of Credit, if any, shall be automatically adjusted to equal its Applicable Revolving Percentage, (c) such other adjustments shall be made as the Administrative Agent shall specify so that the Revolving Credit Exposure applicable to each Lender (including each New Lender) equals its Applicable Revolving Percentage of the Aggregate Revolving Credit Exposure of all Lenders and (d) each Lender hereby waives any break funding payments owing to such Lender that are required under Section 5.02 of the Credit Agreement as a result of the Loans and adjustments described in this Section 2.2.

Section 3.      Aggregate Elected Revolving Commitment Amounts. In reliance on the representations, warranties, covenants and agreements contained in this Amendment, subject to the satisfaction of the conditions precedent set forth in Section 5 hereof, the Administrative Agent, the Lenders and the Borrower agree that, effective as of the Fourth Amendment Effective Date, the Aggregate Elected Revolving Commitment Amounts shall be increased from $2,000,000,000 to $2,500,000,000 in accordance with the Applicable Revolving Percentages set forth on Annex I attached hereto.

Section 4.      Increase of Borrowing Base. In reliance on the representations, warranties, covenants and agreements contained in this Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 5 hereof, the Administrative Agent and the Lenders party hereto agree that the Borrowing Base is hereby increased from $3,000,000,000 to $5,000,000,000, and the Borrowing Base shall remain at $5,000,000,000 until the next Scheduled Redetermination, Interim Redetermination or other adjustment of the Borrowing Base thereafter, whichever occurs first pursuant to the terms of the Credit Agreement. This Amendment constitutes a New Borrowing Base Notice delivered pursuant to Section 2.07(d) of the Credit Agreement with respect to the increase in the Borrowing Base provided for in this Section 4.

Fourth Amendment to

SM Energy Company Seventh Amended and Restated Credit Agreement

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Section 5.      Conditions Precedent. This Amendment shall become effective upon the satisfaction of the following conditions:

5.1            Counterparts. The Administrative Agent shall have received counterparts hereof duly executed by the Borrower and each Lender (including each New Lender), which may be delivered by the means described in Section 9.3 (or, in the case of any party as to which an executed counterpart shall not have been received, email, facsimile, or other written or electronic confirmation from such party of execution of a counterpart hereof by such party).

5.2            Fees and Expenses. The Borrower shall have paid to the Administrative Agent any and all fees and expenses payable to it or any of its Affiliates (or to it or any of its Affiliates on behalf of the Lenders or any joint lead arrangers) on or prior to the Fourth Amendment Effective Date (in the case of legal fees and other expenses, to the extent invoiced at least one Business Day prior to the Fourth Amendment Effective Date), including all upfront fees, joint lead arranger fees and reasonable and documented out-of-pocket expenses payable to the Administrative Agent and the Lenders (including the New Lenders) pursuant to or in connection with this Amendment in accordance with Section 12.03(a) of the Credit Agreement (including the reasonable and documented fees of Paul Hastings LLP, counsel to the Administrative Agent).

5.3            Legal Opinion. The Administrative Agent shall have received a signed legal opinion of Gibson, Dunn & Crutcher LLP, counsel to the Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent.

5.4            Absence of Liens. The Administrative Agent shall have received (a) evidence satisfactory to it (including mortgage releases) that all Liens (other than Excepted Liens) on the Civitas Acquired Assets have been released or terminated, subject only to the filing of applicable terminations and releases and (b) duly executed recordable releases and terminations with respect thereto, in form and substance reasonably satisfactory to the Administrative Agent.

5.5            Acquisition Reserve Report. The Administrative Agent shall have received a reserve report prepared by the Borrower setting forth as of October 1, 2025 the Proved Reserves consisting of proved developed producing reserves attributable to the Civitas Acquired Assets (the “Acquisition Reserve Report”).

5.6            Civitas Acquisition. The Administrative Agent shall have received reasonably satisfactory evidence that the Civitas Acquisition shall have been consummated, or substantially concurrently with the effectiveness of this Amendment, shall be consummated, substantially in accordance with the terms of the Civitas Acquisition Documents (without any material waiver or amendment thereof not otherwise approved by the Administrative Agent) and the Loan Parties shall, directly or indirectly, own the Civitas Acquired Assets.

5.7            Closing Certificate. The Administrative Agent shall have received a certificate of the secretary, assistant secretary or a Responsible Officer of the Borrower certifying: (a) that attached to such certificate is a true, accurate and complete copy of the Civitas Acquisition Agreement and all material side letters and each other material agreement and instrument executed and delivered in connection with the Civitas Acquisition (collectively, the “Civitas Acquisition Documents”), (b) that the Civitas Acquisition has been consummated, or substantially concurrently with the effectiveness of this Amendment, the Borrower is consummating the Civitas Acquisition substantially in accordance with the terms of the Civitas Acquisition Documents (without any material waiver or amendment thereof not otherwise approved by the Administrative Agent) and the Loan Parties shall, directly or indirectly, own the Civitas Acquired Assets and (c) that all material governmental and third party consents and all equity holder and board of director (or comparable entity management body) authorizations of the Civitas Acquisition that are conditions to the consummation of the Civitas Acquisition have been obtained and are in full force and effect.

Fourth Amendment to

SM Energy Company Seventh Amended and Restated Credit Agreement

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5.8            Solvency Certificate. The Administrative Agent shall have received a solvency certificate, in form reasonably acceptable to it, from the chief financial officer of the Borrower certifying that, after giving effect to the Civitas Acquisition and any Borrowings incurred on the Fourth Amendment Effective Date, the Loan Parties on a consolidated basis are solvent.

5.9            Officer’s Certificate. The Administrative Agent shall have received a certificate of the secretary, assistant secretary or a Responsible Officer of each Loan Party setting forth (a) resolutions of the members, board of directors or other appropriate governing body with respect to the authorization of such Loan Party to execute and deliver the Amendment and the other Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (b) the officers of such Loan Party who are authorized to sign the Loan Documents to which such Loan Party is a party and who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with the Amended Credit Agreement and the other Loan Documents, and the transactions contemplated thereby, (c) specimen signatures of such authorized officers and (d) the limited liability company agreement, the articles or certificate of incorporation and bylaws or other applicable organizational documents of such Loan Party, certified as being true and complete. The Administrative Agent and the Lenders may conclusively rely on such certificate until the Administrative Agent receives notice in writing from the Loan Parties to the contrary.

5.10            Good Standing Certificates. The Administrative Agent shall have received certificates of the appropriate state agencies as of a recent date with respect to the existence, qualification and good standing of each Loan Party in its jurisdiction of incorporation or formation.

5.11            KYC Requirements. The Administrative Agent and the Lenders shall have received (at least three (3) Business Days prior to the Fourth Amendment Effective Date), and be reasonably satisfied in form and substance with, all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including but not restricted to the USA PATRIOT Act, to the extent that Administrative Agent and/or any Lender have requested such documentation or other information at least ten (10) Business Days prior to the Fourth Amendment Effective Date.

5.12            Notes. To the extent requested by a Lender (including the New Lenders) at least three (3) Business Days prior to the Fourth Amendment Effective Date, the Administrative Agent shall have received duly executed Notes payable to each Lender (including each New Lender) requesting a Note in a principal amount equal to its Maximum Credit Amount (as amended hereby) dated as of the date hereof.

Fourth Amendment to

SM Energy Company Seventh Amended and Restated Credit Agreement

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5.13            Assumption Agreement; Guaranty Agreement and Pledge Agreement. The Administrative Agent shall have received duly executed copies of (a) that certain Omnibus Assumption Agreement executed by each of the Guarantors party thereto pursuant to which such Guarantors shall become parties to the Security Agreement, (b) the Guaranty Agreement and (c) the Pledge Agreement, each dated as of the Fourth Amendment Effective Date.

5.14            No Event of Default or Borrowing Base Deficiency. No Event of Default shall have occurred which is continuing and the Aggregate Revolving Credit Exposures shall not exceed the Borrowing Base.

For purposes of determining satisfaction of the conditions specified in this Section 5, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required under this Section 5 to be consented to or approved by or acceptable or satisfactory to a Lender, unless the Administrative Agent shall have received notice from such Lender prior to the Fourth Amendment Effective Date specifying its objection thereto. The Administrative Agent shall notify Borrower and each Lender of the Fourth Amendment Effective Date and such notice shall be conclusive and binding.

Section 6.      New Lenders. Effective as of the Fourth Amendment Effective Date, each New Lender hereby joins in, becomes a party to, and agrees to comply with and be bound by the terms and conditions of the Credit Agreement as a Revolving Lender and a Lender thereunder and under each and every other Loan Document to which any Lender is required to be bound by the Credit Agreement, to the same extent as if such New Lender were an original signatory thereto. Each New Lender hereby appoints and authorizes the Administrative Agent to take such action as the Administrative Agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto. Each New Lender represents and warrants that (a) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment, to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (b) it has received a copy of the Credit Agreement and copies of the most recent financial statements delivered pursuant to Section 8.01 thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment and to become a Lender on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender and (c) from and after the Fourth Amendment Effective Date, it shall be a party to and be bound by the provisions of the Credit Agreement and the other Loan Documents and have the rights and obligations of a Lender thereunder.

Fourth Amendment to

SM Energy Company Seventh Amended and Restated Credit Agreement

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Section 7.      Post Fourth Amendment Effective Date Covenant.

(a)            On or prior to the date that is thirty (30) days following the Fourth Amendment Effective Date (or such later date as the Administrative Agent may agree in its sole discretion):

(i)            The Administrative Agent shall have received duly executed and notarized deeds of trust and/or mortgages or supplements to existing deeds of trust and/or mortgages in form satisfactory to the Administrative Agent so that the Mortgaged Properties represent at least 85% of the PV-9 of the Proved Oil and Gas Properties (including the Civitas Acquired Assets) evaluated by the most recently delivered Reserve Report and the Acquisition Reserve Report on a combined basis.

(ii)            The Administrative Agent shall have received duly executed and notarized amendments to the existing deeds of trust and/or mortgages (the “Fourth Amendment Mortgage Amendments”) in form and substance reasonably satisfactory to the Administrative Agent reflecting the increase in Maximum Credit Amount and extension of the Revolving Maturity Date or such other changes reasonably required by the Administrative Agent.

(iii)            Substantially concurrently with the delivery of the deeds of trust, mortgages, and/or supplements to existing deeds of trust and/or mortgages described in clause (i) above, the Administrative Agent shall have received (A) a signed legal opinion of Gibson Dunn & Crutcher LLP, special Texas counsel to the Loan Parties and (B) a signed legal opinion of Davis Graham & Stubbs LLP, special New Mexico and Colorado counsel to the Loan Parties, in each case in respect of such deeds of trust, mortgages and/or supplements.

(iv)            To the extent not covered by a legal opinion previously delivered in connection with this Amendment, the Administrative Agent shall have received (A) a signed legal opinion of Gibson Dunn & Crutcher LLP, special Texas counsel to the Loan Parties and (B) a signed legal opinion of Lear & Lear P.L.L.C., special Utah counsel to the Loan Parties, in each case in respect of the Fourth Amendment Mortgage Amendments.

(v)            The Administrative Agent shall have received title information, together with title information previously delivered to the Administrative Agent, reasonably satisfactory to the Administrative Agent setting forth the status of title to Proved Oil and Gas Properties (including the Civitas Acquired Assets) evaluated by the most recently delivered Reserve Report and the Acquisition Reserve Report (on a combined basis) constituting at least 125% of the value of the Borrowing Base after giving effect to exploration and production activities, acquisitions, dispositions and production.

(b)            On or prior to the date that is sixty (60) days following the Fourth Amendment Effective Date (or such later date as the Administrative Agent may agree in its sole discretion), the Administrative Agent shall have received executed Account Control Agreements with respect to all Deposit Accounts, Securities Accounts and Commodities Accounts (in each case other than Excluded Accounts) of Civitas and its Subsidiaries acquired in connection with the Civitas Acquisition.

Fourth Amendment to

SM Energy Company Seventh Amended and Restated Credit Agreement

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Section 8.      Reaffirm Existing Representations and Warranties. The Borrower hereby (a) acknowledges the terms of this Amendment and the Credit Agreement; (b) ratifies and affirms its obligations under, and acknowledges its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect as expressly amended hereby; and (c) represents and warrants to the Lenders that, as of the date hereof, after giving effect to the terms of this Amendment: (i) all of the representations and warranties contained in each Loan Document to which the Borrower is a party are true and correct in all material respects (or, if already qualified by materiality, Material Adverse Effect, or a similar qualification, true and correct in all respects) as of the Fourth Amendment Effective Date (unless any such representation or warranty relates solely to a specific earlier date, in which case, such representation or warranty was true and correct in all material respects (or, if already qualified by materiality, Material Adverse Effect, or a similar qualification, true and correct in all respects) as of such earlier date); (ii) no Default or Event of Default has occurred and is continuing and the Aggregate Revolving Credit Exposures do not exceed the Borrowing Base; (iii) since December 31, 2024, no Material Adverse Effect has occurred; (iv) the execution, delivery and performance by the Borrower of this Amendment are within Borrower’s corporate powers, have been duly authorized by all necessary corporate action, require no consent or approval of, or filing with, any governmental body, agency or official and do not violate any provision of applicable law or any agreement binding upon Borrower or any other Loan Party, except for violations of agreements that would not reasonably be expected to have a Material Adverse Effect; and (v) this Amendment constitutes the valid and binding obligation of the Borrower enforceable in accordance with its terms, except as (A) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditor’s rights generally, and (B) the availability of equitable remedies may be limited by equitable principles of general application, regardless of whether considered in a proceeding in equity or at law.

Section 9.      Miscellaneous.

9.1            Confirmation. The provisions of the Credit Agreement (as amended by this Amendment) shall remain in full force and effect in accordance with its terms following the effectiveness of this Amendment. This Amendment shall constitute a Loan Document.

9.2            No Waiver. Neither the execution by the Administrative Agent or the Lenders party hereto of this Amendment, nor any other act or omission by the Administrative Agent or the Lenders or their officers in connection herewith, shall be deemed a waiver by the Administrative Agent or the Lenders of any Defaults or Events of Default which may exist on or after the Fourth Amendment Effective Date, which may have occurred prior to the Fourth Amendment Effective Date or which may occur in the future under the Credit Agreement and/or the other Loan Documents. Similarly, nothing contained in this Amendment shall directly or indirectly in any way whatsoever either: (a) impair, prejudice or otherwise adversely affect the Administrative Agent’s or the Lenders’ right at any time to exercise any right, privilege or remedy in connection with the Loan Documents with respect to any Default or Event of Default, (b) except as provided herein, amend or alter any provision of the Credit Agreement, the other Loan Documents, or any other contract or instrument, or (c) constitute any course of dealing or other basis for altering any obligation of the Borrower or any right, privilege or remedy of the Administrative Agent or the Lenders under the Credit Agreement, the other Loan Documents, or any other contract or instrument. Nothing in this Amendment shall be construed to be a consent by the Administrative Agent or the Lenders to any Default or Event of Default. Each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or any other word or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby, and each reference in any other Loan Document to the Credit Agreement or any word or words of similar import shall be and mean a reference to the Credit Agreement as amended hereby.

Fourth Amendment to

SM Energy Company Seventh Amended and Restated Credit Agreement

Page - 7

9.3            Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Amendment by facsimile transmission or other electronic transmission (including .pdf) shall be as effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

9.4            Expenses. As provided in Section 12.03(a) of the Credit Agreement and subject to the limitations included therein, the Borrower hereby agrees to pay promptly (and in any event with five (5) Business Days) after written demand therefor all reasonable out-of-pocket expenses incurred by the Administrative Agent in connection with the negotiation, preparation, and execution of this Amendment and all related documents, including, without limitation, the reasonable and documented fees, charges, and disbursements of outside counsel.

9.5            Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

9.6            Severability. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

9.7            No Oral Agreement. This Amendment, the Credit Agreement and the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties hereto relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. This Amendment, the Credit Agreement and the other Loan Documents represent the final agreement among the parties hereto and thereto and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

9.8            Governing Law. This AMENDMENT (including, but not limited to, the validity and enforceability hereof) shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature Pages to Follow]

Fourth Amendment to

SM Energy Company Seventh Amended and Restated Credit Agreement

Page - 8

The parties hereto have caused this Amendment to be duly executed effective as of the date first written above.

BORROWER:	SM ENERGY COMPANY

	By:	/s/ A. Wade Pursell
	Name:	A. Wade Pursell
	Title:	Executive Vice President and Chief Financial Officer

 [Signature Page to Fourth Amendment to
Seventh Amended and Restated Credit Agreement – SM Energy Company]

AGENTS AND LENDERS:	WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent and Lender

	By:	/s/ Jonathan Herrick
	Name:	Jonathan Herrick
	Title:	Managing Director

 [Signature Page to Fourth Amendment to
Seventh Amended and Restated Credit Agreement – SM Energy Company]

BANK OF AMERICA, N.A.,
as Lender

By:	/s/ Kimberly Miller
Name:	Kimberly Miller
Title:	Director

 [Signature Page to Fourth Amendment to
Seventh Amended and Restated Credit Agreement – SM Energy Company]

JPMorgan Chase Bank, N.A.,
as Lender

By:	/s/ Cameron Strock
Name:	Cameron Strock
Title:	Authorized Officer

 [Signature Page to Fourth Amendment to
Seventh Amended and Restated Credit Agreement – SM Energy Company]

Capital One, National Association,
as Lender

By:	/s/ John Owen
Name:	John Owen
Title:	Vice President

 [Signature Page to Fourth Amendment to
Seventh Amended and Restated Credit Agreement – SM Energy Company]

CITIBANK, N.A.,
as a Lender

By:	/s/ Todd Mogil
Name:	Todd Mogil
Title:	Vice President

 [Signature Page to Fourth Amendment to
Seventh Amended and Restated Credit Agreement – SM Energy Company]

KEYBANK NATIONAL ASSOCIATION,
as Lender

By:	/s/ David Bornstein
Name:	David Bornstein
Title:	Senior Vice President

 [Signature Page to Fourth Amendment to
Seventh Amended and Restated Credit Agreement – SM Energy Company]

PNC BANK, NATIONAL ASSOCIATION,
as Lender

By:	/s/ Jonathan Littmann
Name:	Jonathan Littmann
Title:	Assistant Vice President

 [Signature Page to Fourth Amendment to
Seventh Amended and Restated Credit Agreement – SM Energy Company]

ROYAL BANK OF CANADA,
as Lender

By:	/s/ Kristan Spivey
Name:	Kristan Spivey
Title:	Authorized Signatory

 [Signature Page to Fourth Amendment to
Seventh Amended and Restated Credit Agreement – SM Energy Company]

THE BANK OF NOVA SCOTIA, HOUSTON BRANCH,
as Lender

By:	/s/ Sam Cutler
Name:	Sam Cutler
Title:	Director

 [Signature Page to Fourth Amendment to
Seventh Amended and Restated Credit Agreement – SM Energy Company]

THE TORONTO-DOMINION BANK, NEW YORK BRANCH
as a Lender

By:	/s/ Evans Swann
Name:	Evans Swann
Title:	Authorized Signatory

 [Signature Page to Fourth Amendment to
Seventh Amended and Restated Credit Agreement – SM Energy Company]

U.S. BANK NATIONAL ASSOCIATION,
as Lender

By:	/s/ John C. Lozano
Name:	John C. Lozano
Title:	Senior Vice President

 [Signature Page to Fourth Amendment to
Seventh Amended and Restated Credit Agreement – SM Energy Company]

BARCLAYS BANK PLC,
as a New Lender

By:	/s/ Sydney G. Dennis
Name:	Sydney G. Dennis
Title:	Director

 [Signature Page to Fourth Amendment to
Seventh Amended and Restated Credit Agreement – SM Energy Company]

MIZUHO BANK, LTD.,
as a New Lender

By:	/s/ Edward Sacks
Name:	Edward Sacks
Title:	Managing Director

 [Signature Page to Fourth Amendment to
Seventh Amended and Restated Credit Agreement – SM Energy Company]

TRUIST BANK,
as a New Lender

By:	/s/ Michael Harvey
Name:	Michael Harvey
Title:	Director

 [Signature Page to Fourth Amendment to
Seventh Amended and Restated Credit Agreement – SM Energy Company]

FIFTH THIRD BANK, NATIONAL ASSOCIATION,
as Lender

By:	/s/ Jonathan Lee
Name:	Jonathan Lee
Title:	Managing Director

 [Signature Page to Fourth Amendment to
Seventh Amended and Restated Credit Agreement – SM Energy Company]

BOKF, NA DBA BANK OF OKLAHOMA,
as Lender

By:	/s/ Guy Evangelista
Name:	Guy Evangelista
Title:	SVP, Manager

 [Signature Page to Fourth Amendment to
Seventh Amended and Restated Credit Agreement – SM Energy Company]

GOLDMAN SACHS BANK USA,
as Lender

By:	/s/ Dan Starr
Name:	Dan Starr
Title:	Authorized Signatory

 [Signature Page to Fourth Amendment to
Seventh Amended and Restated Credit Agreement – SM Energy Company]

COMERICA BANK,
as Lender

By:	/s/ William Goodrich
Name:	William Goodrich
Title:	Vice President

 [Signature Page to Fourth Amendment to
Seventh Amended and Restated Credit Agreement – SM Energy Company]

ANNEX A

[See attached]

Execution Version

Annex A to Fourth Amendment to Seventh Amended and Restated Credit Agreement

Deal CUSIP Number: 78454JAE5

Facility CUSIP Number: 78454JAF2

Seventh Amended And Restated Credit Agreement

dated as of

August 2, 2022

among

SM Energy Company,
as Borrower,

Wells Fargo Bank, National Association,
as Administrative Agent and Swingline Lender

Bank of America, N.A.
and
JPMorgan Chase Bank, N.A.,
as Co-Syndication Agents,

Capital One, National Association, Fifth Third Bank, National Association,
KeyBank National Association, PNC Bank, National Association,
Royal Bank of Canada, The Bank of Nova Scotia, Houston Branch
and
U.S. Bank National Association,
as Co-Documentation Agents,

the Issuing Banks Party Hereto

and

The Lenders Party Hereto

with

Wells Fargo Securities, LLC
as Joint Lead Arranger and
Sole Bookrunner
and
JPMorgan Chase Bank, N.A., BofA Securities, Inc., Capital One, National Association, Citibank, N.A., Fifth Third Bank, National Association,
KeyBanc Capital Markets Inc., PNC Capital Markets LLC, RBC Capital Markets,
The Bank of Nova Scotia, Houston Branch, TD Securities (USA) LLC,
U.S. Bank National Association, Barclays Bank PLC, Mizuho Bank, Ltd.
and
Truist Securities, Inc.,
as Joint Lead Arrangers

i

Annex I	List of Maximum Credit Amounts and Elected Revolving Commitments
Annex II	List of LC Issuance Limits

Exhibit A-1	Form of Note (Revolving Loans)
Exhibit A-2	Form of Note (Term Loans)
Exhibit B	Form of Compliance Certificate
Exhibit C	Security Instruments
Exhibit D	Form of Assignment and Assumption
Exhibit E	Form of Elected Revolving Commitment Increase Certificate
Exhibit F	Form of Additional Lender Certificate
Exhibit G	Reaffirmation Agreement
Exhibit H	[Reserved]
Exhibit I	Form of Tax Compliance Certificates

Schedule 1.01	Existing Letters of Credit
Schedule 7.05	Litigation
Schedule 7.14	Subsidiaries and Partnerships; Non-Material Subsidiaries
Schedule 7.20	Gas Imbalances
Schedule 7.21	Marketing of Production
Schedule 7.22	Swap Agreements
Schedule 9.02(b)	Existing Debt
Schedule 9.02(c)	Existing Fixed or Capital Assets Debt
Schedule 9.02(h)	Aggregate Outstanding Debt
Schedule 9.05(a)	Investments
Schedule 9.05(h)	Existing Investments (Non-Oil and Gas)

v

THIS SEVENTH AMENDED AND RESTATED CREDIT AGREEMENT dated as of August 2, 2022, is by and among SM ENERGY COMPANY, a corporation duly formed and existing under the laws of the State of Delaware (the “Borrower”); each of the Lenders from time to time party hereto; WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, by operation of law or as otherwise provided herein, the “Administrative Agent”), the Issuing Banks and the Swingline Lender; JPMORGAN CHASE BANK, N.A. and BANK OF AMERICA, N.A., as Co-Syndication Agents; and CAPITAL ONE, NATIONAL ASSOCIATION, FIFTH THIRD BANK, NATIONAL ASSOCIATION, KEYBANK NATIONAL ASSOCIATION, PNC BANK, NATIONAL ASSOCIATION, ROYAL BANK OF CANADA, THE BANK OF NOVA SCOTIA, HOUSTON BRANCH and U.S. BANK NATIONAL ASSOCIATION, as Co-Documentation Agents.

The parties hereto agree as follows:

RECITALS

(A)            The Borrower, the Administrative Agent named therein, the lenders party thereto and the other agents and parties referred to therein entered into that certain Credit Agreement dated as of January 27, 2003, which was amended and restated by that certain Amended and Restated Credit Agreement dated as of April 7, 2005, among the Borrower, the Administrative Agent named therein, the lenders party thereto and the other agents and parties referred to therein (as amended prior to the effectiveness of the Second Amended and Restated Credit Agreement referred to below, the “Amended and Restated Credit Agreement”).

(B)            The Amended and Restated Credit Agreement was amended and restated by that certain Second Amended and Restated Credit Agreement dated as of April 10, 2008, among the Borrower, the Administrative Agent named therein, the lenders party thereto and the other agents and parties referred to therein (as amended prior to the effectiveness of the Third Amended and Restated Credit Agreement referred to below, the “Second Amended and Restated Credit Agreement”).

(C)            The Second Amended and Restated Credit Agreement was amended and restated by that certain Third Amended and Restated Credit Agreement dated as of April 14, 2009, among the Borrower, the Administrative Agent named therein, the lenders party thereto and the other agents and parties referred to therein (as amended prior to the effectiveness of the Fourth Amended and Restated Credit Agreement referred to below, the “Third Amended and Restated Credit Agreement”).

(D)            The Third Amended and Restated Credit Agreement was amended and restated by that certain Fourth Amended and Restated Credit Agreement dated as of May 27, 2011, among the Borrower, the Administrative Agent, the lenders party thereto and the other agents and parties referred to therein (as amended prior to the effectiveness of the Fifth Amended and Restated Credit Agreement referred to below, the “Fourth Amended and Restated Credit Agreement”).

(E)            The Fourth Amended and Restated Credit Agreement was amended and restated by that certain Fifth Amended and Restated Credit Agreement dated as of April 12, 2013, among the Borrower, the Administrative Agent, the lenders party thereto and the other agents and parties referred to therein (as amended prior to the effectiveness of the Existing Credit Agreement referred to below, the “Fifth Amended and Restated Credit Agreement”).

(F)            The Fifth Amended and Restated Credit Agreement was amended and restated by that certain Sixth Amended and Restated Credit Agreement dated as of September 28, 2018, among the Borrower, the Administrative Agent, the lenders party thereto and the other agents and parties referred to therein (as amended, modified or supplemented prior to the Effective Date, the “Existing Credit Agreement”).

(G)            The Borrower, the Administrative Agent, the Lenders (as defined below) and the other agents and parties hereto desire to amend and restate the Existing Credit Agreement, such restatement to supplement and replace the Existing Credit Agreement without affecting the requirements thereof with respect to periods occurring, or measured by dates, prior to the Effective Date (as defined below).

In consideration of the mutual covenants and agreements herein contained and of the loans, extensions of credit and commitments hereinafter referred to, the parties hereto agree as follows, in doing so amending and restating in its entirety the Existing Credit Agreement effective as of the Effective Date without affecting the requirements of the Existing Credit Agreement existing, or measured by dates or periods, prior to the Effective Date, as more fully set forth herein.

Article I
Definitions and Accounting Matters

Section 1.01      Terms Defined Above. As used in this Agreement (as defined below), each capitalized term defined above has the meaning indicated above.

Section 1.02      Certain Defined Terms. As used in this Agreement, the following capitalized terms have the meanings specified below:

“2026 Senior Notes” means those certain unsecured 6.75% Senior Notes due September 15, 2026 issued by the Borrower in the original aggregate principal amount of $500,000,000.

“2027 Senior Notes” means those certain unsecured 6.625% Senior Notes due January 15, 2027 issued by the Borrower in the original aggregate principal amount of $500,000,000.

“2028 Senior Notes” means those certain unsecured 6.50% Senior Notes due July 15, 2028 issued by the Borrower in the original aggregate principal amount of $400,000,000.

“2029 Senior Notes” means those certain unsecured 6.75% Senior Notes due August 1, 2029 issued by the Borrower in the original aggregate principal amount of $750,000,000.

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Account Control Agreement” means a control agreement, in form and substance reasonably satisfactory to the Administrative Agent, which grants the Administrative Agent “control” as defined in the Uniform Commercial Code in effect in the applicable jurisdiction over any Deposit Account, Securities Account or Commodity Account maintained by any Loan Party, in each case, among the Administrative Agent, the applicable Loan Party and the applicable financial institution at which such Deposit Account, Securities Account or Commodity Account is maintained.

“Acquired Debt” means Debt of a Person or Debt attaching to the Property of a Person that, in either case, becomes a Restricted Subsidiary (or is a Restricted Subsidiary that survives a merger with such Person or any of its Subsidiaries) or Debt attaching to the Property that are acquired by the Borrower or any Restricted Subsidiary, in each case pursuant to a transaction permitted under this Agreement; provided that such Debt existed at the time such Person became a Restricted Subsidiary or at the time such assets were acquired and, in each case, was not created in anticipation thereof.

“Additional Revolving Lender” has the meaning assigned to such term in Section 2.06(c)(i).

“Additional Revolving Lender Certificate” has the meaning assigned to such term in Section 2.06(c)(ii)(F).

“Additional Term Lender” has the meaning assigned to such term in Section 2.13(c).

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affected Loans” has the meaning assigned to such term in Section 3.03(b).

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Elected Revolving Commitment Amounts” at any time means the sum of the Elected Revolving Commitments, as the same may be increased, reduced or terminated pursuant to Section 2.06. As of the Fourth Amendment Effective Date, the Aggregate Elected Revolving Commitment Amounts are $2,500,000,000.00.

“Aggregate Maximum Credit Amounts” at any time means the sum of the Maximum Credit Amounts, as the same may be reduced or terminated pursuant to Section 2.06. As of the Fourth Amendment Effective Date, the Aggregate Maximum Credit Amounts are $5,000,000,000.00.

“Aggregate Revolving Credit Exposures” means at any time the aggregate amount of the Revolving Credit Exposures of all of the Revolving Lenders.

“Agreement” means this Seventh Amended and Restated Credit Agreement, as the same may from time to time be amended, modified, supplemented or restated.

“Alternate Base Rate” means, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1%, and (c) Term SOFR for a one-month Interest Period beginning on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus one percent (1.00%); provided that, clause (c) of this definition shall not be applicable during any period in which Term SOFR is unavailable or unascertainable. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, Federal Funds Effective Rate or Term SOFR, respectively. For the avoidance of doubt, if the Alternate Base Rate shall be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.

“Anti-Corruption Laws” means all laws, rules, and regulations of the United States of America that are applicable to Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Margin” means, for any day, with respect to:

(a)            any ABR Revolving Loan or SOFR Revolving Loan or any Swingline Loan, or with respect to the commitment fee rate set forth in the grid below for any commitment fees payable hereunder (the “Commitment Fee Rate”), as the case may be, the rate per annum set forth in the Total Revolving Commitments Utilization Grid below based upon the Total Revolving Commitments Utilization Percentage then in effect:

Total Revolving Commitments Utilization Grid
Total Revolving Commitments Utilization Percentage	<25%	>25% but <50%	>50% but <75%	>75% but <90%	>90%
SOFR Revolving Loans	1.750%	2.000%	2.250%	2.500%	2.750%
ABR Revolving Loans or Swingline Loans	0.750%	1.000%	1.250%	1.500%	1.750%
Commitment Fee Rate	0.375%	0.375%	0.500%	0.500%	0.500%

Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change, provided, however, that if at any time the Borrower fails to deliver a Reserve Report pursuant to Section 8.12(a), then until such time as the Reserve Report is delivered the “Applicable Margin” means the rate per annum set forth on the grid above when the Total Revolving Commitments Utilization Percentage is at its highest level; and

(b)            any Term Loan, the rate per annum set forth in the applicable Term Loan Amendment.

“Applicable Maturity Date” means, when used in reference to any Loan, the Maturity Date applicable to such Loan.

“Applicable Revolving Percentage” means, with respect to any Revolving Lender, the percentage of the Aggregate Elected Revolving Commitment Amounts represented by such Revolving Lender’s Elected Revolving Commitment as of the Fourth Amendment Effective Date, as such percentage is set forth on Annex I (as may be (a) modified from time to time pursuant to Section 2.06 and (b) modified from time to time pursuant to assignments by or to such Lender pursuant to Section 12.04(b)).

“Approved Counterparty” means (a) any Lender or any Affiliate of a Lender and (b) any other Person if such Person or its credit support provider with respect to its Swap Agreements with the Loan Parties whose long term senior unsecured debt rating is BBB+/Baa1 by S&P or Moody’s (or their equivalent) or higher.

“Approved Fund” means an Approved Revolving Fund or an Approved Term Fund, or both, as the context may require.

“Approved Petroleum Engineers” means (a) Netherland, Sewell & Associates, Inc., (b) Ryder Scott Company Petroleum Consultants, L.P. and (c) any other independent petroleum engineers reasonably acceptable to the Administrative Agent.

“Approved Revolving Fund” means any Person (other than a natural person (or holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person)) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Revolving Lender, (b) an Affiliate of a Revolving Lender or (c) an entity or an Affiliate of an entity that administers or manages a Revolving Lender.

“Approved Term Fund” means any Person (other than a natural person (or holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person)) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Term Lender, (b) an Affiliate of a Term Lender or (c) an entity or an Affiliate of an entity that administers or manages a Term Lender.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 12.04(b)), and accepted by the Administrative Agent, in the form of Exhibit D or any other form approved by the Administrative Agent.

“Availability Period” means the period from and including the Effective Date to but excluding the Termination Date.

“Available Borrowing Base” means, at any time, the Borrowing Base then in effect minus the Total Term Loan Exposures at such time minus the aggregate principal amount of all Permitted Pari Term Loan Debt outstanding at such time.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 3.03(c)(iv).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank Price Deck” shall mean the Administrative Agent’s forward curve for each of oil, natural gas and other Hydrocarbons, as applicable, furnished to the Borrower by the Administrative Agent from time to time and consistent with the bank price deck used at such time by the Administrative Agent with respect to similar oil and gas reserve-based credits for similarly situated borrowers.

“Bank Products” means any of the following bank services: (a) commercial and corporate credit cards, including purchase cards, (b) stored value cards, and (c) treasury management services (including, without limitation, sweep, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

“Bank Products Provider” means any Revolving Lender or Affiliate of a Revolving Lender that provides Bank Products to the Borrower or any Restricted Subsidiary.

“Base Rate Term SOFR Determination Day” has the meaning assigned to such term in the definition of “Term SOFR”.

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.03(c)(i).

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for dollar-denominated syndicated credit facilities and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities.

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the then-current Benchmark:

(a)            in the case of clause (a) or clause (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b)            in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative or non-compliant with or non-aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided that such non-representativeness, non-compliance or non-alignment will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or clause (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)            a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)            a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c)            a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than ninety (90) days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.03(c)(i) and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.03(c)(i).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership of a Loan Party required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America or any successor Governmental Authority.

“Borrowing” means (a) Loans of the same Type and Class, made, converted or continued on the same date and, in the case of SOFR Loans, as to which a single Interest Period is in effect or (b) a Swingline Loan.

“Borrowing Base” means at any time an amount equal to the amount determined in accordance with Section 2.07, as the same may be adjusted from time to time pursuant to Section 8.13(c), Section 9.02(i), or Section 9.12.

“Borrowing Base Deficiency” means, at any time, the amount by which (a) (i) the Aggregate Revolving Credit Exposures at such time plus (ii) the Total Term Loan Exposures at such time (if any) plus (iii) the aggregate principal amount of Permitted Pari Term Loan Debt outstanding at such time (if any) exceeds (b) the Borrowing Base then in effect.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03.

“Bridge Facility” means a customary “bridge” loan facility incurred by Borrower to finance the direct or indirect acquisition of Oil and Gas Properties permitted hereunder which, (a) has a scheduled maturity date not later than 365 days from the date of incurrence and (b) would automatically be converted into extended bridge loans with a stated maturity date that is no earlier than one hundred eighty (180) days after the Stated Maturity Date in effect at the time of such conversion; provided that such automatic conversion may be subject to customary conditions (including no payment or bankruptcy event of default).

“Business Day” means any day that (a) is not a Saturday, Sunday or other day on which the NYFRB is closed and (b) is not a day on which commercial banks in New York, New York; Charlotte, North Carolina; Denver, Colorado; or Houston, Texas are authorized or required by law to remain closed.

“Call Spread Counterparties” means one or more financial institutions selected by the Borrower.

“Capital Leases” means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, recorded as capital leases on the balance sheet of the Person liable (whether contingent or otherwise) for the payment of rent thereunder.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the Issuing Banks or Lenders, as collateral for LC Exposure or obligations of Lenders to fund participations in respect of LC Disbursements, cash or deposit account balances or, if the Administrative Agent and the applicable Issuing Bank shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and such Issuing Bank. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Casualty Event” means any uninsured loss, uninsured casualty or other uninsured damage to, or any nationalization, taking under power of eminent domain or by condemnation or similar proceeding of, any Property of any Loan Party having a fair market value in excess of $100,000,000.

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof), of Equity Interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower, (b) the occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated or appointed by the board of directors of the Borrower or approved by the board of directors of the Borrower for consideration by shareholders for election nor (ii) appointed or elected by directors so nominated, appointed or approved or (c) the occurrence of a “change in control” or similar event with respect to any Permitted Pari Term Loan Debt or any Permitted Refinancing Debt in respect thereof.

“Change in Law” means (a) the adoption or taking effect of any law, rule, regulation or treaty after the Effective Date, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority after the Effective Date or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Effective Date; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Civitas” means Civitas Resources, Inc., a Delaware corporation that merged with and into the Borrower on the Fourth Amendment Effective Date pursuant to the Civitas Acquisition Agreement.

“Civitas 2026 Senior Notes” means those certain unsecured 5.000% Senior Notes due 2026 issued by Civitas in the original aggregate principal amount of $400,000,000.

“Civitas 2028 Senior Notes” means those certain unsecured 8.375% Senior Notes due 2028 issued by Civitas in the original aggregate principal amount of $1,350,000,000.

“Civitas 2030 Senior Notes” means those certain unsecured 8.625% Senior Notes due 2030 issued by Civitas in the original aggregate principal amount of $1,000,000,000.

“Civitas 2031 Senior Notes” means those certain unsecured 8.750% Senior Notes due 2031 issued by Civitas in the original aggregate principal amount of $1,350,000,000.

“Civitas 2033 Senior Notes” means those certain unsecured 9.625% Senior Notes due 2033 issued by Civitas in the original aggregate principal amount of $750,000,000.

“Civitas Acquired Assets” means the Oil and Gas Properties of Civitas (immediately prior to the Civitas Acquisition) and its Subsidiaries indirectly acquired by the Borrower in connection with the Civitas Acquisition.

“Civitas Acquisition” means the acquisition of Civitas and its Subsidiaries by the Borrower pursuant to the Civitas Acquisition Agreement.

“Civitas Acquisition Agreement” means that certain Agreement and Plan of Merger dated as of November 2, 2025 among the Borrower, Civitas and Cars Merger Sub, Inc., a Delaware corporation, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Civitas Acquisition Documents” means the Civitas Acquisition Agreement and all material side letters and each other material agreement and instrument executed and delivered in connection with the Civitas Acquisition.

“Civitas Acquisition Additional Indebtedness” means the Debt outstanding as of the Fourth Amendment Effective Date under the (a) Civitas 2026 Senior Notes, (b) Civitas 2028 Senior Notes, (c) Civitas 2030 Senior Notes, (d) Civitas 2031 Senior Notes and (e) Civitas 2033 Senior Notes.

“Class” (a) when used with respect to any Lender, refers to whether such Lender has a Loan or Commitment with respect to a particular Class of Loans or Commitments, (b) when used with respect to Commitments, refers to whether such Commitments are Elected Revolving Commitments or Term Commitments and (c) when used with respect to Loans, refers to whether such Loans are Revolving Loans, Term Loans of a given Term Loan Facility, or Extended Term Loans of a given Term Loan Extension Series. Loans that are not fungible for United States federal income tax purposes shall be construed to be in different Classes or tranches. Commitments that, if and when drawn in the form of Loans, would yield Loans that are construed to be in different Classes or tranches pursuant to the immediately preceding sentence shall be construed to be in different Classes or tranches of Commitments corresponding to such Loans. There shall be no more than an aggregate of three Classes of Term Loan Facilities under this Agreement.

“CLO” means any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute (except as otherwise provided herein).

“Commitment” means, with respect to any Lender, such Lender’s Term Commitment or Elected Revolving Commitment, as applicable. The total Commitment is the aggregate amount of the Commitments of all Lenders.

“Commitment Fee Rate” has the meaning set forth in the definition of “Applicable Margin”.

“Commodity Account” shall have the meaning set forth in Article 9 of the UCC.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute, and any regulations promulgated thereunder.

“Communication” means any Loan Document and any document, amendment, approval, consent, information, notice, certificate, report, statement, disclosure, certification or authorization related to any Loan Document.

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate”, the definition of “Business Day”, the definition of “U.S. Government Securities Business Day”, the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 5.02 and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Consolidated Net Income” means with respect to the Borrower and the Consolidated Restricted Subsidiaries, for any period, the aggregate of the net income (or loss) of the Borrower and the Consolidated Restricted Subsidiaries after allowances for taxes for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein) the following: (a) the net income (or loss) of any Person in which the Borrower or any Consolidated Restricted Subsidiary has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of the Borrower and the Consolidated Restricted Subsidiaries in accordance with GAAP) or of any Unrestricted Subsidiary, except to the extent of the amount of dividends, interest payments or distributions actually paid in cash during such period by such other Person or such Unrestricted Subsidiary to the Borrower or to a Consolidated Restricted Subsidiary, as the case may be; (b) the net income (but not loss) during such period of any Consolidated Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions or transfers or loans by that Consolidated Restricted Subsidiary is not at the time permitted by operation of the terms of its charter or any agreement, instrument or Governmental Requirement applicable to such Consolidated Restricted Subsidiary or is otherwise restricted or prohibited, in each case determined in accordance with GAAP; (c) any non-cash gains or losses during such period; (d) any gains or losses attributable to writeups or writedowns of assets, including impairments of oil and gas properties; (e) mark-to-market adjustments related to the utilization of derivative instruments; (f) changes in the liability associated with the future payments of amounts under the Net Profits Interest Bonus Plan; (g) any gain or loss realized upon the sale or other disposition of any Property (including pursuant to any sale/leaseback transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Equity Interests of any Person; (h) any extraordinary or nonrecurring gains or losses, together with any related provision for taxes on such gains or losses and all related fees and expenses; (i) the cumulative effect of a change in accounting principles; (j) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued); and (k) all deferred financing costs written off, and premiums paid, in connection with any early extinguishment of Indebtedness.

“Consolidated Net Tangible Assets” means the total assets of the Borrower and its Consolidated Restricted Subsidiaries as of the most recent fiscal quarter end for which financial statements have been delivered or are required to have been delivered pursuant to Section 8.01, minus all current liabilities (excluding the current portion of any long-term debt) of the Borrower and its Consolidated Restricted Subsidiaries reflected on such financial statements and minus total goodwill and other intangible assets of the Borrower and its Consolidated Restricted Subsidiaries reflected on such financial statements, all calculated on a consolidated basis in accordance with GAAP.

“Consolidated Restricted Subsidiaries” means the Restricted Subsidiaries that are Consolidated Subsidiaries.

“Consolidated Subsidiaries” means each Subsidiary of the Borrower (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of the Borrower in accordance with GAAP.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Convertible Notes” means any senior unsecured Debt securities (whether registered or privately placed) issued by the Borrower which are convertible into Equity Interests of the Borrower (other than Disqualified Capital Stock) incurred in compliance with the terms of this Agreement, including Section 9.02, pursuant to a Convertible Notes Indenture.

“Convertible Notes Indenture” means any indenture among the Borrower, as issuer, the subsidiary guarantors (if any) party thereto from time to time and the trustee named therein, pursuant to which any Convertible Notes are issued.

“Debt” means, for any Person, the sum of the following (without duplication):

(a)            all obligations of such Person for borrowed money or evidenced by bonds, bankers’ acceptances, debentures, notes or other similar instruments;

(b)            all obligations of such Person (whether contingent or otherwise) in respect of letters of credit;

(c)            all obligations of such Person to pay the deferred purchase price of Property or services (excluding accounts payable incurred in the ordinary course of business which are not greater than one hundred twenty (120) days past the date of invoice or which are being contested in good faith by appropriate action, if required, and for which adequate reserves have been maintained in accordance with GAAP);

(d)            all obligations under Capital Leases;

(e)            all obligations under Synthetic Leases;

(f)             all Debt (as defined in the other clauses of this definition) of others secured by a Lien on any Property of such Person, whether or not such Debt is assumed by such Person (the amount of such indebtedness being deemed to be the lesser of the fair market value of such Property or the principal amount of such Debt);

(g)            all Debt (as defined in the other clauses of this definition) of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the Debt (howsoever such assurance shall be made) to the extent of the lesser of the amount of such Debt and the maximum stated amount of such guarantee or assurance against loss;

(h)            all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the Debt or Property of others for the purpose of assuring a creditor against loss of a Debt;

(i)             obligations to deliver commodities, goods or services, including, without limitation, Hydrocarbons, in consideration of one or more advance payments (not including substantially contemporaneous payments), other than in the ordinary course of business;

(j)             any Debt (as defined in the other clauses of this definition) of a partnership for which such Person is liable either by agreement, by operation of law or by a Governmental Requirement but only to the extent of such liability;

(k)            Disqualified Capital Stock; and

(l)             the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment.

The Debt of any Person shall include all obligations of such Person of the character described above to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is not included as a liability of such Person under GAAP; provided, however, the contingent obligations of Borrower or any Subsidiary of Borrower pursuant to any purchase and sale agreement, stock purchase agreement, merger agreement or similar agreement shall not constitute “Debt” within this definition so long as none of same contains an obligation to pay money over time. It is hereby understood and agreed that in calculating the amount of Debt in respect of borrowed money, the effect of FASB ASC 815-10 shall be disregarded.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means, subject to Section 2.11(b), any Lender (a) which has defaulted in its obligation to fund Loans hereunder within two Business Days after the date required to be funded by it hereunder, (b) which has failed to fund any portion of its participations in LC Disbursements or participations in Swingline Loans required to be funded by it hereunder within two Business Days after the date required to be funded by it hereunder, (c) which has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, (d) which has notified the Administrative Agent, the Borrower, the Issuing Bank or the Swingline Lender, or has stated publicly, that such Lender will not comply with all or any of its funding obligations under this Agreement, (e) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (e) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (f) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become subject to a Bail-In Action; provided that (x) a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority or an instrumentality thereof, (y) the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator with respect to a Lender or Person under the Dutch Financial Supervision Act 2007 (as amended from time to time and including any successor legislation) shall not be deemed an event described in clause (f) hereof so long as, in the case of each of clauses (x) and (y), such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender and (z) no Term Lender shall be a Defaulting Lender solely as a result of the circumstances referred to in clause (f) of this definition at any time that is has outstanding Term Loans. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under one or more of clauses (a) through (f) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.11(b)) upon delivery of written notice of such determination to the Borrower, each Issuing Bank, the Swingline Lender and each Lender.

“Deposit Account” shall have the meaning set forth in Article 9 of the UCC.

“Disqualified Capital Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures or is mandatorily redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is convertible or exchangeable for Debt or redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock) at the option of the holder thereof, in whole or in part, on or prior to the date that is one year after the earlier of (a) the Latest Maturity Date and (b) the date on which there are no Loans, LC Exposure or other obligations hereunder outstanding and all of the Elected Revolving Commitments are terminated; provided that (i) any Equity Interests that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof (or the holders of any security into which such Equity Interest is convertible or for which such Equity Interest is exchangeable) the right to require the issuer thereof to redeem such Equity Interests upon the occurrence of any change of control or any asset sale offer occurring prior to the date that is one year after the Latest Maturity Date at the time of issuance of such Equity Interests shall not constitute Disqualified Capital Stock if such Equity Interest provides that the issuer thereof will not redeem any such Equity Interest pursuant to such provisions prior to the date on which there are no Loans, LC Exposure or other obligations hereunder outstanding and all of the Elected Revolving Commitments are terminated and (ii) any Equity Interests that are issued to any employee or to any plan for the benefit of employees of the issuer thereof or by any such plan to such employees shall not constitute Disqualified Capital Stock solely because such Equity Interests may be required to be repurchased by the issuer thereof as a result of such employee's termination, death or disability.

“dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means any Restricted Subsidiary that is organized under the laws of any jurisdiction within the United States.

“EBITDAX” means, for any period, the sum of Consolidated Net Income for such period plus (a) without duplication, the following expenses or charges to the extent (other than in the case of clauses (a)(v) and (a)(vi) below) deducted (and not added back) in determining Consolidated Net Income in such period: (i) interest, (ii) income taxes, (iii) depreciation, depletion, amortization, exploration, non-cash abandonment, non-cash impairment charges and other non-cash charges, (iv) transaction costs, expenses and charges with respect to (A) this Agreement and the other Loan Documents (including any amendment, waiver, consent or other modification thereof or related thereto) and (B) any acquisition, disposition, Investment or the incurrence, issuance, repayment, refinancing, amendment, restructuring or other modification of Debt or issuance of Equity Interests incurred in such period, including in respect of any of the foregoing undertaken but not completed, (v) at the option of the Borrower, the amount of any restructuring charges or reserves, severance costs, costs relating to operating expense reductions, facilities closing, consolidations and integration costs and (vi) at the option of the Borrower, the amount of “run rate” net cost savings, operating expense reductions and synergies (excluding revenue synergies) in connection with, as a result of, or related to, any operational change, consolidation, acquisition, merger or other permitted Investment projected by the Borrower in good faith to be realized as a result of specified actions taken (which cost savings or synergies shall be calculated on a pro forma basis as though such cost savings, operating expense reductions or synergies had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (A) such cost savings, operating expense reductions or synergies are factually supportable and reasonably identified in writing to the Administrative Agent together with the delivery of a certificate pursuant to Section 8.01(c) and (B) the Borrower reasonably expects to realize such savings, operating expense reductions or synergies within 12 months after the date of such action (it is understood and agreed that “run rate” means the full recurring benefit for a period that is associated with any action taken, committed to be taken, or expected to be taken, net of the amount of actual benefits realized during such period from such actions), minus (b) all noncash income added to Consolidated Net Income; provided that the amount that may be added back to EBITDAX pursuant to clauses (a)(v) and (a)(vi) above shall not in the aggregate exceed fifteen percent (15%) of EBITDAX (prior to giving effect to such addbacks) for any Rolling Period. Noncash charges include mark-to-market adjustments related to the utilization of derivative instruments and changes in the liability associated with the future payments of amounts under the Net Profits Interest Bonus Plan. EBITDAX for any Rolling Period (x) shall be adjusted on a pro forma basis for Material Dispositions (without duplication of any netting of acquisitions of Property pursuant to the definition thereof) of Oil and Gas Properties (net of Material Acquisitions of Oil and Gas Properties during any such Rolling Period) and (y) may, at the option of the Borrower, be adjusted on a pro forma basis for Material Acquisitions of Oil and Gas Properties (net of Material Dispositions (without duplication of any netting of acquisitions of Property pursuant to the definition thereof) of Oil and Gas Properties during any such Rolling Period), in each case of the foregoing clauses (x) and (y), as if such Material Acquisitions or Material Dispositions, if any, had occurred on the first day of such Rolling Period.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which the conditions specified in Section 6.01 are satisfied (or waived in accordance with Section 12.02).

“Elected Revolving Commitment” means, with respect to each Revolving Lender, the commitment of such Revolving Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Revolving Lender’s Revolving Credit Exposure hereunder, as such “Elected Revolving Commitment” may be (a) modified from time to time pursuant to Section 2.06 and (b) modified from time to time pursuant to assignments by or to such Lender pursuant to Section 12.04(b). The amount representing each Revolving Lender’s Elected Revolving Commitment shall at any time be such Revolving Lender’s Applicable Revolving Percentage of the Aggregate Elected Revolving Commitment Amounts. The amount of each Revolving Lender’s Elected Revolving Commitment is set forth opposite such Revolving Lender’s name on Annex I under the caption “Elected Revolving Commitment.”

“Elected Revolving Commitment Increase Certificate” has the meaning assigned to such term in Section 2.06(c)(ii)(E).

“Election Notice” has the meaning assigned to such term in Section 3.04(c)(ii).

“Electrical Swap Agreements” means one or more Swap Agreements with respect to the price of electricity, including congestion.

“Electronic Record” has the meaning assigned to that term in, and shall be interpreted in accordance with, 15 U.S.C. 7006.

“Electronic Signature” has the meaning assigned to that term in, and shall be interpreted in accordance with, 15 U.S.C. 7006.

“Engineering Reports” has the meaning assigned to such term in Section 2.07(c)(i).

“Environmental Laws” means any and all Governmental Requirements pertaining in any way to pollution, health, safety, the environment or the preservation or reclamation of natural resources, in effect in any and all jurisdictions in which the Borrower or any Subsidiary is conducting or at any time has conducted business, or where any Property of the Borrower or any Subsidiary is located, including without limitation, the Oil Pollution Act of 1990 (“OPA”), as amended, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 (“CERCLA”), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 (“RCRA”), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and other environmental conservation or protection Governmental Requirements. For purposes of this definition, Section 7.06 and Section 8.10, the term “oil” shall have the meaning specified in OPA, the terms “hazardous substance” and “release” (or “threatened release”) have the meanings specified in CERCLA, the terms “solid waste” and “disposal” (or “disposed”) have the meanings specified in RCRA and the term “oil and gas waste” shall have the meaning specified in Section 91.1011 of the Texas Natural Resources Code (“Section 91.1011”); provided, however, that (a) in the event any of OPA, CERCLA, RCRA or Section 91.1011 is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and (b) to the extent the laws of the state or other jurisdiction in which any Property of the Borrower or any Subsidiary is located establish a meaning for “oil,” “hazardous substance,” “release,” “solid waste,” “disposal” or “oil and gas waste” which is broader than that specified in either OPA, CERCLA, RCRA or Section 91.1011, such broader meaning shall apply.

“Equity Interests” means shares of capital stock, partnership interests, joint venture interest or interests in comparable entities, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as well as the rules and regulations promulgated thereunder.

“ERISA Affiliate” means each trade or business (whether or not incorporated) which together with the Borrower or a Restricted Subsidiary would be deemed to be a “single employer” within the meaning of section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of section 414 of the Code.

“ERISA Event” means (a) a “reportable event” described in section 4043(c) of ERISA and the regulations issued thereunder, other than those events as to which the 30-day notice period referred to in Section 4043(c) of ERISA have been waived, (b) any failure by any Plan to satisfy the Pension Funding Rules applicable to such Plan, whether or not waived, (c) the withdrawal of the Borrower, a Subsidiary or any ERISA Affiliate from a Plan during a plan year in which it was a “substantial employer” as defined in section 4001(a)(2) of ERISA, (d) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under section 4041 of ERISA, (e) the institution of proceedings to terminate a Plan by the PBGC, (f) any other event or condition which might constitute grounds under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or (g) the occurrence of any material non-exempt “prohibited transaction,” as defined in Section 406 of ERISA or Section 4975 of the Code, with respect to any Plan.

“Erroneous Payment” has the meaning assigned to such term in Section 11.12(a).

“Erroneous Payment Deficiency Assignment” has the meaning assigned to such term in Section 11.12(d).

“Erroneous Payment Impacted Class” has the meaning assigned to such term in Section 11.12(d).

“Erroneous Payment Return Deficiency” has the meaning assigned to such term in Section 11.12(d).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning assigned to such term in Section 10.01.

“Excepted Liens” means: (a) Liens for Taxes, assessments or other governmental charges or levies which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (b) Liens in connection with workers’ compensation, unemployment insurance or other social security, old age pension or public liability obligations or similar legislation, and deposits securing liabilities to insurance carriers under insurance arrangements in respect of such obligations, in each case, in the ordinary course of business and which (i) are not delinquent for more than thirty (30) days and no action to enforce such Lien has been commenced or (ii) which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (c) landlord’s liens, operators’, vendors’, carriers’, warehousemen’s, repairmen’s, mechanics’, suppliers’, workers’, materialmen’s, construction or other like Liens arising in the ordinary course of business or incident to the exploration, development, operation and maintenance of Oil and Gas Properties each of which is in respect of obligations (i) that are not delinquent for more than thirty (30) days and no action to enforce such Lien has been commenced or (ii) which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (d) contractual Liens that arise in the ordinary course of business under operating agreements, joint venture agreements, oil and gas partnership agreements, oil and gas leases, farm-out agreements, farm-in agreements, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, overriding royalty agreements, marketing agreements, processing agreements, net profits agreements, development agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements, and other agreements which are usual and customary in the oil and gas business and are for claims which (i) are not delinquent for more than thirty (30) days and no action to enforce such Lien has been commenced or (ii) which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP, provided that any such Lien referred to in this clause does not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by the Borrower or any Subsidiary or materially impair the value of such Property subject thereto; (e) Liens arising solely by virtue of any statutory, customary contractual or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a creditor depository institution, provided that no such deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Board and no such deposit account is intended by Borrower or any of its Subsidiaries to provide collateral to the depository institution; (f) Liens on cash or securities pledged to secure performance of tenders, surety and appeal bonds, government contracts, performance and return of money bonds, bids, trade contracts, leases, statutory obligations, regulatory obligations and other obligations of a like nature incurred in the ordinary course of business; (g) Liens on existing and future cash, U.S. government securities, and letters of credit securing or supporting Swap Agreements permitted pursuant to Section 9.17; (h) judgment and attachment Liens not giving rise to an Event of Default, provided that any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired and no action to enforce such Lien has been commenced; (i) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases (including Synthetic Leases) entered into by the Borrower and the Subsidiaries in the ordinary course of business covering only the Property under lease; (j) zoning and land use requirements and other title defects in any Property of any Loan Party, that in each case do not secure Debt and that in the aggregate do not materially impair the use of such Property for the purposes of which such Property is held by any Loan Party or materially impair the value of such Property subject thereto; (k) titles and interests of lessors (including sub-lessors) of Property leased by such lessors to Borrower or any Subsidiary, restrictions and prohibitions on encumbrances and transferability with respect to such Property and any Loan Party’s interests therein imposed by such leases, and Liens and encumbrances encumbering such lessors’ titles and interests in such Property and to which any Loan party’s leasehold interests may be subject or subordinate, in each case, whether or not evidenced by UCC financing statement filings or other documents of record; provided that such Liens do not encumber Property of the Borrower or any Restricted Subsidiary other than the Property that is the subject of such lease or license; (l) encumbrances consisting of deed restrictions, zoning restrictions, and other similar restrictions on the use of Oil and Gas Properties, none of which, in the aggregate, materially impairs the use of such property by the Borrower or any Restricted Subsidiary in the operation of its business or materially detracts from the value of such properties, and none of which, in the aggregate, is or shall be violated in any material respect by existing proposed operations; (m) Liens on cash earnest money deposited pursuant to the terms of a binding and enforceable purchase and sale agreement with a third party that is not an Affiliate of the Borrower or any Restricted Subsidiary to acquire, in a transaction permitted by this Agreement, assets used in, or Persons engaged in, the Oil and Gas Business; provided that such agreement contains customary provisions regarding the payment and refunding of such deposits; (n) Liens arising from precautionary Uniform Commercial Code financing statement filings; (o) non-exclusive licenses of intellectual property, none of which, in the aggregate, materially impair the operation of the business of the Borrower or any Restricted Subsidiary; and (p) Liens on cash collateral deposited into any escrow account pursuant to customary escrow arrangements but only to the extent (i) such cash collateral represents proceeds of Debt permitted to be incurred hereunder and incurred for the purpose of funding an acquisition permitted hereunder for which a binding acquisition agreement or letter of intent with an unaffiliated third party has been entered into by the Borrower or a Restricted Subsidiary and additional amounts to pay accrued interest on and redemption premiums payable on such Debt, and (ii) such cash collateral is released only to fund such acquisition and related costs, and in the event such acquisition is not effected, to repay such Debt, accrued interest thereon and premium amounts, if any, on such Debt; provided, further that (i) Liens described in clauses (a) through (e) shall remain “Excepted Liens” only for so long as no action to enforce such Lien has been commenced and no intention to subordinate the first priority Lien granted in favor of the Administrative Agent and the Lenders is to be hereby implied or expressed by the permitted existence of such Excepted Liens and (ii) except for “Excepted Liens” under clause (p), the term “Excepted Liens” shall not include any Lien securing Debt for borrowed money other than the Indebtedness.

“Excess Cash” has the meaning set forth in Section 3.04(e).

“Excluded Account” has the meaning assigned to such term in the Security Agreement.

“Excluded Foreign Subsidiary” means any Foreign Subsidiary in respect of which either the (a) pledge of all of the Equity Interests of such Subsidiary as collateral or (b) guaranteeing by such Subsidiary of the Indebtedness, would, in the good faith judgment of the Borrower, result in adverse tax consequences to the Borrower.

“Excluded Swap Obligations” means, with respect to the Borrower or any Guarantor, any Indebtedness in respect of any Swap Agreement if, and to the extent that, all or a portion of the guarantee of the Borrower or of such Guarantor of, or the grant by the Borrower or such Guarantor of a security interest to secure, such Indebtedness in respect of any Swap Agreement (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of the Borrower’s or of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time of such guarantee of the Borrower or of such Guarantor or the grant of such security interest becomes effective with respect to such Indebtedness in respect of any Swap Agreement. If any Indebtedness in respect of any Swap Agreement arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Indebtedness that is attributable to any swaps (including individual transactions), and the related confirmations under any such master agreement for which such guarantee or security interest is or becomes illegal.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower or any Guarantor hereunder or under any other Loan Document, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America or such other jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower or any Guarantor is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 5.05), any United States withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts with respect to such withholding tax pursuant to Section 5.03(a) or Section 5.03(c), (d) any United States withholding tax imposed under FATCA, or (e) any withholding tax that is attributable to such Foreign Lender’s failure to comply with Section 5.03(f).

“Executive Order” has the meaning assigned to such term in Section 7.23.

“Existing Civitas Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of November 1, 2021, by and among Civitas, as borrower, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent, as the same was amended, restated, amended and restated or otherwise modified prior to the Fourth Amendment Effective Date.

“Existing Civitas Letter of Credit” means that certain irrevocable standby letter of credit (reference number NUSCGS032820) issued by JPMorgan Chase Bank, N.A. for the benefit of Saddlehorn Pipeline Company, LLC in the amount of $2,100,000.00.

“Existing Civitas Swap Agreements” means any Swap Agreement with the Borrower or any Restricted Subsidiary (including Civitas and any of its Subsidiaries acquired in connection with the Civitas Acquisition) in existence on the Fourth Amendment Effective Date that constituted a “Secured Swap Agreement” under and as defined in the Existing Civitas Credit Agreement immediately prior to the consummation of the Civitas Acquisition and the termination of the Existing Civitas Credit Agreement and to which a Lender or an Affiliate of a Lender is a party.

“Existing Senior Notes” means, collectively, the (a) 2026 Senior Notes, (b) 2027 Senior Notes, (c) 2028 Senior Notes and (d) the Civitas Acquisition Additional Indebtedness.

“Extended Term Loan Facility” means any Extended Term Loans of a given Term Loan Extension Series.

“Extended Term Loans” has the meaning set forth in Section 2.14(a)(ii).

“Extending Term Lender” has the meaning set forth in Section 2.14(a)(ii).

“Extension Amendment” has the meaning set forth in Section 2.14(c).

“Facility” or “Facilities” means each of (a) any Term Loan Facility, (b) any Extended Term Loan Facility and (c) the Total Revolving Commitments and the extensions of credit made thereunder.

“FATCA” means Sections 1471 through 1474 of the Code, as of the Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it; provided that in no event shall the Federal Funds Effective Rate be less than 0%.

“Financial Officer” means, for any Person, the chief financial officer, principal accounting officer, treasurer or controller of such Person. Unless otherwise specified, all references herein to a Financial Officer means a Financial Officer of the Borrower.

“Financial Statements” means the financial statement or statements of the Borrower and its Consolidated Restricted Subsidiaries referred to in Section 7.04(a).

“First Amendment” means that certain First Amendment to Seventh Amended and Restated Credit Agreement dated as of the First Amendment Effective Date, among the Borrower, the Administrative Agent and the Lenders party thereto.

“First Amendment Effective Date” means July 2, 2024.

“First Tier Foreign Subsidiary” means a Foreign Subsidiary held directly by the Borrower or one or more Domestic Subsidiaries.

“Flood Insurance Regulations” means, collectively, (a) the National Flood Insurance Act of 1968, (b) the Flood Disaster Protection Act of 1973, (c) the National Flood Insurance Reform Act of 1994, (d) the Flood Insurance Reform Act of 2004 and (e) the Biggert-Waters Flood Insurance Reform Act of 2012, as each of the foregoing is now or hereafter in effect and any successor statute to any of the foregoing and any regulations promulgated under any of the foregoing.

“Floor” means a rate of interest per annum equal to zero percent.

“Foreign Lender” means any Lender that is not a U.S. Person.

“Foreign Subsidiary” means any Restricted Subsidiary that is not a Domestic Subsidiary.

“Fourth Amendment” means that certain Fourth Amendment to Seventh Amended and Restated Credit Agreement dated as of the Fourth Amendment Effective Date, among the Borrower, the Administrative Agent and the Lenders party thereto.

“Fourth Amendment Effective Date” means January 30, 2026.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any Issuing Bank, such Defaulting Lender’s LC Exposure other than LC Disbursements as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swingline Lender, such Defaulting Lender’s Applicable Revolving Percentage of outstanding Swingline Loans made by such Swingline Lender other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders.

“Funded Debt” means the principal amount of all Debt other than (a) contingent obligations in respect of Debt described clause (b) of the definition of “Debt”, (b) Debt described in clauses (c), (i), (j), (k), and (l) of the definition of “Debt” and (c) Debt described in clauses (f), (g) or (h) of the definition of “Debt” in respect of Debt of other Persons described in clauses (a) or (b) of this definition of “Funded Debt”.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time subject to the terms and conditions set forth in Section 1.05.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Governmental Requirement” means any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement, whether now or hereinafter in effect, including, without limitation, Environmental Laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.

“Guarantors” means each Subsidiary that is both a Restricted Subsidiary and a Material Subsidiary other than any Excluded Foreign Subsidiary. As of the Effective Date, there are no Guarantors.

“Guaranty Agreement” means that certain Guaranty Agreement dated as of the Fourth Amendment Effective Date, by each of the Loan Parties from time to time party thereto as guarantors in favor of the Administrative Agent, as the same may be amended, modified or supplemented from time to time.

“Highest Lawful Rate” means, with respect to each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Loans or on other Indebtedness under laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws allow as of the date hereof.

“Hydrocarbon Interests” means all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.

“Hydrocarbons” means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.

“Increasing Revolving Lender” has the meaning set forth in Section 2.06(c)(i).

“Indebtedness” means any and all amounts owing or to be owing by the Borrower or any Guarantor (whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising): (a) to the Administrative Agent, any Issuing Bank or any Lender under any Loan Document, including, without limitation, all interest on any of the Loans (including any interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, or reorganization of any Loan Party (or would accrue but for the operation of applicable bankruptcy and insolvency laws), whether or not such interest is allowed or allowable as a claim in any such case, proceeding or other action); (b) to any Lender Swap Provider under any Swap Agreement with the Borrower or any Restricted Subsidiary including any Swap Agreement in existence prior to the date hereof and any Existing Civitas Swap Agreement but, in each case, excluding, in the case of all Swap Agreements, whether currently in existence or entered into after the date hereof, any additional transactions or confirmations entered into (i) after such Lender Swap Provider ceases to be a Lender or an Affiliate of a Lender or (ii) after assignment by a Lender Swap Provider to another Lender Swap Provider that is not a Lender or an Affiliate of a Lender; (c) to any Bank Products Provider in respect of Bank Products; and (d) all renewals, extensions and/or rearrangements of any of the above; provided that solely with respect to the Borrower or any Guarantor that is not an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder, Excluded Swap Obligations of such Person shall in any event be excluded from “Indebtedness” owing by such Person, as applicable.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Initial Reserve Report” means the reserve report prepared internally by the Borrower setting forth as of June 30, 2022 the Proved Reserves attributable to the Oil and Gas Properties of the Loan Parties and utilized by the Administrative Agent and the Lenders in determining the initial Borrowing Base hereunder.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.04.

“Interest Payment Date” means (a) with respect to any ABR Loan (other than any Swingline Loan), the last day of each calendar month, (b) with respect to any SOFR Loan (other than any Swingline Loan), the last day of the Interest Period applicable thereto and, in the case of a SOFR Borrowing with an Interest Period of more than three months’ duration, at the end of each three month interval during such Interest Period and (c) as to any Swingline Loan, the day such Swingline Loan is paid.

“Interest Period” means, as to any SOFR Loan, the period commencing on the date such SOFR Loan is disbursed or converted to or continued as a SOFR Loan and ending on the date one (1), three (3) or six (6) months thereafter, in each case, as selected by the Borrower in its Borrowing Request or Interest Election Request and subject to availability; provided that:

(a)            the Interest Period shall commence on the date of advance or continuation of or conversion to any SOFR Loan and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the immediately preceding Interest Period expires;

(b)            if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Business Day;

(c)            any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period;

(d)            no Interest Period shall extend beyond the Maturity Date;

(e)            there shall be no more than six (6) Interest Periods in effect at any time; and

(f)             no tenor that has been removed from this definition pursuant to Section 3.03(c)(iv) and not thereafter reinstated shall be available for specification in any Borrowing Request or Interest Election Request.

“Interim Redetermination” has the meaning assigned to such term in Section 2.07(b).

“Interim Redetermination Date” means the date on which a Borrowing Base that has been redetermined pursuant to an Interim Redetermination becomes effective as provided in Section 2.07(d).

“Investment” means, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of Equity Interests of any other Person or any agreement to make any such acquisition (including, without limitation, any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale); (b) the making of any deposit with, or advance, loan or capital contribution to, assumption of Debt of, purchase or other acquisition of any other Debt or equity participation or interest in, other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding ninety (90) days representing the purchase price of inventory or supplies sold by such Person in the ordinary course of business), or (c) the entering into of any guarantee (excluding performance guarantees) of, or other contingent obligation (including the deposit of any Equity Interests to be sold) with respect to, Debt or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person.

“Investment Grade Election” means a written notice delivered by the Borrower to the Administrative Agent of its election to enter into an Investment Grade Period, together with a certificate of a Responsible Officer of the Borrower confirming that as of such date, (a) the Borrower has an Investment Grade Rating from one or more of Moody’s and S&P, (b) no Default or Event of Default has occurred and is continuing, (c) the release of any Lien on, or other security interest in, the Mortgaged Property or other collateral encumbered by the Security Instruments does not violate the terms of any Swap Agreement with any Lender Swap Provider or Bank Products agreement with a Bank Products Provider, (d) any Swap Agreements and Bank Products agreements of Borrower and its Subsidiaries are not otherwise secured, except to the extent secured by a Lien otherwise permitted under the Loan Documents and (e) all Liens securing any Permitted Pari Term Loan Debt then outstanding will be contemporaneously released concurrently with the release of all Liens created by the Security Instruments.

“Investment Grade Period” means any period commencing with the date the Borrower delivers an Investment Grade Election to the Administrative Agent (so long as the Borrower has an Investment Grade Rating at such time) and ending with the earlier to occur of (a) the date the Borrower elects in writing to the Administrative Agent to exit such Investment Grade Period and (b) the first date following the beginning of such Investment Grade Period on which the Borrower ceases to have an Investment Grade Rating.

“Investment Grade Rating” means an issuer or family rating of the Borrower of at least Baa3 from Moody’s or BBB- from S&P, each with stable or positive outlook, unless one of the two ratings is two or more categories lower than the other and the category that is one above the lower rating is not BBB-/Baa3 or better.

“Investment Grade Rating Date” means the first date on which the Borrower (a) achieves an Investment Grade Rating and (b) delivers an Investment Grade Election.

“Issuing Bank” means any of (a) Wells Fargo Bank, National Association, (b) Bank of America, N.A. and (c) JPMorgan Chase Bank, N.A., in each case, in their respective capacities as an issuer of Letters of Credit hereunder, and their successors in such capacity as provided in Section 2.08(i). Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“Latest Maturity Date” shall mean, at any date of determination, the latest Maturity Date applicable to any Class of Commitments or Loans that is outstanding hereunder on such date of determination.

“Law” means any statute, law, regulation, ordinance, rule, treaty, judgment, order, decree, permit, concession, franchise, license, agreement or other governmental restriction of the United States or any state or political subdivision thereof or of any foreign country or any department, province or other political subdivision thereof. Any reference to a Law includes any amendment or modification to such Law, and all regulations, rulings, and other Laws promulgated under such Law.

“LC Commitment” at any time means $50,000,000.

“LC Disbursement” means a payment made by any Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Revolving Lender at any time shall be its Applicable Revolving Percentage of the total LC Exposure at such time.

“LC Issuance Limit” means, with respect to each Issuing Bank, the amount set forth on Annex II opposite such Issuing Bank’s name, as such LC Issuance Limit may be amended from time to time in accordance with Section 12.02 (it being understood that the aggregate LC Issuance Limit of the Issuing Banks may exceed the LC Commitment, but in no event may an individual Issuing Bank’s LC Issuance Limit exceed the LC Commitment).

“Lenders” means the collective reference to the (a) Revolving Lenders and (b) Term Lenders.

“Lender Swap Provider” means any (a) Person (i) that is a party to a Swap Agreement (including any Existing Civitas Swap Agreement) with the Borrower or any Restricted Subsidiary and (ii) that entered into such Swap Agreement while (or before, so long as such Person became a Lender or an Affiliate of a Lender after entering into such Swap Agreement) such Person was a Lender or an Affiliate of a Lender, whether or not such Person at any time ceases to be a Lender or an Affiliate of a Lender, as the case may be, or (b) assignee of any Person described in clause (a) above so long as such assignee is a Lender or an Affiliate of a Lender.

“Letter of Credit” means (a) any letter of credit issued pursuant to this Agreement, and each letter of credit outstanding under the Existing Credit Agreement immediately prior to the Effective Date, including those letters of credit issued by Wells Fargo Bank, National Association and listed on Schedule 1.01, (b) the Existing Civitas Letter of Credit and (c) at the election of Borrower by written notice to the Administrative Agent on or prior to the closing date of an acquisition of Equity Interests of a Person that becomes a Restricted Subsidiary that is permitted under this Agreement (which written notice shall, with respect to each letter of credit covered thereby, specify (i) the date on which such letter of credit is to expire (which shall comply with Section 2.08(c)), (ii) the amount of such letter of credit, (iii) the name and address of the beneficiary thereof and (iv) the amount of the then effective Available Borrowing Base and the then effective Aggregate Elected Revolving Commitment Amounts, the current Aggregate Revolving Credit Exposures (without regard to such letters of credit) and the pro forma Aggregate Revolving Credit Exposures (giving effect to the deemed issuance or inclusion of such letters of credit as Letters of Credit hereunder)), any outstanding letters of credit issued for the account of such Person under any credit facilities of such Person that are terminated on or prior to the applicable acquisition closing date may be deemed to be Letters of Credit hereunder from and after such acquisition closing date; provided that (1) each such letter of credit was issued by an Issuing Bank, including any entity that becomes an Issuing Bank on such date, and the aggregate stated amount of such letters of credit, when added to the stated amount of all other Letters of Credit issued (or deemed issued) by such Issuing Bank, would not result in such Issuing Bank’s LC Issuance Limit being exceeded (unless such Issuing Bank so consents), (2) the aggregate stated amount of such letters of credit, when added to the aggregate stated amount of all other Letters of Credit outstanding, does not exceed the LC Commitment, (3) the Aggregate Revolving Credit Exposures do not exceed the Aggregate Elected Revolving Commitment Amounts (after giving effect to the deemed issuance or inclusion of such letters of credit as Letters of Credit hereunder), (4) such letters of credit would be permitted to be issued under Section 2.08 on the date such letters of credit are to be deemed issued or included as Letters of Credit hereunder and otherwise satisfy all of the other terms and conditions contained in Section 2.08 and applicable to Letters of Credit issued under this Agreement and (5) the Administrative Agent and the Issuing Bank of such letter of credit has approved in writing the deemed issuance or inclusion of such letter of credit as a Letter of Credit under this Agreement.

“Letter of Credit Agreements” means all letter of credit applications and other agreements (including any amendments, modifications or supplements thereto) submitted by the Borrower, or entered into by the Borrower, with the applicable Issuing Bank relating to any Letter of Credit.

“Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (a) the lien or security interest arising from a deed of trust, mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes or (b) production payments and the like payable out of Oil and Gas Properties. The term “Lien” shall not include easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations. For the purposes of this Agreement, the Borrower and its Subsidiaries shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

“Limited Condition Transaction” means (a) any acquisition or Investment or similar transaction (whether by merger, amalgamation, consolidation or other business combination or the acquisition of capital stock or otherwise) whose consummation is not conditioned on the availability of, or on obtaining, third party financing, (b) any Redemption of Debt or Disqualified Capital Stock or preferred equity interests, in each case, requiring irrevocable notice in advance of such Redemption and/or (c) any disposition.

“Loan Documents” means this Agreement, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Notes, the Letter of Credit Agreements, the Letters of Credit, the Security Instruments and any other document identified therein as a “Loan Document” delivered in connection with this Agreement from time to time.

“Loan Parties” means, collectively, the Borrower and each Subsidiary of the Borrower that is a Guarantor.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement, including Revolving Loans, Term Loans and Extended Term Loans.

“Majority Lenders” means, at any time, Lenders having more than fifty percent (50%) of the Total Credit Exposures (without regard to any sale by a Lender of a participation in any Loan under Section 12.04(c)); provided that the Commitments and the principal amount of the Loans and participation interests in Letters of Credit of the Defaulting Lenders (if any) shall be excluded from the determination of Majority Lenders.

“Majority Revolving Lenders” means, (a) at any time while no Revolving Loans or LC Exposure is outstanding, Revolving Lenders having more than fifty percent (50%) of the Aggregate Maximum Credit Amounts; and (b) at any time while any Revolving Loans or LC Exposure is outstanding, Revolving Lenders holding more than fifty percent (50%) of the sum of (i) outstanding aggregate principal amount of the Revolving Loans and participation interests in Letters of Credit (without regard to any sale by a Revolving Lender of a participation in any Revolving Loan under Section 12.04(c)) and (ii) the aggregate undrawn Elected Revolving Commitments of all Revolving Lenders; provided that the Maximum Credit Amounts, the undrawn Elected Revolving Commitments, the principal amount of the Revolving Loans and participation interests in Letters of Credit of the Defaulting Lenders (if any) shall be excluded from the determination of Majority Revolving Lenders.

“Majority Term Lenders” means Term Lenders having more than fifty percent (50%) of the Total Term Loan Exposures at the time of determination (without regard to any sale by a Term Lender of a participation in any Term Loan under Section 12.04(c)); provided that the principal amount of the Term Loans of the Defaulting Lenders (if any) shall be excluded from the determination of Majority Term Lenders.

“Material Acquisition” means all acquisitions of Property during any Rolling Period if such acquisitions, in the aggregate, would increase EBITDAX by ten percent (10%) or more on a pro forma basis had they occurred on the first day of such Rolling Period.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or condition, financial or otherwise, of the Borrower and the Subsidiaries taken as a whole, (b) the ability of the Loan Parties, taken as a whole, to perform any of their obligations under any Loan Document or (c) the rights and remedies of or benefits available to the Administrative Agent, any Issuing Bank or any Lender under any Loan Document, taken as a whole.

“Material Disposition” means all sales, transfers, assignments and other dispositions of Property (net of any simultaneous or related acquisitions of Property) during any Rolling Period if such sales, transfers, assignments, and dispositions, in the aggregate would decrease EBITDAX by ten percent (10%) or more on a pro forma basis had they occurred on the first day of such Rolling Period.

“Material Indebtedness” means Debt (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of the Borrower and its Restricted Subsidiaries in an aggregate principal amount exceeding the Threshold Amount. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Restricted Subsidiary in respect of any Swap Agreement at any time shall be (after giving effect to any legally enforceable netting agreement relating to such Swap Agreements) (a) for any date on or after the date such Swap Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Agreements, as determined by the counterparties to such Swap Agreements.

“Material Subsidiary” means a Subsidiary of Borrower that owns a Substantial Portion of the Property of Borrower and its Subsidiaries; provided, that non-Material Subsidiaries shall not own Property which represents more than 12% of the consolidated assets of the Borrower and its Subsidiaries or property which is responsible for more than 12% of the consolidated net sales or of the consolidated net income of the Borrower and its Subsidiaries, in each case, in the aggregate as would be shown in the consolidated financial statements of the Borrower and its Subsidiaries on the first day of the twelve-month period ending with the month in which such determination is made (or if financial statements have not been delivered hereunder for that month which begins the twelve-month period, then the financial statements delivered hereunder for the quarter ending immediately prior to that month).

“Maturity Date” means (a) with respect to any Revolving Loan, the Revolving Maturity Date and (b) with respect to any Term Loan, the Term Loan Maturity Date applicable to such Term Loan.

“Maximum Credit Amount” means, as to each Lender, the amount set forth opposite such Lender’s name on Annex I under the caption “Maximum Credit Amounts”, as the same may be (a) modified from time to time pursuant to Section 2.06 or (b) modified from time to time pursuant to any assignment permitted by Section 12.04(b).

“Minimum Collateral Amount” means, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 102% of the Fronting Exposure of the applicable Issuing Bank with respect to Letters of Credit issued and outstanding at such time and (ii) otherwise, an amount determined by the Administrative Agent and the applicable Issuing Bank in their sole discretion.

“Minimum Extension Condition” has the meaning assigned to such term in Section 2.14(b).

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally recognized rating agency.

“Mortgaged Property” means any Property owned by any Loan Party which is subject to the Liens existing and to exist under the terms of the Security Instruments.

“Multiemployer Plan” means a Plan which is a multiemployer plan as defined in section 3(37) of ERISA.

“Net Equity Proceeds” means for any issuance of Equity Interests of or capital contribution to the Borrower, the gross cash proceeds from such issuance of Equity Interests or capital contribution, net of attorneys’ fees, accountants’ fees and other customary fees and expenses (including fees and expenses of investment bankers or placement agents) paid by the Borrower in connection therewith.

“Net Profits Interest Bonus Plan” means the Net Profits Interest Bonus Plan adopted by the Borrower’s Board of Directors, as amended by the Borrower’s Board of Directors on July 30, 2010.

“New Borrowing Base Notice” has the meaning assigned to such term in Section 2.07(d).

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Investment Grade Period” means (a) initially, the period beginning on the Effective Date and ending on the last day immediately prior to the commencement of an Investment Grade Period and (b) thereafter, any period other than an Investment Grade Period.

“Notes” means the promissory notes of the Borrower described in Section 2.02(d) and being substantially in the form of (a) Exhibit A-1 in the case of a promissory note payable to a Revolving Lender and (b) Exhibit A-2 in the case of a promissory note payable to a Term Lender, in each case, together with all amendments, modifications, replacements, extensions and rearrangements thereof.

“NYFRB” means the Federal Reserve Bank of New York.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Oil and Gas Properties” means (a) Hydrocarbon Interests; (b) the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; (c) all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests; (d) all operating agreements, contracts and other agreements, including production sharing contracts and agreements, which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; (e) all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; (f) all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests and (g) all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment, rental equipment or other personal Property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing. Unless otherwise expressly provided herein, all references in this Agreement to “Oil and Gas Properties” refer to Oil and Gas Properties owned by the Borrower and its Restricted Subsidiaries, as the context requires.

“Other Agents” has the meaning assigned to such term in Section 12.19.

“Other Taxes” means any and all present or future stamp, court, intangible, recording, filing, documentary or similar Taxes that arise from any payment made hereunder, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement and any other Loan Document.

“Overnight Bank Funding Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate and (b) an overnight rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

“Pari Passu Intercreditor Agreement” means, with respect to any Permitted Pari Term Loan Debt, an intercreditor agreement, in form and substance reasonably satisfactory to the Administrative Agent and the Majority Lenders, that contains terms and conditions that are within the range of terms and conditions customary for intercreditor agreements that are of the type that govern intercreditor relationships between holders of senior secured credit facilities and holders of the same type of Debt as such Permitted Pari Term Loan Debt, as reasonably determined by the Administrative Agent and the Majority Lenders.

“Participant” has the meaning set forth in Section 12.04(c)(i).

“Participant Register” has the meaning set forth in Section 12.04(c)(i).

“Payment in Full” means: (a) the termination or expiration of all Commitments; (b) the payment in full in cash of all Loans and LC Disbursements, together with all accrued and unpaid interest (including interest accruing after the commencement of any case, proceeding or other action with respect to any Loan Party under any Debtor Relief Laws (or that would accrue but for the operation of applicable Debtor Relief Laws), whether or not such interest is allowed or allowable in any such case, proceeding or other action) and fees and all other Indebtedness and obligations under the Loan Documents (other than (i) contingent indemnification obligations for which no claim has been made); (c) no Secured Swap Agreement is outstanding and all amounts payable by the Borrower or any Restricted Subsidiary to any Lender Swap Provider under any Secured Swap Agreement shall have been paid in full, or if any Secured Swap Agreement is outstanding, credit support arrangements acceptable in the sole discretion of the Lender Swap Provider party thereto have been made to secure the Borrower’s or any Restricted Subsidiary’s obligations thereunder to such Lender Swap Provider, or such Secured Swap Agreement has been novated or assigned to one or more third parties and all amounts required to be paid by the Borrower or any Restricted Subsidiary in respect of any such novation shall have been paid in full; (d) each Bank Product to which a Bank Products Provider is a party has been terminated and all amounts owed in respect of each Bank Product shall have been paid in full in cash (other than contingent indemnification obligations and obligations under Bank Products as to which arrangements reasonably satisfactory to the applicable Bank Products Provider shall have been made); and (e) the termination or expiration of all Letters of Credit (other than Letters of Credit that have been Cash Collateralized in an amount equal to 102% of the amount available to be drawn thereunder or for which other arrangements satisfactory to the applicable Issuing Bank have been made).

“Payment Recipient” has the meaning assigned to such term in Section 11.12(a).

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Plans and set forth in Sections 412, 430 and 436 of the Code and Sections 302 and 303 of ERISA.

“Periodic Term SOFR Determination Day” has the meaning assigned to such term in the definition of “Term SOFR”.

“Permitted Additional Debt” means (a) Debt in respect of the Existing Senior Notes and (b) any other unsecured senior or unsecured subordinated Debt for borrowed money of the Borrower or any other Loan Party incurred or issued under Section 9.02(i).

“Permitted Additional Debt Documents” means any (a) indenture or supplement evidencing the Existing Senior Notes, (b) any other indenture or other loan agreement governing any other Permitted Additional Debt, (c) all guarantees thereof and (d) all other agreements, documents or instruments executed and delivered by the Borrower or any other Loan Party in connection with, or pursuant to, the incurrence or issuance of Permitted Additional Debt.

“Permitted Bond Hedge Transaction(s)” means the bond hedge or capped call options purchased by the Borrower from the Call Spread Counterparties to hedge the Borrower’s payment and/or delivery obligations due upon conversion of any Convertible Notes.

“Permitted Pari Term Loan Debt” means secured Debt (other than the Indebtedness) in the form of senior secured term loans or senior secured notes (whether registered or privately placed) incurred by the Borrower, so long as (a) after giving pro forma effect to the incurrence of such Debt (and the use of proceeds thereof), the Secured Leverage Ratio shall not exceed 2.00 to 1.00, (b) at the time of and immediately after giving effect to the incurrence of such Debt, no Default or Event of Default has occurred and is continuing or would result therefrom, (c) at the time of and immediately after giving effect to the incurrence of such Debt, the Aggregate Revolving Credit Exposures are not greater than eighty percent (80%) of the Aggregate Elected Revolving Commitments Amounts then in effect, (d) such Debt has a stated maturity that is no earlier than one hundred eighty (180) days after the Stated Maturity Date in effect at the time of issuance of such Permitted Pari Term Loan Debt, (e) such Debt does not have any scheduled prepayment, amortization, or Redemption provisions prior to the date that is one hundred eighty (180) days after the Stated Maturity Date in effect at the time of issuance (other than (i) customary change of control or asset sale tender offer provisions, (ii) mandatory prepayment or redemption provisions providing for the repayment or redemption of such Debt to the extent incurred to finance all or a portion of a direct or indirect acquisition of Oil and Gas Properties in the event that such acquisition is not consummated by a certain date, in an amount not to exceed the principal amount of such Debt plus any accrued interest thereon through the prepayment or redemption date and (iii) scheduled amortization no greater than five percent (5%) per annum of the original principal amount of such Debt per year), (f) such Debt does not contain any financial covenants that are more restrictive than any financial covenants set forth in this Agreement (other than a customary collateral coverage ratio so long as such coverage ratio is also added as a financial covenant under this Agreement to be applicable at all times such Permitted Pari Term Loan Debt is outstanding), (g) such Debt is on terms, taken as a whole, not materially less favorable to the Borrower and its Restricted Subsidiaries than market terms for similar senior secured term loans for borrowers of similar size and credit quality given the then prevailing market conditions, in each case as reasonably determined by the Borrower, (h) such Debt is secured by Liens on all or a portion of the Mortgaged Property on a pari passu basis with the Liens on the Mortgaged Property securing the Indebtedness (it being understood that the determination as to whether such Liens are on a pari passu basis shall be made without regard to control of remedies) and is not secured by any assets of the Borrower or any Subsidiary other than the Mortgaged Property (and is not secured by any cash collateral provided in accordance herewith), (i) such Debt is not guaranteed by any Person other than (A) the Loan Parties or (B) any Person that becomes a Loan Party in connection with the incurrence of such Debt and (j) the administrative agent, collateral agent, trustee and/or any similar representative acting on behalf of the holders of such Debt shall have become party to a Pari Passu Intercreditor Agreement, providing that the Liens on the Property securing such Debt shall rank equal in priority to the Liens on the Property securing the Indebtedness (it being understood that the determination as to whether such Liens rank equal in priority shall be made without regard to control of remedies). It is understood and agreed that, notwithstanding anything to the contrary contained herein, Permitted Pari Term Loan Debt may only be incurred in reliance on, and remain outstanding, pursuant to Section 9.02(j); provided, further, that Debt incurred to refinance, refund, replace, renew, repay, extend, defease, discharge or otherwise Redeem Permitted Pari Term Loan Debt (a “Refinancing”) shall constitute Permitted Pari Term Loan Debt without compliance with clauses (a), (b) and (c) above so long as (i) the principal amount of such Debt does not exceed the principal amount of the Permitted Pari Term Loan Debt being Refinanced (plus the amount of any premiums, accrued interest, fees and expenses incurred in connection therewith), (ii) such Debt has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Permitted Pari Term Loan Debt being Refinanced, and (iii) such Debt otherwise satisfies clauses (d) through (j) above.

“Permitted Refinancing Debt” means Debt (for purposes of this definition, “new Debt”) incurred in exchange for, or proceeds of which are used to refinance, all or any portion of Debt permitted under Section 9.02(b), Section 9.02(i) or Section 9.02(j) (the “Refinanced Debt”); provided that (a) such new Debt is in an aggregate principal amount not in excess of the sum of (i) the aggregate principal amount then outstanding of the Refinanced Debt (or, if the Refinanced Debt is exchanged or acquired for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount) and (ii) an amount necessary to pay any customary fees and expenses, including premiums, related to such exchange or refinancing; (b) such new Debt has a stated maturity no earlier than the stated maturity of the Refinanced Debt and an average life no shorter than the average life of the Refinanced Debt; (c) such new Debt does not contain (i) any covenants (other than financial covenants), taken as a whole, which are materially more onerous to any Loan Party than those imposed by the Refinanced Debt (as determined in good faith by senior management of the Borrower) or (ii) any new financial covenants or financial covenants which are more onerous to any Loan Party than those imposed by the Refinanced Debt (as determined in good faith by senior management of the Borrower); (d) such new Debt (and any guarantees thereof) (other than Permitted Pari Term Loan Debt) is subordinated in right of payment to the Indebtedness (or, if applicable, the Guaranty Agreement) to at least the same extent as the Refinanced Debt and is otherwise subordinated on terms substantially reasonably satisfactory to the Administrative Agent; and (e) if the Refinanced Debt is Permitted Pari Term Loan Debt, such new Debt shall take the form of Permitted Pari Term Loan Debt or Permitted Additional Debt and shall comply with the conditions set forth in the definitions of Permitted Pari Term Loan Debt or Permitted Additional Debt, as applicable.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Petroleum Industry Standards” shall mean the Definitions for Oil and Gas Reserves promulgated by the Society of Petroleum Engineers (or any generally recognized successor) as in effect at the time in question.

“Plan” means any employee pension benefit plan, as defined in section 3(2) of ERISA, which (a) is currently or hereafter sponsored, maintained or contributed to by the Borrower, a Subsidiary or an ERISA Affiliate or (b) was at any time during the six calendar years preceding the date hereof, sponsored, maintained or contributed to by the Borrower or a Subsidiary or an ERISA Affiliate.

“Pledge Agreement” means that certain Fifth Amended and Restated Pledge and Security Agreement dated as of the Fourth Amendment Effective Date, between the Borrower, as a pledgor, the other pledgors from time to time party thereto and the Administrative Agent, pledging to the Administrative Agent as security for the Indebtedness (i) all Equity Interests held by the Loan Parties in any Guarantors and (ii) any Equity Interests of an Excluded Foreign Subsidiary required to be pledged pursuant to Section 8.14(b), as the same may be amended, modified or supplemented from time to time.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in San Francisco, California; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective. Such rate is set by the Administrative Agent as a general reference rate of interest, taking into account such factors as the Administrative Agent may deem appropriate; it being understood that many of the Administrative Agent’s commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate actually charged to any customer and that the Administrative Agent may make various commercial or other loans at rates of interest having no relationship to such rate.

“Projected Electrical Usage” means, at any time, the Loan Parties’ reasonably anticipated projected future electrical usage.

“Projected Volume” means, at any time, the Borrower’s reasonably anticipated projected future production from Oil and Gas Properties of the Borrower and the other Loan Parties.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, cash, securities, accounts and contract rights.

“Proposed Acquisition Properties” has the meaning assigned to such term in Section 9.17(f).

“Proposed Borrowing Base” has the meaning assigned to such term in Section 2.07(c)(i).

“Proposed Borrowing Base Notice” has the meaning assigned to such term in Section 2.07(c)(ii).

“Proved Reserves” or “Proved” shall mean oil and gas reserves that, in accordance with Petroleum Industry Standards, are classified as both “Proved Reserves” and one of the following: (a) “Developed Producing Reserves”, (b) “Developed Non-Producing Reserves” or (c) “Undeveloped Reserves”.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“PV-9” shall mean, with respect to any Proved Reserves expected to be produced from any Oil and Gas Properties, the net present value, discounted at 9% per annum, of the future net revenues expected to accrue to the Borrower’s and the other Loan Parties’ collective interests in such reserves during the remaining expected economic lives of such reserves, calculated in accordance with the most recent Bank Price Deck.

“Qualified ECP Guarantor” means, in respect of any Swap Agreement, each of the Borrower and each Guarantor that has total assets exceeding $10,000,000 at the time any guaranty of obligations under such Swap Agreement or grant of the relevant security interest becomes effective or such other Person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualified Professional Asset Manager” has the meaning assigned to such term in Section 12.21(a)(iii)(A).

“Reaffirmation Agreements” means, collectively, each of the Reaffirmation Agreements dated as of April 10, 2008, April 14, 2009, May 27, 2011, April 12, 2013 and September 28, 2018, by the Borrower in favor of the Administrative Agent, and that certain Reaffirmation Agreement dated as of the Effective Date, by the Borrower in favor of the Administrative Agent, in substantially the form of Exhibit G hereto, as the same may from time to time be amended, modified, supplemented or restated.

“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank, as applicable.

“Redemption” means the repurchase, redemption, prepayment, repayment (other than scheduled mandatory payments), defeasance or any other acquisition or retirement for value (other than scheduled mandatory payments) (or the segregation of funds with respect to any of the foregoing) of the Material Indebtedness; provided, however, the term Redemption shall not include early termination of a Swap Agreement due to an ISDA “Termination Event” to the extent the amount due at termination does not exceed $100,000,000. “Redeem” has the correlative meaning thereto.

“Redetermination Date” means, with respect to any Scheduled Redetermination or any Interim Redetermination, the date that the redetermined Borrowing Base related thereto becomes effective pursuant to Section 2.07(d).

“Refinanced Debt” has the meaning assigned to such term in the definition of “Permitted Refinancing Debt”.

“Register” has the meaning assigned to such term in Section 12.04(b)(iv).

“Regulation D” means Regulation D of the Board, as the same may be amended, supplemented or replaced from time to time.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, partners, members, employees, agents and advisors of such Person and such Person’s Affiliates.

“Relevant Governmental Body” means the Board of the NYFRB, or a committee officially endorsed or convened by the Board or the NYFRB, or any successor thereto.

“Remedial Work” has the meaning assigned to such term in Section 8.10(a).

“Required Revolving Loan Prepayment Amount” means, with respect to any prepayment of Revolving Loans required to be made by the Borrower pursuant to Section 3.04(c) at any time when there are any Term Loans then outstanding, an amount necessary so that, after giving effect to such prepayment, the total Revolving Credit Exposures would be equal to 80% of the Total Revolving Commitments.

“Reserve Report” means a report, in form and substance reasonably satisfactory to the Administrative Agent, setting forth, as of (i) with respect to the Reserve Report delivered for the Scheduled Redetermination to occur on or around October 1, 2024 (which shall be comprised of the Acquisition Reserve Report (as defined in the Second Amendment) and a reserve report evaluating the Oil and Gas Properties owned by the Loan Parties other than the XCL Acquired Assets (as defined in the Second Amendment)), September 1, 2024, (ii) the Acquisition Reserve Report (as defined in the Fourth Amendment) and (iii) with respect to each other Reserve Report, each December 31st or June 30th (or such other date in the event of an Interim Redetermination) the Proved Reserves attributable to the Oil and Gas Properties of the Loan Parties, together with a projection of the rate of production and future net income, taxes, operating expenses and capital expenditures with respect thereto as of such date, based upon the pricing assumptions consistent with SEC reporting requirements at the time.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means, as to any Person, the chief executive officer, the president, any financial officer, any executive vice president or any vice president of such Person. Unless otherwise specified, all references to a Responsible Officer herein shall mean a Responsible Officer of the Borrower.

“Restricted Payment” means any dividend or other distribution (whether by division, in cash, securities or other Property) with respect to any Equity Interests in the Borrower or any of its Subsidiaries, or any payment (whether by division, in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Borrower or any of its Subsidiaries or any option, warrant or other right to acquire any such Equity Interests in the Borrower or any of its Subsidiaries.

“Restricted Subsidiary” means any Subsidiary of Borrower that is not an Unrestricted Subsidiary.

“Revolving Availability” means, at any time of determination, an amount equal to the difference of (a) the Aggregate Elected Commitment Amounts minus (b) the Aggregate Revolving Credit Exposures.

“Revolving Credit Exposure” means, with respect to any Revolving Lender at any time, the sum of the outstanding principal amount of such Revolving Lender’s Revolving Loans, its LC Exposure and its Swingline Loans at such time.

“Revolving Lenders” means (a) the Persons listed on Annex I with an Elected Revolving Commitment, (b) any Person that shall have become a party hereto as a Revolving Lender pursuant to an Assignment and Assumption, and (c) any Person that shall have become a party hereto as an Additional Revolving Lender pursuant to Section 2.06(c) or pursuant to Section 6 of the Fourth Amendment, other than, in each case, any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.

“Revolving Loans” has the meaning set forth in Section 2.01(a), and, shall include, unless the context otherwise requires, the Swingline Loans.

“Revolving Maturity Date” means the earliest of (a) January 30, 2031 (the “Stated Maturity Date”) and (b) the date on which the Elected Revolving Commitments are terminated in full pursuant to this Agreement; provided that, if on any date, (x) the outstanding principal amount of all Permitted Additional Debt that matures or is otherwise due and payable within 91 days of such date exceeds $50,000,000 in the aggregate (all Permitted Additional Debt meeting the criteria of this clause (x) (individually or in the aggregate) as of such date, “Applicable Permitted Additional Debt”) and (y) (I) Revolving Availability minus (II) the aggregate outstanding principal amount of all Applicable Permitted Additional Debt (provided that, solely for the purposes of this clause (II), the aggregate outstanding principal amount of Applicable Permitted Additional Debt shall be deemed reduced by the amount of cash that has been irrevocably deposited with the trustee for such Applicable Permitted Additional Debt for the satisfaction and discharge or defeasance of such Applicable Permitted Additional Debt in accordance with the applicable indenture or other agreement governing such Applicable Permitted Additional Debt) is less than 20% of the Aggregate Elected Revolving Commitment Amounts (the first such date on which the circumstances in clauses (x) and (y) of this definition of Revolving Maturity Date shall exist, the “Springing Revolving Maturity Date”), then the Revolving Maturity Date shall be the Springing Revolving Maturity Date.

“Rolling Period” means, with respect to any fiscal quarter, any period of four (4) consecutive fiscal quarters ending on the last day of such applicable fiscal quarter.

“Sanctioned Country” means, at any time, a country or territory which is the subject or target of any Sanctions (including, as of the Second Amendment Effective Date, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Crimea, the non-governmental controlled areas of the Kherson and Zaporizhzhia Regions of Ukraine, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, or by the United Nations Security Council, the European Union, any European Union member state, His Majesty’s Treasury of the United Kingdom or other relevant sanctions authority, (b) any Person operating from, or organized or resident in, a Sanctioned Country or (c) any Person owned or controlled (as such terms are defined in applicable Sanctions) by any such Person or Persons described in the foregoing clause (a) or clause (b).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, His Majesty’s Treasury or other relevant sanctions authority.

“Scheduled Redetermination” has the meaning assigned to such term in Section 2.07(b).

“Scheduled Redetermination Date” means the date on which a Borrowing Base that has been redetermined pursuant to a Scheduled Redetermination becomes effective as provided in Section 2.07(d).

“SEC” means the Securities and Exchange Commission or any successor Governmental Authority.

“Second Amendment” means that certain Second Amendment to Seventh Amended and Restated Credit Agreement dated as of the Second Amendment Effective Date, among the Borrower, the Administrative Agent and the Lenders party thereto.

“Second Amendment Effective Date” means October 1, 2024.

“Secured Leverage Ratio” means, as of any date of determination, the ratio of (a) Total Funded Debt that is secured by a Lien on any Property as of such date of determination to (b) EBITDAX for the Rolling Period ending on such date (or with respect to any calculation other than for purposes of Section 9.01(a), EBITDAX for the Rolling Period most recently ended for which financial statements have been delivered pursuant to Section 8.01(a) or Section 8.01(b)).

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the Issuing Banks, the Bank Products Providers and Lender Swap Providers, and “Secured Party” means any of them individually.

“Secured Swap Agreements” means any Swap Agreement between the Borrower or any Restricted Subsidiary and any Lender Swap Provider and shall include the Existing Civitas Swap Agreements.

“Securities Account” shall have the meaning set forth in Article 8 of the UCC.

“Security Agreement” means that certain Second Amended and Restated Security Agreement dated as of the Effective Date, by and among the Borrower, the Guarantors party thereto from time to time, the Administrative Agent and the other parties thereto, in form and substance reasonably satisfactory to the Administrative Agent.

“Security Instruments” means the Guaranty Agreement, the Pledge Agreement, the Security Agreement, any Pari Passu Intercreditor Agreement, the Reaffirmation Agreements, any Account Control Agreements, any other intercreditor agreement and all assignments, mortgages, deeds of trust, amendments and/or supplements to mortgages or deeds of trust, and all other agreements, instruments or certificates described or referred to in Exhibit C, and any and all other agreements, instruments or certificates now or hereafter executed and delivered by the Borrower or any other Person (other than Swap Agreements with the Lenders or any Affiliate of a Lender or participation or similar agreements between any Lender and any other lender or creditor with respect to any Indebtedness pursuant to this Agreement) in connection with, or as security for the payment or performance of the Indebtedness, the Notes, this Agreement, or reimbursement obligations under the Letters of Credit, as such agreements may be amended, modified, supplemented or restated from time to time.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Borrowing” when used in reference to any Borrowing, refers to whether the Loans comprising such Borrowing are bearing interest at a rate determined by reference to Term SOFR as provided in Section 3.02(b).

“SOFR Loan” means any Loan bearing interest at a rate based on Term SOFR as provided in Section 3.02(b).

“Specified Event of Default” means any Event of Default under Section 10.01(a), (b), (h), (i) or (j).

“Specified Term Loan Payment Conditions” means, as of any date, that: (a) no Default, Event of Default or Borrowing Base Deficiency has occurred and is continuing and (b) the Aggregate Revolving Credit Exposures is not greater than eighty percent (80%) of the Total Revolving Commitments.

“Specified Voluntary Term Loan Payment Conditions” means, as of any date, that: (a) no Default, Event of Default or Borrowing Base Deficiency has occurred and is continuing; (b) the Aggregate Revolving Credit Exposures is not greater than eighty percent (80%) of the Total Revolving Commitments and (c) the Total Funded Debt to EBITDAX Ratio is equal to or less than 3.00 to 1.00 on a pro forma basis.

“Specified XCL Acquisition Notes Proceeds” means the net cash proceeds of the XCL Acquisition Notes received by the Borrower to the extent, as of any time of determination, such net cash proceeds are maintained on the balance sheet of the Borrower to fund a portion of the purchase price for the XCL Acquisition and have not been otherwise applied.

“S&P” means Standard & Poor’s Rating Service, a division of S&P Global Inc. and any successor thereto that is a nationally recognized rating agency.

“Stated Maturity Date” has the meaning assigned to such term in the definition of the term “Revolving Maturity Date”.

“Subordinated Debt” shall mean the collective reference to any Debt of any Loan Party contractually subordinated in right and time of payment to the Indebtedness and containing such other terms and conditions, in each case as are satisfactory to the Administrative Agent.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any other Person the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other Person (a) of which Equity Interests representing more than 50% of the equity or more than 50% of the ordinary voting power (irrespective of whether or not at the time Equity Interests of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency), or (b) in the case of a partnership of which any general partnership interests are, as of such date, Controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” shall mean a subsidiary of the Borrower.

“Substantial Portion” means, with respect to the Property of the Borrower and its Subsidiaries, Property which represents more than 10% of the consolidated assets of the Borrower and its Subsidiaries or property which is responsible for more than 10% of the consolidated net sales or of the consolidated net income of the Borrower and its Subsidiaries, in each case, as would be shown in the consolidated financial statements of the Borrower and its Subsidiaries on the first day of the twelve-month period ending with the month in which such determination is made (or if financial statements have not been delivered hereunder for that month which begins the twelve-month period, then the financial statements delivered hereunder for the quarter ending immediately prior to that month).

“Supermajority Lenders” means, (i) at any time while no Loan or LC Exposure is outstanding, Non-Defaulting Lenders having at least sixty-six and two-thirds percent (66 2/3%) of the Total Credit Exposures of all Non-Defaulting Lenders; and (ii) at any time while any Loan or LC Exposure is outstanding, Non-Defaulting Lenders holding at least sixty-six and two-thirds percent (66 2/3%) of the outstanding aggregate principal amount of the Loans, undrawn Elected Commitment Amount and participation interests in Letters of Credit of all Non-Defaulting Lenders (without regard to any sale by a Non-Defaulting Lender of a participation in any Loan or Letter of Credit under Section 12.04(c)).

“Swap Agreement” means any agreement, including Electrical Swap Agreements, with respect to any swap, forward, future or derivative transaction or option or similar agreement, whether exchange traded, “over-the-counter” or otherwise, involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction (including any agreement, including Electrical Swap Agreements, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act) or any combination of these transactions, including all transactions of any kind, and the related confirmations, that are subject to the terms and conditions of, or governed by, any form of master agreement published by any master agreement including any such obligations or liabilities under any such master agreement (in each case, together with any related schedules); provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Swap Agreement.

“Swap Monetization” means assignment, termination, unwinding, monetization or transfer (by novation or otherwise) of any Swap Agreements in respect of commodities (other than Electrical Swap Agreements) or the creation of an offsetting position against all or any part of such Swap Agreement, including any sale, assignment, or other transfer of Equity Interests in Guarantors that is a party to any Swap Agreement to a party that is not a Loan Party.

“Swingline Lender” means Wells Fargo Bank, National Association., in its capacity as a lender of Swingline Loans hereunder.

“Swingline Loan” means a Loan made pursuant to Section 2.09.

“Synthetic Leases” means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, treated as operating leases on the financial statements of the Person liable (whether contingently or otherwise) for the payment of rent thereunder and which were properly treated as indebtedness for borrowed money for purposes of U.S. federal income taxes, if the lessee in respect thereof is obligated to either purchase for an amount in excess of, or pay upon early termination an amount in excess of, 80% of the residual value of the Property subject to such operating lease upon expiration or early termination of such lease.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees, or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Commitments” has the meaning assigned to such term in Section 2.13(a).

“Term Lenders” means (a) any Person that shall become a party hereto with a Term Commitment pursuant to Section 2.13 and (b) any Person that shall have become a party hereto as a Term Lender pursuant to an Assignment and Assumption, other than, in each case, any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. For the avoidance of doubt, any Term Lender that ceases to have any Term Loan Exposure shall not constitute a Term Lender hereunder.

“Term Loan Amendment” has the meaning assigned to such term in Section 2.13(f).

“Term Loan Extension” has the meaning set forth in Section 2.14(a).

“Term Loan Extension Offer” has the meaning set forth in Section 2.14(a).

“Term Loan Extension Series” has the meaning set forth in Section 2.14(a).

“Term Loan Exposure” means, with respect to any Term Lender at any time, the outstanding principal amount of such Term Lender’s Term Loans at such time.

“Term Loan Facility” means any Class of Term Loans under the same Term Loan Amendment with the same terms applicable thereto.

“Term Loan Facility Closing Date” has the meaning assigned to such term in Section 2.13.

“Term Loan Increase” has the meaning assigned to such term in Section 2.13(a).

“Term Loan Maturity Date” means, (a) with respect to any Term Loans, the final maturity date as specified for such Term Loans in the applicable Term Loan Amendment and (b) with respect to any Extended Term Loans of a given Term Loan Extension Series, the final maturity date as specified in the applicable Extension Amendment.

“Term Loan Request” has the meaning assigned to such term in Section 2.13(a).

“Term Loans” means the term loans made to the Borrower by the Term Lenders pursuant to Article II, or any portion thereof, as the context requires, and, unless the context requires otherwise, any Extended Term Loan.

“Term SOFR” means:

(a)            for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day; and

(b)            for any calculation with respect to an ABR Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day;

provided that if Term SOFR as so determined shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

“Term SOFR Adjustment” means, for any calculation, with respect to an ABR Loan (if calculated pursuant to clause (c) of the definition of “Alternate Base Rate”) or a SOFR Loan, a percentage per annum equal to 0.10 for such Loan.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Termination Date” means the earlier of the Revolving Maturity Date and the date of termination of the Elected Revolving Commitments.

“Third Amendment” means that certain Third Amendment to Seventh Amended and Restated Credit Agreement dated as of the Third Amendment Effective Date, among the Borrower, the Administrative Agent and the Lenders party thereto.

“Third Amendment Effective Date” means October 13, 2025.

“Threshold Amount” means the greater of (a) $250,000,000 and (b) (x) during a Non-Investment Grade Period, five percent (5%) of the Borrowing Base then in effect or (y) during an Investment Grade Period, two percent (2%) of Consolidated Net Tangible Assets.

“Total Credit Exposure” means, at any time, the sum of (a) the Aggregate Revolving Credit Exposures at such time plus (b) the aggregate unused Elected Revolving Commitments at such time plus (c) the Total Term Loan Exposures at such time.

“Total Funded Debt” means, at any date, all Funded Debt of the Borrower and its Consolidated Restricted Subsidiaries on a consolidated basis and, calculated net of unrestricted cash and cash equivalents, in each case, held by the Borrower and its Consolidated Restricted Subsidiaries, which netted cash and cash equivalents amount for purposes of this definition shall be (a) in an amount not to exceed the greater of (i) $300,000,000 and (ii) ten percent (10%) of the Aggregate Elected Revolving Commitment Amounts if Unused Availability is less than or equal to ninety-five percent (95%) of the Aggregate Elected Revolving Commitment Amounts on such date and (b) in an unlimited amount if Unused Availability is greater than ninety-five percent (95%) of the Aggregate Elected Revolving Commitment Amounts on such date; provided that, solely for purposes of determining compliance with Section 9.04(a)(vi) and solely during the XCL Acquisition Period, “Total Funded Debt” shall be determined net of all Specified XCL Acquisition Notes Proceeds; provided further that, in no event shall “Total Funded Debt” be less than $0. For the avoidance of doubt, the netting permitted in accordance with the proviso to the preceding sentence shall be in addition to, but without duplication of, the netting permitted under clauses (a) and (b) of the preceding sentence.

“Total Funded Debt to EBITDAX Ratio” shall mean, as of any date of determination, the ratio of (a) Total Funded Debt as of such date of determination to (b) EBITDAX for the Rolling Period ending on such date (or with respect to any calculation other than for purposes of Section 9.01(a), EBITDAX for the Rolling Period most recently ended for which financial statements have been delivered pursuant to Section 8.01(a) or Section 8.01(b)).

“Total Revolving Commitments” means all of the Revolving Lenders’ Elected Revolving Commitments.

“Total Revolving Commitments Utilization Percentage” means, as of any day, the fraction expressed as a percentage, the numerator of which is the sum of the Revolving Credit Exposures of the Revolving Lenders on such day, and the denominator of which is the Total Revolving Commitments of the Revolving Lenders in effect on such day.

“Total Term Commitments” means all of the Term Lenders’ Term Commitments.

“Total Term Loan Exposures” means, at any time, the amount of the Term Loan Exposure of all Term Lenders.

“Transactions” means, with respect to (a) the Borrower, the execution, delivery and performance by the Borrower of this Agreement, and each other Loan Document to which it is a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder, and the grant of Liens by the Borrower on Mortgaged Properties and other Properties pursuant to the Security Instruments and (b) each Loan Party, the execution, delivery and performance by such Loan Party of each Loan Document to which it is a party, the guaranteeing of the Indebtedness and the other obligations under the Guaranty Agreement by such Loan Party and such Loan Party’s grant of the security interests and provision of collateral thereunder, and the grant of Liens by such Loan Party on Mortgaged Properties and other Properties pursuant to the Security Instruments.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Alternate Base Rate, the Term SOFR or any Benchmark Replacement.

“UCC” means the Uniform Commercial Code as in effect in the State of New York, as amended from time to time.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unrestricted Subsidiary” means any Subsidiary of the Borrower which the Borrower has designated in writing to the Administrative Agent to be an “Unrestricted Subsidiary” pursuant to Section 9.19 and all subsidiaries of such Person. As of the Effective Date, there are no Unrestricted Subsidiaries.

“Unused Availability” means (to the extent that the Borrower is permitted to borrow such amounts under the terms of this Agreement including, without limitation, Section 6.02 hereof) at any time, an amount equal to (a) the Aggregate Elected Revolving Commitment Amounts minus (b) the Aggregate Revolving Credit Exposure (calculated, with respect to any Defaulting Lender, as if such Defaulting Lender had funded its Applicable Revolving Percentage of all outstanding Borrowings).

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities; provided that for purposes of notice requirements in Section 2.03, Section 2.04, and Section 3.04(b), in each case, such day is also a Business Day.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 5.03(f).

“Weighted Average Life to Maturity” means, when applied to any Debt at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining amortization, installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Debt.

“Wholly-Owned Subsidiary” means any Subsidiary of which all of the outstanding Equity Interests (other than any directors’ qualifying shares mandated by applicable law), on a fully-diluted basis, are owned by the Borrower or one or more of the Wholly-Owned Subsidiaries.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

“XCL Acquisition” has the meaning given to such term in the First Amendment.

“XCL Acquisition Additional Indebtedness” means (a) customary unsecured “bridge” loan facilities, (b) senior unsecured notes or convertible notes (the “XCL Acquisition Notes”) or (c) any combination of the foregoing, in each case solely to the extent (i) incurred during the period between the First Amendment Effective Date and the “Outside Date” under and as defined in the XCL Acquisition Agreement as in effect on the First Amendment Effective Date (but in any event no later than July 1, 2025) and (ii) that the intended use of proceeds thereof is to fund a portion of the purchase price for the XCL Acquisition and related expenses.

“XCL Acquisition Agreement” has the meaning given to such term in the First Amendment.

“XCL Acquisition Notes” has the meaning given to such term in the definition of “XCL Acquisition Additional Indebtedness”.

“XCL Acquisition Period” means the period commencing on the First Amendment Effective Date and ending on the earlier of (a) the date the XCL Acquisition is consummated and (b) the date on which the XCL Acquisition Agreement is terminated; provided that in any event the XCL Acquisition Period shall end no later than July 1, 2025.

Section 1.03           Types of Loans and Borrowings. For purposes of this Agreement, Loans and Borrowings, respectively, may be classified and referred to by Type (e.g., a “SOFR Loan” or a “SOFR Borrowing”); by Class (e.g., “Revolving Loan” a “Revolving Borrowing”, a “Term Loan” or a “Term Borrowing”) or by Class and Type (e.g., an “ABR Revolving Loan”, an “ABR Revolving Borrowing”, a “SOFR Revolving Loan”, a “SOFR Revolving Borrowing”, a “SOFR Term Borrowing”, a “SOFR Term Loan”, an “ABR Term Borrowing” or an “ABR Term Loan”).

Section 1.04           Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” as used in this Agreement shall be deemed to be followed by the phrase “without limitation.” The word “will” as used in this Agreement shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented, restated, amended and restated or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in the Loan Documents), (b) any reference in the Loan Documents to any law shall be construed as referring to such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, (c) any reference in the Loan Documents to any Person shall be construed to include such Person’s successors and assigns (subject to the restrictions contained herein), (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) with respect to the determination of any time period, the word “from” as used in this Agreement means “from and including” and the word “to” means “to and including” and (f) all references herein to Articles, Sections, Annexes, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Annexes, Exhibits and Schedules to, this Agreement. No provision of this Agreement or any other Loan Document shall be interpreted or construed against any Person solely because such Person or its legal representative drafted such provision.

Section 1.05           Accounting Terms and Determinations; GAAP. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Administrative Agent or the Lenders hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with the Financial Statements except for changes in which Borrower’s independent certified public accountants concur and which are disclosed to Administrative Agent on the next date on which financial statements are required to be delivered to the Lenders pursuant to Section 8.01(a); provided that, unless the Borrower and the Majority Lenders shall otherwise agree in writing, no such change shall modify or affect the manner in which compliance with the covenants contained herein is computed such that all such computations shall be conducted utilizing financial information presented consistently with prior periods. Notwithstanding anything herein to the contrary, for the purposes of calculating any of the ratios tested under Section 9.01, and the components of each of such ratios, all Unrestricted Subsidiaries, and their subsidiaries (including their assets, liabilities, income, losses, cash flows, and the elements thereof) shall be excluded, except for any cash dividends or distributions actually paid by any Unrestricted Subsidiary or any of its subsidiaries to the Borrower or any Restricted Subsidiary, which shall be deemed to be income to the Borrower or such Restricted Subsidiary when actually received by it. Notwithstanding anything herein to the contrary, unless otherwise expressly stated, (i) all obligations of any Person that are or would have been treated as operating leases for purposes of GAAP prior to the effectiveness of FASB ASC 842 shall continue to be accounted for as operating leases for purposes of all financial definitions and calculations for purpose of this Agreement (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with FASB ASC 842 (on a prospective or retroactive basis or otherwise) to be treated as Capital Lease obligations in the financial statements and (ii) all financial statements delivered to the Administrative Agent hereunder shall contain a schedule showing the modifications necessary to reconcile the adjustments made pursuant to clause (i) above with such financial statements.

Section 1.06           Rates. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Term SOFR Reference Rate or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or with respect to any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 3.03(c), will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Term SOFR Reference Rate, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its Affiliates or other related entities may engage in transactions that affect the calculation of the Term SOFR Reference Rate, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Term SOFR Reference Rate, Term SOFR, or any other Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

Section 1.07           Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

Section 1.08           Rounding. Any financial ratios required to be maintained pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio or percentage is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Section 1.09           Limited Condition Transactions. Notwithstanding anything in this Agreement to the contrary, when (a) calculating any applicable ratio or basket (including any basket based on Total Funded Debt or EBITDAX) in connection with the consummation of any Limited Condition Transaction, (b) determining the accuracy of any representation or warranty or (c) determining whether any Default or Event of Default (other than a Specified Event of Default) has occurred, is continuing or would result from any action, in each case of clauses (a) through (c) in connection with a Limited Condition Transaction, the date of determination of such ratio or basket, the accuracy of such representation or warranty (but taking into account any earlier date specified therein), or whether any Default or Event of Default (other than a Specified Event of Default) has occurred, is continuing or would result therefrom shall, at the election of the Borrower, which election may be revoked by the Borrower at any time prior to the consummation of the Limited Condition Transaction (the Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), be deemed to be (i) the date the definitive agreements for such Limited Condition Transaction are entered into or, in case of a takeover offer, the date on which such offer is announced, as applicable, or (ii) the date an irrevocable notice for Redemption of Debt or Disqualified Capital Stock or preferred equity interests is delivered, as applicable (the “LCT Test Date”); provided that the consummation of any Limited Condition Transaction consisting of a Redemption of Debt or Disqualified Capital Stock or preferred equity interests or an Investment in an Unrestricted Subsidiary shall occur not more than sixty (60) days after the LCT Test Date with respect thereto. For the avoidance of doubt, (A) if any ratio or basket is exceeded, any representation or warranty breached, or any Default or Event of Default (other than a Specified Event of Default) has occurred and is continuing following the LCT Test Date as a result of fluctuations in such ratio (including due to fluctuations in Total Funded Debt and EBITDAX), a change in facts and circumstances or other provisions at or prior to the consummation of the relevant Limited Condition Transaction, such ratio or basket, the accuracy of such representation or warranty (but taking into account any earlier date specified therein), and the determination of whether any Default or Event of Default (other than a Specified Event of Default) has occurred, is continuing or would result therefrom, in each case, will not be deemed to have been exceeded, breached, or otherwise failed as a result of such fluctuations or changed circumstances solely for purposes of determining whether the Limited Condition Transaction and any related transactions are permitted hereunder and (B) such ratio or basket, the accuracy of such representations or warranties, and whether any Default or Event of Default (other than a Specified Event of Default) has occurred or is continuing or would result therefrom, in each case, shall not be tested at the time of consummation of such Limited Condition Transaction (other than the occurrence of a Specified Event of Default). If the Borrower has made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio or basket availability on or following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated, the date that the definitive agreement for such Limited Condition Transaction is terminated or expires or the date on which the irrevocable notice has expired, without consummation of such Limited Condition Transaction (as applicable), any such ratio or basket shall be calculated on a pro forma basis assuming such Limited Condition Transaction (including any incurrence of Debt and the use of proceeds thereof) have been consummated. For the avoidance of doubt, this Section 1.09 shall not apply for the purposes of determining the satisfaction of any conditions contained in Section 6.02 of this Agreement on the occasion of any Borrowing or the issuance, increase, renewal or extension of any Letter of Credit.

Article II
The Credits

Section 2.01          Commitments.

(a)           Subject to the terms and conditions set forth herein, each Revolving Lender agrees, severally and not jointly, to make loans (other than Swingline Loans, which shall be governed by Section 2.09) (“Revolving Loans”) to the Borrower during the Availability Period in an aggregate principal amount that will not result in (a) such Revolving Lender’s Revolving Credit Exposure exceeding such Revolving Lender’s Elected Revolving Commitment or (b) the Aggregate Revolving Credit Exposures exceeding the Total Revolving Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, repay and reborrow the Revolving Loans.

(b)           Subject to the terms and conditions set forth herein and in the applicable Term Loan Amendment, each Term Lender with a Term Commitment as set forth in such Term Loan Amendment severally agrees to make a Term Loan to the Borrower in an aggregate principal amount that will not result in (i) the amount of the Term Loan made by such Term Lender hereunder exceeding such Term Lender’s Term Commitment or (ii) the aggregate amount of the Term Loans made by all such Term Lenders hereunder exceeding the Total Term Commitments of such Term Lenders. Subject to the foregoing limitations and the other provisions of this Agreement, once borrowed, the Borrower may not reborrow any portion of the Term Loans that has been repaid or prepaid, whether in whole or in part. Upon any funding of any Term Loan under the applicable Term Loan Facility by any Term Lender, such Term Lender’s Term Commitment under such Term Loan Facility shall terminate immediately and without further action. Notwithstanding anything to the contrary herein, the Term Commitments that are funded on any Term Loan Facility Closing Date shall be terminated upon such funding and, if the Total Term Commitments as of such Term Loan Facility Closing Date are not drawn on such Term Loan Facility Closing Date, any Term Commitments in respect of the undrawn amount under such Term Loan Facility shall automatically be terminated.

Section 2.02          Loans and Borrowings.

(a)           Borrowings; Several Obligations. Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Elected Revolving Commitments. Each Term Loan shall be made as part of a Term Borrowing consisting of Term Loans made by the Term Lenders under such Term Loan Facility ratably in accordance with their respective Term Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)           Types of Loans. Subject to Section 3.03, each Borrowing shall be comprised entirely of ABR Loans or SOFR Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any SOFR Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)           Minimum Amounts; Limitation on Number of Borrowings. At the commencement of each Interest Period for any SOFR Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $3,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.08(e). Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of six (6) SOFR Borrowings outstanding. Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

(d)           Notes. The Loans made by each Lender shall (if requested by such Lender) be evidenced by a note of the Borrower in substantially the form of Exhibit A-1 in the case of a Revolving Loan and in substantially the form of Exhibit A-2 in the case of a Term Loan, dated, in the case of (i) any Lender party hereto as of the Effective Date, as of the Effective Date, (ii) any Lender that becomes a party hereto pursuant to an Assignment and Assumption, as of the effective date of the Assignment and Assumption, or (iii) any Lender that becomes a party hereto in connection with an increase in the Aggregate Elected Revolving Commitment Amounts pursuant to Section 2.06(c) or in connection with a Term Loan Amendment, as of the effective date of such increase or such Term Loan Amendment, in each case, payable in a principal amount equal to, in the case of a Revolving Lender, its Maximum Credit Amount as in effect on such date, and, in the case of any Term Lender, the principal amount of its Term Loans on such date, and otherwise duly completed. In the event that any Lender’s Maximum Credit Amount or Term Loans increases or decreases for any reason (whether pursuant to Section 2.06, Section 12.04(b) or otherwise), if requested by such Lender, the Borrower shall deliver or cause to be delivered on the effective date of such increase or decrease, a new Note, payable to such Lender and its registered assigns in a principal amount equal to, in the case of a Revolving Lender, its Maximum Credit Amount after giving effect to such increase or decrease, and, in the case of any Term Lender, the principal amount of its Term Loans after giving effect to such increase or decrease, and otherwise duly completed. The date, amount, Type, interest rate and, if applicable, Interest Period of each Loan made by each Lender, and all payments made on account of the principal thereof, shall be recorded by such Lender on its books for its Note. Failure to make any such notation shall not affect any Lender’s or the Borrower’s rights or obligations in respect of such Loans.

Section 2.03           Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (or transmit by electronic communication, pursuant to arrangements approved by the Administrative Agent) (a) in the case of a SOFR Borrowing, not later than 1:00 p.m., Charlotte, North Carolina time, three U.S. Government Securities Business Days before the date of the proposed Borrowing (or in the case of any SOFR Borrowing requested to be made on the Second Amendment Effective Date, one U.S. Government Securities Business Day prior to the Second Amendment Effective Date), or (b) in the case of a ABR Borrowing, including an ABR Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.08(e), not later than 1:00 p.m., Charlotte, North Carolina time, on the date of the proposed Borrowing, which date shall be a Business Day in the United States. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or electronic mail to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)            whether such Borrowing is a Revolving Borrowing or a Term Borrowing;

(ii)           the aggregate amount of the requested Borrowing;

(iii)          the date of such Borrowing, which shall be a Business Day in the United States;

(iv)          whether such Borrowing is to be an ABR Borrowing or a SOFR Borrowing;

(v)           in the case of a SOFR Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;

(vi)          (A) the amount of the then effective Borrowing Base and the Available Borrowing Base, (B) the amount of the then effective Aggregate Elected Revolving Commitment Amounts, (C) the aggregate principal amount of Permitted Pari Term Loan Debt then outstanding, (D) the current Aggregate Revolving Credit Exposures (without regard to the requested Borrowing), (E) the pro forma Aggregate Revolving Credit Exposures and the Total Term Loan Exposures (giving effect to the requested Borrowing), (F) the Total Term Loan Exposures (without regard to the requested Borrowing) and (G) the pro forma Total Term Loan Exposures (giving effect to the requested Borrowing); and

(vii)         the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05(a).

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested SOFR Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Each Borrowing Request shall constitute a representation and warranty that the amount of the requested Borrowing shall (1) not cause the Aggregate Revolving Credit Exposures to exceed the Total Revolving Commitments or (2) cause the Total Term Loan Exposures to exceed the Total Term Commitments.

Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Revolving Lender or Term Lender (as applicable) of the details thereof and of the amount of such Lender’s Loans to be made as part of the requested Borrowing.

Section 2.04          Interest Elections.

(a)           Conversion and Continuance. Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a SOFR Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a SOFR Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.04. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section 2.04(a), as it refers to Types of Loans, shall not apply to Swingline Loans, which may not be converted or continued.

(b)           Interest Election Requests. To make an election pursuant to this Section 2.04, the Borrower shall notify the Administrative Agent of such election by telephone (or transmit by electronic communication, if arrangements for doing so have been approved by the Administrative Agent) by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or electronic mail to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

(c)           Information in Interest Election Requests. Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)            the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to Section 2.04(c)(iii) and (iv) shall be specified for each resulting Borrowing);

(ii)           the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)          whether the resulting Borrowing is to be an ABR Borrowing or a SOFR Borrowing; and

(iv)          if the resulting Borrowing is a SOFR Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a SOFR Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)           Notice to Lenders by the Administrative Agent. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)           Effect of Failure to Deliver Timely Interest Election Request and Events of Default and Borrowing Base Deficiencies on Interest Election. If the Borrower fails to deliver a timely Interest Election Request with respect to a SOFR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be continued as a SOFR Borrowing with a one-month Interest Period, provided that if such Interest Period is within one month of the Maturity Date, such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent or the Administrative Agent acting at the direction of the Majority Lenders, has notified the Borrower that no conversion of outstanding Borrowings into, or continuations as, Term SOFR Borrowings shall be permitted or if the Aggregate Revolving Credit Exposures exceed the Borrowing Base then in effect: (i) no outstanding Borrowing may be converted to or continued as a SOFR Borrowing (and any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a SOFR Borrowing shall be ineffective) and (ii) unless repaid, each SOFR Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

Section 2.05          Funding of Borrowings.

(a)           Funding by Lenders. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 2:00 p.m. Charlotte, North Carolina time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.09. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in Charlotte, North Carolina and designated by the Borrower in the applicable Borrowing Request; provided that ABR Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.08(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank. Nothing herein shall be deemed to obligate any Lender to obtain the funds for its Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for its Loan in any particular place or manner.

(b)           Presumption of Funding by the Lenders. Unless the Administrative Agent shall have received written notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.05(a) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the Overnight Bank Funding Rate or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans; provided, however, such demands shall be made first upon the applicable Lender and then upon the Borrower. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing.

Section 2.06          Termination of Elected Revolving Commitment Amounts; Optional Increase and Reduction of Aggregate Elected Revolving Commitment Amounts.

(a)            Scheduled Termination of Revolving Commitments. Unless previously terminated, the Total Revolving Commitments (and the Elected Revolving Commitment of each Revolving Lender) shall terminate on the Revolving Maturity Date. If at any time the Aggregate Maximum Credit Amounts, the Borrowing Base or the Aggregate Elected Revolving Commitment Amounts are terminated or reduced to zero, then the Elected Revolving Commitments shall terminate on the effective date of such termination or reduction. Each Revolving Loan, all accrued but unpaid interest thereon, and all other Indebtedness (other than Indebtedness in respect of Term Loans) shall be due and payable in full on the Revolving Maturity Date.

(b)           Optional Termination and Reduction of Aggregate Elected Revolving Commitment Amounts.

(i)            The Borrower may at any time terminate, or from time to time reduce, the Aggregate Elected Revolving Commitment Amounts; provided that (A) each reduction of the Aggregate Elected Revolving Commitment Amounts shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (B) the Borrower shall not terminate or reduce the Aggregate Elected Revolving Commitment Amounts if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 3.04(c), the Aggregate Revolving Credit Exposures would exceed the Total Revolving Commitments.

(ii)           The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Aggregate Elected Revolving Commitment Amounts under Section 2.06(b)(i) at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Revolving Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section 2.06(b)(ii) shall be irrevocable; provided that a notice of termination of the Aggregate Elected Revolving Commitment Amounts delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Aggregate Elected Revolving Commitment Amounts shall be permanent and may not be reinstated except pursuant to Section 2.06(c). Each reduction of the Aggregate Elected Revolving Commitment Amounts shall be made ratably among the Revolving Lenders in accordance with each Revolving Lender’s Applicable Revolving Percentage.

(c)           Optional Increase of Aggregate Elected Revolving Commitment Amounts.

(i)            Subject to the conditions set forth in Section 2.06(c)(ii), the Borrower may increase the Aggregate Elected Revolving Commitment Amounts then in effect by increasing the Elected Revolving Commitment of a Revolving Lender (an “Increasing Revolving Lender”) (other than a Defaulting Lender) or by causing a Person acceptable to the Administrative Agent, the Issuing Banks and the Swingline Lender that at such time is not a Revolving Lender to become a Revolving Lender (an “Additional Revolving Lender”). Notwithstanding anything to the contrary contained in this Agreement, in no case shall an Additional Revolving Lender be (A) the Borrower, an Affiliate of the Borrower or a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person) or (B) any Person who, upon becoming a Lender hereunder, would constitute a Defaulting Lender or a subsidiary thereof.

(ii)           Any increase in the Aggregate Elected Revolving Commitment Amounts shall be subject to the following additional conditions:

(A)           such increase shall not be less than $10,000,000 unless the Administrative Agent otherwise consents, and no such increase shall be permitted if after giving effect thereto the Aggregate Elected Revolving Commitment Amounts exceed the Aggregate Maximum Credit Amount or the Available Borrowing Base then in effect;

(B)            no Default shall have occurred and be continuing at the effective date of such increase;

(C)            if any SOFR Borrowings are outstanding on the effective date of such increase, the Borrower shall make any payments required pursuant to Section 5.02 in connection with such increase;

(D)           no Lender’s Elected Revolving Commitment may be increased without the consent of such Lender;

(E)            if the Borrower elects to increase the Aggregate Elected Revolving Commitment Amounts by increasing the Elected Revolving Commitment of an Increasing Revolving Lender, the Borrower and such Increasing Revolving Lender shall execute and deliver to the Administrative Agent a certificate substantially in the form of Exhibit E (an “Elected Revolving Commitment Increase Certificate”) and further, in the event a new Note is required to reflect the increased Elected Revolving Commitment of such Increasing Revolving Lender, then in that case, the Borrower shall deliver a new Note (after presentation of same to Borrower by the Administrative Agent) payable to such Increasing Revolving Lender in a principal amount equal to its Maximum Credit Amount after giving effect to such increase, and otherwise duly completed, together with a processing and recordation fee of $3,500 payable by the Borrower to the Administrative Agent and the reimbursement by the Borrower of the reasonable legal fees of counsel to the Administrative Agent; and

(F)            If the Borrower elects to increase the Aggregate Elected Revolving Commitment Amounts by causing an Additional Revolving Lender to become a party to this Agreement, then the Borrower and such Additional Revolving Lender shall execute and deliver to the Administrative Agent, the Issuing Banks and the Swingline Lender a certificate substantially in the form of Exhibit F (an “Additional Revolving Lender Certificate”), together with an Administrative Questionnaire and a processing and recordation fee of $3,500 payable by such Additional Revolving Lender and the reimbursement by the Borrower of the reasonable legal fees of counsel to the Administrative Agent, and the Borrower shall (1) if requested by the Additional Revolving Lender, deliver a Note payable to such Additional Revolving Lender and its registered assigns in a principal amount equal to its Maximum Credit Amount, and otherwise duly completed and (2) pay any applicable fees as may have been agreed to between the Borrower, the Additional Revolving Lender and/or the Administrative Agent.

(iii)          Subject to acceptance and recording thereof pursuant to Section 2.06(c)(iv), from and after the effective date specified in the Elected Revolving Commitment Increase Certificate or the Additional Revolving Lender Certificate (or if any SOFR Revolving Borrowings are outstanding, then the last day of the Interest Period in respect of such SOFR Borrowings): (A) the amount of the Aggregate Elected Revolving Commitment Amounts shall be increased as set forth therein, and (B) in the case of an Additional Revolving Lender Certificate, any Additional Revolving Lender party thereto shall be a party to this Agreement and the other Loan Documents and have the rights and obligations of a Lender under this Agreement and the other Loan Documents. In addition, the Increasing Revolving Lender or the Additional Revolving Lender, as applicable, shall purchase a pro rata portion of the outstanding Revolving Loans (and participation interests in Letters of Credit) of each of the other Revolving Lenders (and such Revolving Lenders hereby agree to sell and to take all such further action to effectuate such sale) such that each Revolving Lender (including any Increasing Revolving Lender and any Additional Revolving Lender, if applicable) shall hold its Applicable Revolving Percentage of the outstanding Revolving Loans (and participation interests) after giving effect to the increase in the Aggregate Elected Revolving Commitment Amounts.

(iv)          Upon its receipt of a duly completed Elected Revolving Commitment Increase Certificate or an Additional Revolving Lender Certificate, executed by the Borrower and the Increasing Revolving Lender or the Borrower and the Additional Revolving Lender party thereto, as applicable, the processing and recording fee referred to in Section 2.06(c)(ii), the Administrative Questionnaire referred to in Section 2.06(c)(ii), if applicable, and the written consent of the Administrative Agent to such increase required by Section 2.06(c)(i), the Administrative Agent shall accept such Elected Revolving Commitment Increase Certificate or Additional Revolving Lender Certificate and record the information contained therein in the Register required to be maintained by the Administrative Agent pursuant to Section 12.04(b)(iv). No increase in the Aggregate Elected Revolving Commitment Amounts shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 2.06(c)(iv).

(v)           After giving effect to an increase in the Aggregate Elected Revolving Commitment Amounts, the Aggregate Elected Revolving Commitment Amounts shall not exceed the Borrowing Base or the Aggregate Maximum Credit Amounts.

(vi)          Upon any increase in the Aggregate Elected Revolving Commitment Amounts pursuant to Section 2.06(c)(iv), (A) each Revolving Lender’s Applicable Revolving Percentage shall be automatically deemed amended to the extent necessary so that each Revolving Lender’s Applicable Revolving Percentage equals the percentage of the Aggregate Elected Revolving Commitment Amount represented by such Revolving Lender’s Elected Revolving Commitment, in each case, after giving effect to such increase, (B) each Revolving Lender’s Maximum Credit Amount shall be automatically deemed amended to the extent necessary so that each such Revolving Lender’s Maximum Credit Amount equals such Revolving Lender’s Applicable Revolving Percentage of the Aggregate Maximum Credit Amounts and (C) Annex I to this Agreement shall be deemed amended to reflect the Elected Revolving Commitment of each Increasing Revolving Lender and any Additional Revolving Lender as thereby increased, and any changes in the Revolving Lenders’ respective Applicable Revolving Percentages and Maximum Credit Amount pursuant to the foregoing clause (A) and clause (B). On the date of such increase, the Administrative Agent may distribute to the Borrower and the Revolving Lenders (including each Additional Revolving Lender) a revised Annex I to this Agreement, which shall set forth the Maximum Credit Amount and the Elected Revolving Commitment of each Revolving Lender after giving effect to such deemed amendment and increase, and such revised Annex I shall amend and restate and supersede and replace Annex I to this Agreement as in effect immediately prior to such increase pursuant to Section 2.06(c)(iv).

(vii)         Upon any redetermination or other adjustment in the Available Borrowing Base pursuant to this Agreement that would otherwise result in the Available Borrowing Base becoming less than the Aggregate Elected Revolving Commitment Amounts, the Aggregate Elected Revolving Commitment Amounts shall be automatically reduced (ratably among the Revolving Lenders in accordance with each Revolving Lender’s Applicable Revolving Percentage) so that they equal such redetermined Available Borrowing Base (and Annex I shall be deemed amended to reflect such amendments to each Revolving Lender’s Elected Revolving Commitment and the Aggregate Elected Revolving Commitment Amounts). On the date of such redetermination of or other adjustment to the Available Borrowing Base, the Administrative Agent may distribute to the Borrower and the Revolving Lenders a revised Annex I to this Agreement, which shall set forth the Maximum Credit Amount and the Elected Revolving Commitment of each Revolving Lender after giving effect to such deemed redetermination or other adjustment, and such revised Annex I shall amend and restate and supersede and replace Annex I to this Agreement as in effect immediately prior to such redetermination or other adjustment.

Notwithstanding anything herein to the contrary, in no event shall the sum of (x) the Aggregate Elected Revolving Commitment Amounts, (y) the Total Term Loan Exposures and (z) the aggregate amount of outstanding Permitted Pari Term Loan Debt exceed $2,500,000,000 in the aggregate prior to the delivery by the Borrower of a Reserve Report evaluating the Oil and Gas Properties of the Loan Parties (including the XCL Acquired Assets (as defined in the First Amendment)) that is prepared or audited by one or more Approved Petroleum Engineers.

(d)           Reduction of Aggregate Elected Revolving Commitment Amounts (Permitted Additional Debt). Upon any prepayment of the Loans made in connection with the incurrence or issuance of any Permitted Additional Debt (or Permitted Refinancing Debt thereof) in reliance on the Borrower’s election made pursuant to Section 9.02(i)(y), the Aggregate Elected Revolving Commitment Amounts shall be automatically reduced (ratably among the Lenders in accordance with each Lender’s Applicable Revolving Percentage) by the principal amount of the Loans so prepaid (and Annex I shall be deemed amended to reflect such amendments to each Lender’s Elected Revolving Commitment and the Aggregate Elected Revolving Commitment Amounts). Any termination or reduction of the Aggregate Elected Revolving Commitment Amounts shall be permanent and may not be reinstated except pursuant to Section 2.06(c).

Section 2.07          Borrowing Base.

(a)           Initial Borrowing Base. For the period from and including the Fourth Amendment Effective Date to but excluding the first Redetermination Date to occur after the Fourth Amendment Effective Date, the amount of the Borrowing Base shall be $5,000,000,000. Notwithstanding the foregoing, the Borrowing Base shall be subject to further adjustments from time to time pursuant to this Section 2.07 and Section 8.13(c), Section 9.02(i), and Section 9.12.

(b)           Scheduled and Interim Redeterminations. The Borrowing Base shall be redetermined semi-annually in accordance with this Section 2.07 (each such scheduled redetermination, a “Scheduled Redetermination”) and, subject to Section 2.07(d), such redetermined Borrowing Base shall become effective and applicable to the Borrower, the Administrative Agent, the Issuing Banks and the Lenders on April 1 and October 1 of each year (or, in each case, (i) with the consent of the Borrower, such earlier date or (ii) such date promptly thereafter as reasonably practicable), commencing April 1, 2023. In addition, each of the Borrower (by notifying the Administrative Agent thereof) and the Administrative Agent (at the direction of the Majority Lenders, by notifying the Borrower thereof) may, one time between Scheduled Redeterminations, elect to cause the Borrowing Base to be redetermined between Scheduled Redeterminations (such redetermination being an “Interim Redetermination”) in accordance with this Section 2.07. For purposes of this Agreement, the determination of the Borrowing Base on the Effective Date provided for herein shall be deemed and considered to be a Scheduled Redetermination.

(c)           Scheduled and Interim Redetermination Procedure.

(i)            Each Scheduled Redetermination and each Interim Redetermination shall be effectuated as follows: upon receipt by the Administrative Agent of (A) the Reserve Report and the certificate required to be delivered by the Borrower to the Administrative Agent, in the case of a Scheduled Redetermination, pursuant to Section 8.12(a) and Section 8.12(c), and, in the case of an Interim Redetermination, pursuant to Section 8.12(b) and Section 8.12(c), and (B) such other reports, data and supplemental information, including, without limitation, the information provided pursuant to Section 8.12(c), as may, from time to time, be reasonably requested by the Majority Lenders (the Reserve Report, such certificate and such other reports, data and supplemental information being the “Engineering Reports”), the Administrative Agent shall evaluate the information contained in the Engineering Reports and shall, in good faith, propose a new Borrowing Base (the “Proposed Borrowing Base”) based upon such information and such other information (including the status of title information with respect to the Proved Oil and Gas Properties as described in the Engineering Reports and the existence of any other Debt, the Loan Parties’ other assets, liabilities, fixed charges, cash flow, business, properties, management and ownership, hedged and unhedged exposure of the Loan Parties to price, production scenarios, interest rate and operating cost changes) as the Administrative Agent deems appropriate and consistent with its normal oil and gas lending criteria as it exists at the particular time. In no event shall any Proposed Borrowing Base exceed the Aggregate Maximum Credit Amounts.

(ii)           The Administrative Agent shall notify the Borrower and the Lenders of the Proposed Borrowing Base (the “Proposed Borrowing Base Notice”):

(A)           in the case of a Scheduled Redetermination, promptly after the Administrative Agent has received the required Engineering Reports and has had a reasonable opportunity to determine the Proposed Borrowing Base in accordance with Section 2.07(c)(i); and

(B)            in the case of an Interim Redetermination, promptly, and in any event, within fifteen (15) days after the Administrative Agent has received the required Engineering Reports;

(iii)          Any Proposed Borrowing Base that would increase the Borrowing Base then in effect must be approved by all of the Lenders as provided in this Section 2.07(c)(iii); and any Proposed Borrowing Base that would decrease or maintain the Borrowing Base then in effect must be approved or be deemed to have been approved by the Supermajority Lenders as provided in this Section 2.07(c)(iii). Upon receipt of the Proposed Borrowing Base Notice, each Lender shall have fifteen (15) days to agree with the Proposed Borrowing Base or disagree with the Proposed Borrowing Base by proposing an alternate Borrowing Base. If, in the case of any Proposed Borrowing Base that would decrease or maintain the Borrowing Base then in effect, at the end of such fifteen (15) days, any Lender has not communicated its approval or disapproval in writing to the Administrative Agent, such silence shall be deemed to be an approval of the Proposed Borrowing Base. If, in the case of any Proposed Borrowing Base that would increase the Borrowing Base then in effect, at the end of such fifteen (15) days, any Lender has not communicated its approval or disapproval in writing to the Administrative Agent, such silence shall be deemed to be a disapproval of the Proposed Borrowing Base. If, at the end of such 15-day period, all of the Lenders, in the case of a Proposed Borrowing Base that would increase the Borrowing Base then in effect, or the Supermajority Lenders, in the case of a Proposed Borrowing Base that would decrease or maintain the Borrowing Base then in effect, have approved or, in the case of a decrease or reaffirmation, deemed to have approved, as aforesaid, then the Proposed Borrowing Base shall become the new Borrowing Base, effective on the date specified in Section 2.07(d). If, however, at the end of such 15-day period, all of the Lenders or the Supermajority Lenders, as applicable, have not approved or, in the case of a decrease or reaffirmation, deemed to have approved, as aforesaid, the Proposed Borrowing Base, then for purposes of this Section 2.07, the Administrative Agent shall poll the Lenders to ascertain the highest Borrowing Base then acceptable (A) to the Supermajority Lenders, if such amount would reaffirm or decrease the Borrowing Base then in effect, or (B) to all of the Lenders, if such amount would increase the Borrowing Base then in effect, which amount shall become the new Borrowing Base, effective on the date specified in Section 2.07(d).

(iv)          If any Lender does not approve a Proposed Borrowing Base pursuant to Section 2.07(c)(iii), the Borrower shall have the right to cause the Elected Revolving Commitment or Term Loans, as applicable, of such dissenting Lender to be replaced pursuant to Section 5.05.

(v)           Upon any redetermination or other adjustment in the Borrowing Base pursuant to this Agreement that would otherwise result in the Borrowing Base becoming less than the Aggregate Elected Revolving Commitment Amounts, the Aggregate Elected Revolving Commitment Amounts shall be automatically reduced pursuant to Section 2.06(c)(vii).

(d)           Effectiveness of a Redetermined Borrowing Base. After a redetermined Borrowing Base is approved or is, in the case of a decrease or reaffirmation, deemed to have been approved by all of the Lenders or the Supermajority Lenders, as applicable, pursuant to Section 2.07(c)(iii), the Administrative Agent shall notify the Borrower and the Lenders of the amount of the redetermined Borrowing Base (the “New Borrowing Base Notice”), and such amount shall become the new Borrowing Base, effective and applicable to the Borrower, the Administrative Agent, the Issuing Banks and the Lenders:

(i)            in the case of a Scheduled Redetermination, (A) if the Administrative Agent shall have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 8.12(a) and Section 8.12(c) in a timely and complete manner, then on April 1 or October 1 (or, in each case, (i) with the consent of the Borrower, such earlier date or (ii) such date promptly thereafter as reasonably practicable), as applicable, following such notice, or (B) if the Administrative Agent shall not have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 8.12(a) and Section 8.12(c) in a timely and complete manner, then on the Business Day next succeeding delivery of such New Borrowing Base Notice; and

(ii)           in the case of an Interim Redetermination, on the Business Day next succeeding delivery of such New Borrowing Base Notice.

(iii)          Such amount shall then become the Borrowing Base until the next Scheduled Redetermination Date, the next Interim Redetermination Date or the next adjustment to the Borrowing Base under Section 8.13(c), Section 9.02(i), or Section 9.12, whichever occurs first. Notwithstanding the foregoing, no Scheduled Redetermination or Interim Redetermination shall become effective until the New Borrowing Base Notice related thereto is received by the Borrower.

(e)           Investment Grade Period. If, at any time after the Effective Date, the Borrower commences an Investment Grade Period, then at all times during such Investment Grade Period, there shall be no Borrowing Base and the provisions of Section 2.07(a) through Section 2.07(d) shall not apply during such Investment Grade Period. For the avoidance of doubt, upon the termination of any Investment Grade Period, a Non-Investment Grade Period shall automatically commence and an Interim Redetermination shall occur in accordance with the procedures set forth in this Section 2.07.

Section 2.08           Letters of Credit.

(a)            General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of dollar denominated Letters of Credit for its own account or for the account of any other Loan Party, in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time during the Availability Period in an aggregate amount not to exceed the LC Commitment (and with respect to any Issuing Bank, its LC Issuance Limit); provided that the Borrower may not request the issuance, amendment, renewal or extension of Letters of Credit hereunder if the Aggregate Revolving Credit Exposures exceed the Aggregate Elected Revolving Commitment Amounts then in effect at such time or the Aggregate Revolving Credit Exposures would exceed the Aggregate Elected Revolving Commitment Amounts as a result thereof. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the applicable Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. Notwithstanding anything herein to the contrary, no Issuing Bank shall have an obligation hereunder to issue, and shall not issue, any Letter of Credit (i) the proceeds of which would be made available to any Person (A) to fund any activity or business of or with any Sanctioned Person, or in any country or territory that, at the time of such funding, is the subject of any Sanctions, in each case in violation of Sanctions, or (B) in any manner that would result in a violation of any Sanctions by any party to this Agreement, (ii) if the issuance of such Letter of Credit would violate one or more policies of such Issuing Bank applicable to letters of credit generally under similar circumstances for similarly situated borrowers or (iii) if any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing such Letter of Credit, or any Governmental Requirement relating to such Issuing Bank or any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which such Issuing Bank in good faith deems material to it; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith or in the implementation thereof, and (y) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed not to be in effect on the Effective Date for purposes of clause (iii) above, regardless of the date enacted, adopted, issued or implemented. The Existing Civitas Letter of Credit shall be deemed to have been issued pursuant hereto, and from and after the Fourth Amendment Effective Date shall be subject to and governed by the terms and conditions hereof.

(b)           Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to the applicable Issuing Bank and the Administrative Agent (not less than three (3) Business Days in advance of the requested date of issuance, amendment, renewal or extension) a notice:

(i)            requesting the issuance of a Letter of Credit or identifying the Letter of Credit to be amended, renewed or extended;

(ii)           specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day);

(iii)          specifying the date on which such Letter of Credit is to expire (which shall comply with Section 2.08(c));

(iv)          specifying the amount of such Letter of Credit;

(v)           specifying the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit; and

(vi)          specifying the amount of the then effective Available Borrowing Base and the then effective Aggregate Elected Revolving Commitment Amounts, the current Aggregate Revolving Credit Exposures (without regard to the requested Letter of Credit or the requested amendment, renewal or extension of an outstanding Letter of Credit) and the pro forma Aggregate Revolving Credit Exposures (giving effect to the requested Letter of Credit or the requested amendment, renewal or extension of an outstanding Letter of Credit).

Each notice shall constitute a representation that after giving effect to the requested issuance, amendment, renewal or extension, as applicable, (A) the LC Exposure shall not exceed the LC Commitment, (B) each Issuing Bank’s individual LC Exposure shall not exceed such Issuing Bank’s LC Issuance Limit and (C) the Aggregate Revolving Credit Exposures shall not exceed the Aggregate Elected Revolving Commitment Amounts. Notwithstanding the foregoing, no Issuing Bank shall at any time be obligated to issue, amend, renew or extend any Letter of Credit if any Lender is at such time a Defaulting Lender hereunder, unless (x) the Borrower cash collateralizes such Defaulting Lender’s portion of the total LC Exposure (calculated after giving effect to the issuance, amendment, renewal or extension of such Letter of Credit) in accordance with the procedures set forth in Section 2.08(j) or (y) such Issuing Bank has entered into arrangements satisfactory to such Issuing Bank in its sole discretion with the Borrower or such Defaulting Lender to eliminate such Issuing Bank’s risk with respect to such Defaulting Lender’s portion of the total LC Exposure.

If requested by any Issuing Bank, the Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit; provided that, in the event of any conflict between such application or any Letter of Credit Agreement and the terms of this Agreement, the terms of this Agreement shall control.

(c)           Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date that is one year after the date of the issuance of such Letter of Credit (or in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Revolving Maturity Date.

(d)           Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Banks or the Revolving Lenders, each Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Revolving Lender’s Applicable Revolving Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of each Issuing Bank, such Revolving Lender’s Applicable Revolving Percentage (which, for this purpose, if any Defaulting Lender then exists, shall be calculated as such Lender’s percentage of the aggregate LC Exposure after giving effect to Section 2.11(a)(iv)) of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in Section 2.08(e), or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this Section 2.08(d) in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Elected Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e)           Reimbursement. If any Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, Charlotte, North Carolina time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 12:00 noon, Charlotte, North Carolina time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon Charlotte, North Carolina time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 12:00 noon, Charlotte, North Carolina time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that if such LC Disbursement is not less than $1,000,000, the Borrower may, subject to the conditions to Borrowing set forth herein, request in accordance with Section 2.03 (or Section 2.09 in the case of a Swingline Loan) that such payment be financed with a ABR Revolving Borrowing or a Swingline Loan in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan. If the Borrower makes such a request (and if the Borrower fails to make such a request and has not made the relevant reimbursement, it shall be deemed to have made such a request), the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Revolving Lender’s Applicable Revolving Percentage (which, for this purpose, if any Defaulting Lender then exists, shall be calculated as such Revolving Lender’s percentage of the aggregate LC Exposure after giving effect to Section 2.11(a)(iv)) thereof. Promptly following receipt of such notice, each Revolving Lender shall (which obligation shall be several and not joint) pay to the Administrative Agent its Applicable Revolving Percentage (which, for this purpose, if any Defaulting Lender then exists, shall be calculated as such Revolving Lender’s percentage of the aggregate LC Exposure after giving effect to Section 2.11(a)(iv)) of the payment then due from the Borrower, in the same manner as provided in Section 2.05 with respect to Revolving Loans made by such Revolving Lender (and Section 2.05 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this Section 2.08(e), the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this Section 2.08(e) to reimburse such Issuing Bank, then to such Revolving Lenders and such Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this Section 2.08(e) to reimburse the applicable Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans as contemplated above) shall not constitute a Revolving Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

(f)            Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in Section 2.08(e) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, any Letter of Credit Agreement or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by any Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or any Letter of Credit Agreement, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.08(f), constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. Neither the Administrative Agent, the Revolving Lenders nor the Issuing Banks, nor any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of any Issuing Bank; provided that the foregoing shall not be construed to excuse such Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of such Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised all requisite care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, each Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g)           Disbursement Procedures. Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Each Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by electronic mail, or in the case of the Administrative Agent, by electronic email or other electronic communication if arrangements for doing so have been approved by the Administrative Agent) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.

(h)           Interim Interest. If any Issuing Bank shall make any LC Disbursement, then, until the Borrower shall have reimbursed such Issuing Bank for such LC Disbursement (either with its own funds or a Borrowing under Section 2.08(e)), the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans. Interest accrued pursuant to this Section 2.08(h) shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to Section 2.08(e) to reimburse such Issuing Bank shall be for the account of such Revolving Lender to the extent of such payment.

(i)            Replacement of any Issuing Bank. Any Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, such replaced Issuing Bank and such successor Issuing Bank. The Administrative Agent shall notify the Revolving Lenders of any such replacement of any Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 3.05(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(j)            Cash Collateralization. If (i) any Event of Default shall occur and be continuing and the Borrower receives notice from the Administrative Agent or the Majority Revolving Lenders demanding the deposit of cash collateral pursuant to this Section 2.08(j), (ii) the Borrower is required to pay to the Administrative Agent the excess attributable to an LC Exposure in connection with any prepayment pursuant to Section 3.04(c), (iii) the Borrower elects to cash collateralize the LC Exposure of any Defaulting Lender pursuant to Section 2.08(b) or (iv) any Letter of Credit is outstanding at the time any Lender is a Defaulting Lender and the Borrower receives written request from any Issuing Bank demanding the deposit of cash collateral pursuant to this Section 2.08(j), then, subject to any Pari Passu Intercreditor Agreement, the Borrower shall deposit, in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Revolving Lenders, an amount in cash equal to 102% of, in the case of an Event of Default, the LC Exposure, and in the case of a payment required by Section 3.04(c) the amount of such excess as provided in Section 3.04(c) and in the case of a Defaulting Lender, an amount in cash equal to 102% of such Defaulting Lender’s portion of the total LC Exposure at such time as calculated pursuant to clause (x) of the second to last sentence of Section 2.08(b) (less any amounts already on deposit in such account representing cash collateral for any portion of such Defaulting Lender’s portion of the total LC Exposure), as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to any Loan Party described in Section 10.01(h), Section 10.01(i) or Section 10.01(j). Subject to any Pari Passu Intercreditor Agreement, the Borrower hereby grants to the Administrative Agent, for the benefit of the Issuing Banks and the Revolving Lenders, an exclusive first priority and continuing perfected security interest in and Lien on such account and all cash, checks, drafts, certificates and instruments, if any, from time to time deposited or held in such account, all deposits or wire transfers made thereto, any and all investments purchased with funds deposited in such account, all interest, dividends, cash, instruments, financial assets and other Property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any or all of the foregoing, and all proceeds, products, accessions, rents, profits, income and benefits therefrom, and any substitutions and replacements therefor. The Borrower’s obligation to deposit amounts pursuant to this Section 2.08(j) shall be absolute and unconditional, without regard to whether any beneficiary of any such Letter of Credit has attempted to draw down all or a portion of such amount under the terms of a Letter of Credit, and, to the fullest extent permitted by applicable law, shall not be subject to any defense or be affected by a right of set-off, counterclaim or recoupment which the Borrower or any of its Subsidiaries may now or hereafter have against any such beneficiary, the Issuing Banks, the Administrative Agent, the Revolving Lenders or any other Person for any reason whatsoever. Such deposit shall be held as collateral securing the payment and performance of the Borrower’s and the Guarantor’s obligations under this Agreement and the other Loan Documents. Subject to any Pari Passu Intercreditor Agreement, the Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the written request and instruction of the Borrower but at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the applicable Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated, be applied to satisfy other obligations of the Borrower and the Guarantors under this Agreement or the other Loan Documents. If the Borrower is required to provide an amount of cash collateral pursuant to clauses (i), (iii) or (iv) above, and the Borrower is not otherwise required to pay to the Administrative Agent the excess attributable to an LC Exposure in connection with any prepayment pursuant to Section 3.04(c), then such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after (x) in the case of cash collateral provided pursuant to clause (i) above, all Events of Default have been cured or waived and (y) in the case of cash collateral provided pursuant to clauses (iii) or (iv) above, the applicable Defaulting Lender is no longer a Defaulting Lender. The Borrower may at any time request confirmation from the Administrative Agent that a Defaulting Lender is no longer a Defaulting Lender, and the Administrative Agent shall promptly confirm such request or provide written confirmation to the Borrower that such Lender remains a Defaulting Lender and the basis for such determination.

(k)           Reporting of Letter of Credit Information and LC Issuance Limit. At any time that there is an Issuing Bank that is not also the financial institution acting as Administrative Agent, then (a) no later than the fifth Business Day following the last day of each calendar month, (b) on each date that a Letter of Credit is amended, terminated or otherwise expires, (c) on each date that a Letter of Credit is issued or the expiry date of a Letter of Credit is extended, and (d) upon the request of the Administrative Agent, each Issuing Bank (or, in the case of clauses (b), (c) or (d) of this Section, the applicable Issuing Bank) shall deliver to the Administrative Agent a report setting forth in form and detail reasonably satisfactory to the Administrative Agent information (including any reimbursement, cash collateral, or termination in respect of Letters of Credit issued by such Issuing Bank) with respect to each Letter of Credit issued by such Issuing Bank that is outstanding hereunder. In addition, each Issuing Bank shall provide notice to the Administrative Agent of its LC Issuance Limit, or any change thereto, promptly upon it becoming an Issuing Bank or making any change to its LC Issuance Limit. No failure on the part of any Issuing Bank to provide such information pursuant to this Section 2.08(k) shall limit the obligations of the Borrower or any Revolving Lender hereunder with respect to its reimbursement and participation obligations hereunder.

(l)            Resignation of Issuing Banks.

(i)            Any Issuing Bank may resign at any time by giving 30 days’ prior written notice to the Administrative Agent, the Revolving Lenders and the Borrower. After the resignation of an Issuing Bank hereunder, the retiring Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation, but shall not be required to issue additional Letters of Credit or to extend, renew or increase the outstanding Letter of Credit.

(ii)           Any resigning Issuing Bank shall retain all the rights, powers, privileges and duties of an Issuing Bank hereunder with respect to all Letters of Credit issued by it that are outstanding as of the effective date of its resignation as an Issuing Bank and all LC Exposure with respect thereto (including the right to require the Revolving Lenders to take such actions as are required under Section 2.08(d)). Without limiting the foregoing, upon the resignation of a Revolving Lender as an Issuing Bank hereunder, the Borrower may, or at the request of such resigned Issuing Bank the Borrower shall, use commercially reasonable efforts to, arrange for one or more of the other Issuing Banks to issue Letters of Credit hereunder in substitution for the Letters of Credit, if any, issued by such resigned Issuing Bank and outstanding at the time of such resignation, or make other arrangements satisfactory to the resigned Issuing Bank to effectively cause another Issuing Bank to assume the obligations of the resigned Issuing Bank with respect to any such Letters of Credit.

Section 2.09          Swingline Loans.

(a)           Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make loans to the Borrower (each such loan, a “Swingline Loan”) from time to time during the Availability Period in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $25,000,000, (ii) the Swingline Lender’s Revolving Credit Exposure (including the principal amount of any requested Swingline Loans and the principal amount of such Revolving Lender’s other Revolving Loans) exceeding the Swingline Lender’s Elected Revolving Commitment and (iii) the Aggregate Revolving Credit Exposures exceeding the Aggregate Elected Revolving Commitment Amounts. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

(b)           To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by telephone not later than 2:00 p.m., Charlotte, North Carolina time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or transmitted by electronic communication to the Swingline Lender of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the date of such Borrowing, which shall be a Business Day in the United States, and aggregate amount of the requested Borrowing. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower. The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.08(e), by remittance to the applicable Issuing Bank) by 4:00 p.m., Charlotte, North Carolina time, on the date such Borrowing is requested.

(c)           The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., Charlotte, North Carolina time, on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender’s Applicable Revolving Percentage of such Swingline Loan or Swingline Loans. Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Applicable Revolving Percentage of such Swingline Loan or Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Total Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.05 with respect to Loans made by such Lender (and Section 2.05 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

Section 2.10           Cash Collateral for Defaulting Lenders. At any time that there shall exist a Defaulting Lender, within one Business Day following the written request of the Administrative Agent or any applicable Issuing Bank (with a copy to the Administrative Agent), the Borrower shall Cash Collateralize such Issuing Bank’s Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.11(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount equal to the lesser of (a) the Minimum Collateral Amount and (b) an amount otherwise agreeable to such Issuing Bank and the Administrative Agent in their sole discretion.

(a)            Grant of Security Interest. The Borrower and, to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the Issuing Banks, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for (i) in the case of the Defaulting Lender, the Defaulting Lender’s obligation to fund participations in respect of LC Exposure, to be applied pursuant to clause (b) below and (ii) in the case of the Borrower, its obligations hereunder to reimburse the LC Exposure for which such Defaulting Lender is obligated as a participant. Borrower or such Defaulting Lender, as applicable, shall execute any documents and agreements, including the Administrative Agent’s standard form assignment of deposit accounts, that the Administrative Agent reasonably requests in connection therewith to establish such cash collateral account and to grant the Administrative Agent, for the benefit of the Issuing Banks, a first priority security interest in such account and the funds therein. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the Issuing Banks as herein provided, or that the total amount of such Cash Collateral is less than the amount required above, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

(b)           Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided by a Defaulting Lender under this Section 2.10 or Section 2.11 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of LC Exposure (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(c)           Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce any Issuing Bank’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 2.10 following (a) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (b) the determination by the Administrative Agent and such Issuing Bank that there exists excess Cash Collateral; provided that, subject to Section 2.11, (x) such Issuing Bank may determine in its sole discretion that Cash Collateral provided by a Defaulting Lender shall be held to support future anticipated Fronting Exposure or other obligations of such Defaulting Lender and (y) the Borrower and such Issuing Bank may agree, each in its sole discretion, that Cash Collateral provided by the Borrower shall be held to support future anticipated Fronting Exposure or other obligations; and provided further that to the extent that such Cash Collateral was provided by the Borrower, such Cash Collateral shall remain subject to any other security interest granted pursuant to the Loan Documents.

Section 2.11          Defaulting Lenders.

(a)           Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)            Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definitions of Majority Lenders and Supermajority Lenders.

(ii)           Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article X or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 12.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Banks or the Swingline Lender hereunder; third, to Cash Collateralize any Issuing Bank’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.10; fourth, as the Borrower may request (so long as no Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize any Issuing Bank’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.10; sixth, to the payment of any amounts owing to the Lenders, the Issuing Banks or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any Issuing Bank or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or LC Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 6.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Disbursements owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in LC Exposures and Swingline Loans are held by the Lenders pro rata in accordance with the Elected Revolving Commitments hereunder without giving effect to Section 2.11(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.11(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)          Certain Fees.

(A)           No Defaulting Lender shall be entitled to receive any commitment fee pursuant to Section 3.05(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B)            Each Defaulting Lender shall be entitled to receive letter of credit fees under Section 3.05(b)(i) for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Revolving Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.10.

(C)            With respect to any fee pursuant to Section 3.05(b) not required to be paid to any Defaulting Lender pursuant to sub-clause (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letter of Credit obligations that has been reallocated to such Non-Defaulting Lender pursuant to clause (a)(iv) below, (y) pay to the applicable Issuing Bank the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Bank’s Fronting Exposure to such Defaulting Lender and (z) not be required to pay the remaining amount of any such fee.

(iv)          Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s LC Exposure and participation in Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Revolving Percentages (calculated without regard to such Defaulting Lender’s Elected Revolving Commitment) but only to the extent that (x) the conditions set forth in Section 6.02 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Elected Revolving Commitment. Subject to Section 12.18, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v)           Cash Collateral, Repayment of Swingline Loans. If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, prepay Swingline Loans in an amount equal to the Swingline Lender’s Fronting Exposure and (y) second, Cash Collateralize any applicable Issuing Bank’s Fronting Exposure in accordance with the procedures set forth in Section 2.10.

(b)           Defaulting Lender Cure. If the Borrower, the Administrative Agent, the Swingline Lender (if any Swingline Loans are then outstanding) and the Issuing Banks agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Revolving Loans of the other Revolving Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held pro rata by the Revolving Lenders in accordance with the Elected Revolving Commitments hereunder (without giving effect to Section 2.11(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c)           New Swingline Loans/Letters of Credit. So long as any Lender is a Defaulting Lender, (i) the Swingline Lender shall not be required to fund any Swingline Loans unless it is satisfied that the participations therein will be fully allocated among Non-Defaulting Lenders in a manner consistent with clause (a)(iv) above and the Defaulting Lender shall not participate therein and (ii) no Issuing Bank shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that the LC Exposure related to any existing Letters of Credit as well as the new, extended, renewed or increased Letter of Credit has been or will be fully allocated among the non-Defaulting Lenders in a manner consistent with clause (a)(iv) above and such Defaulting Lender shall not participate therein except to the extent such Defaulting Lender’s participation has been or will be fully Cash Collateralized in accordance with Section 2.10.

Section 2.12           [Reserved].

Section 2.13           Term Loan Facility.

(a)           Term Commitments. The Borrower may at any time or from time to time after the Second Amendment Effective Date, by written notice to the Administrative Agent and any one or more Lenders (a “Term Loan Request”), request the establishment of one or more new commitments to make Term Loans which may be in the same Term Loan Facility as any outstanding Term Loans of an existing Class of Term Loans (a “Term Loan Increase”) or a new Class of Term Loans (collectively with any Term Loan Increase, the “Term Commitments”) in an aggregate principal amount not to exceed, as of the Term Loan Facility Closing Date for such Term Commitments, the least of: (A) the Available Borrowing Base then in effect minus the Aggregate Elected Revolving Commitment Amounts then in effect, (B) the Aggregate Elected Revolving Commitment Amounts then in effect minus the Total Term Loan Exposures on such date (prior to giving effect to the incurrence of such Term Loans on such Term Loan Facility Closing Date) and (C) thirty-three and one-third percent (33-1/3%) of the sum of the Aggregate Elected Revolving Commitment Amounts then in effect plus the Total Term Loan Exposures (after giving effect to the making of any Term Loans on such Term Loan Facility Closing Date) then outstanding.

(b)           Term Loans. Any Term Commitments effected through the establishment of one or more new Term Loans made on a Term Loan Facility Closing Date shall be designated in the applicable Term Loan Amendment for all purposes of this Agreement as either (x) a new Class of Term Commitments or (y) an increase to an existing Class of Term Loans. On any Term Loan Facility Closing Date on which any Term Commitments of any Class are effected (including through any Term Loan Increase), subject to the satisfaction of the terms and conditions in this Section 2.13, (i) each Term Lender of such Class shall make a Term Loan to the Borrower in an amount equal to its Term Commitment of such Class and (ii) each Term Lender of such Class shall become a Term Lender hereunder with respect to the Term Commitment of such Class and the Term Loans of such Class made pursuant thereto. Notwithstanding the foregoing, any Term Loans may be treated as part of the same Class as any other Term Loans if such Term Loans are fungible for United States federal income tax purposes with such other Term Loans.

(c)           Term Loan Request. Each Term Loan Request from the Borrower pursuant to this Section 2.13 shall set forth the requested amount and proposed terms of the relevant Term Loans. Any Lender who receives a Term Loan Request that has not communicated its desire to provide any such new Term Commitments in writing to the Administrative Agent and the Borrower within ten (10) Business Days following receipt of such Term Loan Request shall be deemed to have declined to participate in providing Term Commitments in respect of such Term Loan Request. It is understood that final allocations of the Term Commitments in respect of each Term Loan Request shall be made at the Borrower’s election in consultation with the Administrative Agent. Term Loans may be made only by one or more Lenders that are already Lenders hereunder at the time such Term Loan Request is made (but no existing Lender will have an obligation to make any Term Commitment) or by any other bank or other financial institution (any such other bank or other financial institution being called an “Additional Term Lender”); provided that (i) the Administrative Agent shall have consented (not to be unreasonably withheld or delayed) to the identity of the Lender or Additional Term Lender that is making such Term Loans or providing such Term Commitments to the extent such consent, if any, would be required under Section 12.04 for an assignment of Loans to such Lender or Additional Term Lender, (ii) any Additional Term Lender at the time such Term Loans are made or such Term Commitments are provided shall be a commercial bank that is then actively engaged in oil and gas reserve-based lending governed by a borrowing base, as a revolving lender, in the ordinary course of its business, and the applicable Term Loan Amendment shall contain a representation by such Additional Term Lender confirming the foregoing as set forth in this clause (ii), and (iii) no Additional Term Lender shall be the Borrower, an Affiliate of Borrower or a natural person.

(d)           Effectiveness of Term Loan Amendment. The effectiveness of any Term Loan Amendment, and the Term Commitments and funding of Term Loans thereunder, shall be subject to the satisfaction on the date thereof (the “Term Loan Facility Closing Date”) of each of the following conditions:

(i)            no Default or Event of Default shall have occurred and be continuing or would exist after giving effect to such Term Commitments and the funding of Term Loans thereunder;

(ii)           after giving effect to such Term Commitments, and as a condition to funding the Term Loans thereunder, the conditions of Section 6.02 shall be satisfied (it being understood that all references to “such date” or similar language in such Section 6.02 shall be deemed to refer to the effective date of such Term Loan Amendment);

(iii)          on a pro forma basis after giving effect to the making of such Term Loans and the use of proceeds thereof, (A) no Default, Event of Default or Borrowing Base Deficiency has occurred and is continuing; (B) the Aggregate Revolving Credit Exposures is not greater than eighty percent (80%) of the Total Revolving Commitments, (C) the Secured Leverage Ratio is equal to or less than 2.00 to 1.00 and (D) there shall be no Permitted Pari Term Loan Debt outstanding;

(iv)          the aggregate Term Commitments with respect to such Class of Term Loans shall be in an aggregate principal amount that is not less than $25,000,000 unless the Administrative Agent otherwise consents;

(v)           to the extent reasonably requested by the Administrative Agent, the Administrative Agent shall have received (A) customary legal opinions addressed to the Administrative Agent and the Lenders, board resolutions and officers’ certificates and (B) reaffirmation agreements and/or such amendments to the Security Instruments (including modifications to any mortgages), as may be reasonably requested by the Administrative Agent in order to ensure that the enforceability of the Security Instruments and the perfection and priority of the Liens thereunder are preserved and maintained; and

(vi)          (A) the Term Loan Amendment shall be in form and substance acceptable to the Administrative Agent, contain each of the required terms set forth in Section 2.13(e) and shall otherwise comply with this Section 2.13, and shall contain a representation by each Term Lender providing such Term Commitments that such Term Lender has no present intention to assign or sell participations in its Term Loans, (B) the execution of the Term Loan Amendment by the Borrower, each Term Lender providing such Term Commitments and the Administrative Agent, and (C) such other conditions as the Borrower and each Term Lender providing such Term Commitments shall agree.

(e)           Required Terms. The terms, provisions and documentation of the Term Loans and Term Commitments of any Class shall be as agreed between the Borrower and the applicable Term Lenders providing such Term Commitments. In any event:

(i)            The Term Loans:

(A)           shall rank pari passu in right of payment and of security with the Revolving Loans and any other Term Loans:

(B)           shall not mature earlier than the Revolving Maturity Date at the time of incurrence of such Term Loans and no scheduled principal or amortization payments shall be required in respect of such Term Loans except to the extent such payments would not cause the Weighted Average Life to Maturity of such Term Loans at any time to be shorter than fifty percent (50%) of the number of years remaining until the Revolving Maturity Date in effect; provided that, at no time shall there be Term Loans hereunder which have more than three different maturity dates unless the Administrative Agent otherwise consents to more than three different maturity dates;

(C)            shall have an applicable rate, fees, premiums and, subject to Section 2.13(e)(i)(B) and Section 2.13(e)(i)(F), amortization determined by the Borrower and the applicable Term Lenders;

(D)           except as provided in Section 2.13(e)(i)(C) above, shall have mandatory prepayments, representations and warranties, covenants and events of default that are the same as, or no more restrictive on the Loan Parties (as determined by the Administrative Agent in its reasonable discretion) than, those set forth in this Agreement immediately prior to the applicable Term Loan Facility Closing Date unless any more restrictive mandatory prepayments, representations and warranties, covenants and events of default are incorporated into this Agreement on the applicable Term Loan Facility Closing Date;

(E)            may participate on a pro rata basis or less than pro rata basis (but not on a greater than pro rata basis) in any voluntary or mandatory prepayments of Term Loans hereunder, as specified in the applicable Term Loan Amendment; and;

(F)            shall provide that any mandatory prepayments or amortization payments in respect of such Term Loans shall only be required if each of the Specified Term Loan Payment Conditions is satisfied on a pro forma basis after giving effect to such payments.

(f)            Term Loan Amendment.

(i)            Term Commitments shall become Commitments under this Agreement pursuant to an amendment (a “Term Loan Amendment”) to this Agreement in compliance with this Section 2.13 and executed by the Borrower, each Term Lender providing such Term Commitments and the Administrative Agent. Any corresponding amendments to the other Loan Documents necessary or appropriate in connection with and in compliance with this Section 2.13 shall be effective once executed by the Borrower and the Administrative Agent (without the consent of any Lender). The Term Loan Amendment may, without the consent of any other Lender, effect such amendments to this Agreement as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.13 (including introducing additional or tightening existing mandatory prepayments, representations and warranties, covenants or events of default for the benefit of all Lenders). The Borrower will use the proceeds of the Term Loans for any purpose not prohibited by this Agreement. No Lender shall be obligated to provide any Term Loans unless it so agrees, which agreement shall be given or withheld in such Lender’s sole discretion.

(ii)           The Lenders hereby irrevocably authorize Administrative Agent to enter into amendments to this Agreement and the other Loan Documents with the Loan Parties as may be necessary in order to establish new tranches or sub-tranches in respect of Loans or commitments made or established pursuant to this Section 2.13 and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new tranches or sub-tranches, in each case, on terms consistent with this Section 2.13, including any amendments that are not adverse to the interests of any Lender that are made to effectuate changes necessary to enable any Term Loans to be fungible for United States federal income tax purposes with another Class of Term Loans, which shall include any amendments that do not reduce the ratable amortization received by each Lender thereunder.

(iii)          Upon the effectiveness of such Term Loan Amendment, this Agreement may be amended by the Administrative Agent (without the consent of any other party hereto) by adding a new Annex I hereto or amending an existing Annex I hereto to reflect the Term Commitment of each Term Lender party thereto.

(g)           This Section 2.13 shall supersede any provisions in Section 4.01 or Section 12.02 to the contrary.

Section 2.14           Extension of Term Loans.

(a)           Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, a “Term Loan Extension Offer”) made from time to time by the Borrower to all Lenders of a Class of Term Loans with the same Maturity Date on a pro rata basis (based on the aggregate outstanding principal amount of the respective Term Loans of such Class with the same Maturity Date) and on the same terms to each such Term Lender, the Borrower may from time to time, with the consent of any Term Lender that shall have accepted such Term Loan Extension Offer, extend the Maturity Date of the Term Loans of each such Term Lender and otherwise modify the terms of such Term Loans pursuant to the terms of the relevant Term Loan Extension Offer (including, without limitation, by increasing the interest rate, premiums or fees payable in respect of such Term Loans and/or modifying the amortization schedule in respect of such Term Loans) (each, a “Term Loan Extension” and any Term Loans extended thereby, a “Term Loan Extension Series”), so long as the following conditions are satisfied.

(i)            no Default or Event of Default shall exist at the time the notice in respect of a Term Loan Extension Offer is delivered to the Term Lenders, and no Default or Event of Default shall exist immediately prior to or after giving effect to the effectiveness of any Extended Term Loans;

(ii)           except as to interest rates, fees, amortization, final maturity date, premium, required prepayment dates and participation in prepayments (which shall, subject to Section 2.14(a)(iii), Section 2.14(a)(iv) and Section 2.14(a)(v), be determined by the Borrower and set forth in the relevant Term Loan Extension Offer), the Term Loans of any Term Lender that agrees to a Term Loan Extension with respect to such Term Loans (each, an “Extending Term Lender”) extended pursuant to any Term Loan Extension (“Extended Term Loans”) shall have the same terms as the Class of Term Loans subject to such Term Loan Extension Offer;

(iii)          the final maturity date of any Extended Term Loans shall be no earlier than the Revolving Maturity Date at such time and at no time shall the Term Loans (including Extended Term Loans) have more than three different maturity dates unless the Administrative Agent otherwise consents to more than three different maturity dates;

(iv)          the terms for such Extended Term Loans shall provide that any mandatory prepayments or amortization payments in respect of such Extended Term Loans shall only be required if each of the Specified Term Loan Payment Conditions is satisfied on a pro forma basis after giving effect to such payments;

(v)           any Extended Term Loans may participate on a pro rata basis or on a less than pro rata basis (but not on a greater than pro rata basis) in any voluntary or mandatory repayments or prepayments hereunder, as specified in the applicable Term Loan Extension Offer;

(vi)          if the aggregate principal amount of Term Loans (calculated on the face amount thereof) in respect of which Term Lenders shall have accepted the relevant Term Loan Extension Offer shall exceed the maximum aggregate principal amount of Term Loans (calculated on the face amount thereof) offered to be extended by the Borrower pursuant to such Term Loan Extension Offer, then the Term Loans of such Term Lenders shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Term Lenders have accepted such Term Loan Extension Offer;

(vii)         any applicable Minimum Extension Condition shall be satisfied unless waived by the Borrower; and

(viii)        all documentation in respect of such Term Loan Extension shall be consistent with the foregoing and acceptable to the Administrative Agent.

(b)           With respect to all Term Loan Extensions consummated by the Borrower pursuant to this Section 2.14, (i) such Term Loan Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 3.04 and (ii) no Term Loan Extension Offer is required to be in any minimum amount or any minimum increment; provided that the Borrower may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Term Loan Extension that a minimum amount of Term Loans of any or all applicable Classes be extended. The Administrative Agent and the Lenders hereby consent to the Term Loan Extensions and the other transactions contemplated by this Section 2.14 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Term Loans on such terms as may be set forth in the relevant Term Loan Extension Offer) and hereby waive the requirements of any provision of this Agreement (including, without limitation, Section 4.01 or any other pro rata payment section, but excluding, for the avoidance of doubt, any of the provisions of this Section 2.14) or any other Loan Document that may otherwise prohibit or restrict any such Term Loan Extension or any other transaction contemplated by this Section 2.14.

(c)           Each of the parties hereto hereby (i) agrees that this Agreement and the other Loan Documents may be amended to give effect to each Term Loan Extension (an “Extension Amendment”), without the consent of any Lenders other than Extending Term Lenders, to the extent (but only to the extent) necessary to (A) reflect the existence and terms of the Extended Term Loans incurred pursuant thereto, (B) modify any scheduled repayments set forth in Section 3.01 with respect to any Class of Term Loans subject to a Term Loan Extension to reflect a reduction in the principal amount of the Term Loans thereunder in an amount equal to the aggregate principal amount of the Extended Term Loans amended pursuant to the applicable Term Loan Extension (with such amount to be applied ratably to reduce scheduled repayments of such Term Loans as may be required pursuant to Section 3.01), (C) modify the prepayments set forth in Section 3.04 to reflect the existence of the Extended Term Loans and the application of prepayments with respect thereto and (D) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of Administrative Agent and Borrower, to effect the provisions of this Section 2.14 (it being agreed and understood that any such amendment may introduce additional or tighten existing mandatory prepayments, representations and warranties, covenants or events of default for the benefit of all Lenders), and Lenders hereby expressly and irrevocably, for the benefit of all parties hereto, authorize the Administrative Agent to enter into any such Extension Amendment and (ii) consent to the transactions contemplated by this Section 2.14 (including, for the avoidance of doubt, payment of interest, fees or premiums in respect of any Extended Term Loans on such terms as may be set forth in the relevant Extension Amendment). Without limiting the foregoing, in connection with any Term Loan Extension, the respective Loan Parties shall (at their expense) amend (and the Administrative Agent is hereby directed to amend) any mortgage that has a maturity date prior to the then Latest Maturity Date at such time so that such maturity date is extended to the Latest Maturity Date at such time after giving effect to such Term Loan Extension (or such later date as may be advised by local counsel to the Administrative Agent).

(d)           In connection with any Term Loan Extension, the Borrower shall provide the Administrative Agent at least ten (10) Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent, in each case, acting reasonably to accomplish the purposes of this Section 2.14.

(e)           This Section 2.14 shall supersede any provisions in Section 4.01 or Section 12.02 to the contrary.

Article III
Payments of Principal and Interest; Prepayments; Fees

Section 3.01           Repayment of Loans. The Borrower hereby unconditionally promises to pay (a) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan or Term Loan made by such Lender, together with all accrued interest thereon, on the Applicable Maturity Date for such Revolving Loan or Term Loan and (b) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of (i) the Termination Date and (ii) seven (7) Business Days after such Swingline Loan is made; provided that on each date that a Loan is made, the Borrower shall repay all Swingline Loans then outstanding.

Section 3.02           Interest.

(a)           ABR Loans. The Loans comprising each ABR Borrowing shall bear interest on the unpaid principal amount of such Loans at the Alternate Base Rate plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate.

(b)           SOFR Loans. The Loans comprising each SOFR Borrowing shall bear interest on the unpaid principal amount of such Loans at the Term SOFR for the Interest Period in effect for such Borrowing plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate.

(c)           Swingline Loans. Each Swingline Loan shall bear interest on the unpaid principal amount of such Swingline Loan at the Alternate Base Rate plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate.

(d)           Post-Default Rate. Notwithstanding the foregoing, (i) if any principal of or interest on any Loan or any fee or other amount payable by the Borrower or any Guarantor hereunder or under any other Loan Document is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment and (ii) if any Event of Default of the type described in Section 10.01(h), Section 10.01(i) and/or Section 10.01(j) occurs, then all outstanding principal, fees and other obligations under any Loan Document shall automatically bear interest, in each case of the foregoing clauses (i) and (ii), at a rate per annum of two percent (2%) plus the rate applicable to ABR Loans as provided in Section 3.02(a), but in no event to exceed the Highest Lawful Rate, and shall be payable by the Borrower on demand by the Administrative Agent.

(e)           Interest Payment Dates. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan, on the Applicable Maturity Date and, in the case of the Revolving Loans, on the Termination Date; provided that (i) accrued interest on any Swingline Loan shall be payable on the earlier of (a) the Termination Date and (b) seven (7) Business Days after such Swingline Loan is made, (ii) interest accrued pursuant to Section 3.02(d) shall be payable on demand, (iii) in the event of any repayment or prepayment of any Loan (other than an optional prepayment of an ABR Loan prior to the Applicable Maturity Date for such Loan or, in the case of the Revolving Loans, the Termination Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, and (iv) in the event of any conversion of any SOFR Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(f)            Interest Rate Computations. All interest hereunder shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Term SOFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error, and be binding upon the parties hereto.

(g)           Term SOFR Conforming Changes. In connection with the use or administration of Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.

Section 3.03           Changed Circumstances.

(a)           Circumstances Affecting Benchmark Availability. Subject to clause (c) below, in connection with any request for a SOFR Loan or a conversion to or continuation thereof or otherwise, if for any reason (i) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that reasonable and adequate means do not exist for ascertaining Term SOFR for the applicable Interest Period with respect to a proposed SOFR Loan on or prior to the first day of such Interest Period or (ii) the Majority Lenders shall determine (which determination shall be conclusive and binding absent manifest error) that Term SOFR does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loans during such Interest Period, then, in each case, the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or fax as promptly as practicable thereafter. Upon notice thereof by the Administrative Agent to the Borrower and the Lenders, any obligation of the Lenders to make SOFR Loans, and any right of the Borrower to convert any Loan to or continue any Loan as a SOFR Loan, shall be suspended (to the extent of the affected SOFR Loans or the affected Interest Periods) until the Administrative Agent (with respect to clause (ii), at the instruction of the Majority Lenders) revokes such notice. Upon receipt of such notice, (A) the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of SOFR Loans (to the extent of the affected SOFR Loans or the affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to ABR Loans in the amount specified therein and (B) any outstanding affected SOFR Loans will be deemed to have been converted into ABR Loans at the end of the applicable Interest Period. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts, if any, required pursuant to Section 5.02.

(b)           Laws Affecting SOFR Availability. If, after the date hereof, the introduction of, or any change in, any applicable law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective lending offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective lending offices) to honor its obligations hereunder to make or maintain any SOFR Loan, or to determine or charge interest based upon SOFR, the Term SOFR Reference Rate or Term SOFR, such Lender shall promptly give notice thereof to the Administrative Agent, and the Administrative Agent shall promptly give notice to the Borrower and the other Lenders as promptly as practicable thereafter. Thereafter, until the Administrative Agent notifies the Borrower that such circumstances no longer exist, (i) any obligation of the Lenders to make SOFR Loans, and any right of the Borrower to convert any Loan to a SOFR Loan or continue any Loan as a SOFR Loan, in each case, shall be suspended (the “Affected Loans”) and (ii) if necessary to avoid such illegality, the Administrative Agent shall compute the Alternate Base Rate without reference to clause (c) of the definition of “Alternate Base Rate”, in each case until each such affected Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, if necessary to avoid such illegality, upon demand from any Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Affected Loans to ABR Loans (in each case, if necessary to avoid such illegality, the Administrative Agent shall compute the Alternate Base Rate without reference to clause (c) of the definition of “Alternate Base Rate”), on the last day of the Interest Period therefor, if all affected Lenders may lawfully continue to maintain such Affected Loans to such day, or immediately, if any Lender may not lawfully continue to maintain such Affected Loans to such day. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts, if any, required pursuant to Section 5.02.

(c)           Benchmark Replacement Setting.

(i)            Benchmark Replacement. (A) Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, the Administrative Agent and the Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Majority Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 3.03(c)(i) will occur prior to the applicable Benchmark Transition Start Date.

(ii)           Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(iii)          Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify the Borrower of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 3.03(c)(iv). Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.03(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.03(c).

(iv)            Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (2) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable, non-representative, non-compliant or non-aligned tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v)            Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, (A) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to ABR Loans and (B) any outstanding affected SOFR Loans will be deemed to have been converted to ABR Loans at the end of the applicable Interest Period. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Alternate Base Rate.

Section 3.04           Prepayments.

(a)            Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with Section 3.04(b); provided that notwithstanding anything to the contrary in this Agreement, the Borrower shall not have the right to prepay any Term Borrowing (whether in whole or in part) pursuant to this Section 3.04(a) unless both before and immediately after giving effect to such prepayment, each of the Specified Voluntary Term Loan Payment Conditions is satisfied.

(b)           Notice and Terms of Optional Prepayment. The Borrower shall notify the Administrative Agent by telephone (confirmed by electronic mail) (or transmit by electronic communication, if arrangements for doing so have been approved by the Administrative Agent) of any prepayment hereunder (i) in the case of prepayment of a SOFR Borrowing, not later than 1:00 p.m. Charlotte, North Carolina time, three U.S. Government Securities Business Days before the date of prepayment, or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m. Charlotte, North Carolina time, on the date of prepayment, which date shall be a Business Day in the United States. Each such notice shall be irrevocable and shall specify (A) the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid and whether the prepayment is of SOFR Loans, ABR Loans or a combination thereof, and the amount allocable to each and (B) whether such prepayment is being made in reliance on Section 9.02(i)(y); provided that, if a notice of prepayment is (x) given in connection with a conditional notice of termination of the Elected Revolving Commitments as contemplated by Section 2.06(b), then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.06(b)  or (y) with respect to any prepayment being made in reliance on Section 9.02(i)(y), conditioned upon the effectiveness of Permitted Additional Debt Documents and the issuance of Permitted Additional Debt (or Permitted Refinancing Debt thereof), then such notice of prepayment may be revoked. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. The Borrower may prepay Revolving Loans pursuant to Section 3.04(a) without having to ratably prepay Term Loans and may repay Term Loans pursuant to Section 3.04(a) (and subject to the proviso thereto) without having to ratably repay Revolving Loans; provided that any prepayments of Revolving Loans must be paid ratably among the Revolving Lenders and any prepayments of Term Loans with respect to a Class of Term Loan must be paid ratably among the Term Lenders of such Class. Prepayments shall be accompanied by accrued interest to the extent required by Section 3.02.

(c)            Mandatory Prepayments.

(i)              If, after giving effect to any termination or reduction of the Aggregate Elected Revolving Commitment Amounts pursuant to Section 2.06(a) or Section 2.06(b), the Aggregate Revolving Credit Exposures exceed the Aggregate Elected Revolving Commitment Amounts, then the Borrower shall: (A) (1) if the Borrower does not have an Investment Grade Rating, either prepay the Revolving Borrowings in an aggregate principal amount equal to such excess, or add to the Mortgaged Property (including as a result of transferring new Proved Oil and Gas Properties to the Loan Parties or causing a Subsidiary which is not a Loan Party to become a Loan Party) Oil and Gas Properties having value, as determined by the Administrative Agent and the Majority Lenders, equal to or greater than such excess, or implement a combination thereof and (2) if the Borrower has an Investment Grade Rating, either prepay the Revolving Borrowings in an aggregate principal amount equal to such excess or take such actions as reasonably requested by the Administrative Agent to include as Mortgaged Property Oil and Gas Properties having value, as determined by the Administrative Agent and the Majority Lenders, equal to or greater than such excess, or implement a combination thereof (including as a result of transferring new Proved Oil and Gas Properties to the Loan Parties or causing a Subsidiary which is not a Loan Party to become a Loan Party), and (B) if any excess remains after prepaying all of the Revolving Borrowings as a result of an LC Exposure, pay to the Administrative Agent on behalf of the Lenders an amount equal to such excess to be held as cash collateral as provided in Section 2.08(j). The Borrower will be obligated to make such prepayment, provide such collateral and/or deposit of cash collateral within ninety (90) days following such termination or reduction of the Aggregate Elected Revolving Commitment Amounts; provided that all payments required to be made pursuant to this Section 3.04(c)(i) must be made on or prior to the Termination Date.

(ii)            Upon any redetermination of or adjustment to the amount of the Borrowing Base in accordance with Section 2.07 or Section 8.13(c), if the Aggregate Revolving Credit Exposures plus the Total Term Loan Exposures plus the principal balance of Permitted Pari Term Loan Debt then outstanding exceeds the redetermined or adjusted Borrowing Base, then, after receiving a New Borrowing Base Notice in accordance with Section 2.07(d) or a notice of adjustment pursuant to Section 8.12(c), as the case may be (the date of receipt of any such notice, the “Deficiency Notification Date”), the Borrower shall, within ten (10) Business Days after the Deficiency Notification Date, notify the Administrative Agent of the Borrower’s election to (such notice of election, an “Election Notice”; and the date on which the Borrower notifies the Administrative Agent of such election, an “Election Notification Date”), and the Borrower shall take one of the following actions: (A)(1)if no Term Loans are then outstanding, within thirty (30) days following such Election Notification Date, prepay the Revolving Borrowings in an aggregate principal amount equal to such Borrowing Base Deficiency (and to the extent that any Borrowing Base Deficiency remains after prepaying all of the Revolving Borrowings as a result of an LC Exposure, pay to the Administrative Agent on behalf of the Lenders an amount equal to such excess to be held as cash collateral as provided in Section 2.08(j) or (2)if there are any Term Loans and any Revolving Loans and/or LC Exposure then outstanding, then within thirty (30) days following such Election Notification Date, (x) first, prepay the Revolving Borrowings in an aggregate principal amount equal to the Required Revolving Loan Prepayment Amount and (y) second, if any Borrowing Base Deficiency remains after prepaying the Revolving Borrowings in an amount equal to the Required Revolving Loan Prepayment Amount, subject to Section 3.04(c)(v), prepay (i) the Revolving Borrowings (and if any Revolving Credit Exposures remain after prepaying all of the Revolving Borrowings as a result of an LC Exposure, pay to the Administrative Agent on behalf of the Lenders an amount equal to such excess to be held as cash collateral as provided in Section 2.08(j)) and (ii) the Term Borrowings, on a pro rata basis, in proportion to the Aggregate Revolving Credit Exposures and the Total Term Loan Exposures outstanding at such time, in an aggregate amount equal to such excess; provided that any Term Loans may be prepaid on a less (but not greater) than a pro rata basis pursuant to this clause (ii) if agreed to by the Term Lenders holding such Term Loans, in which case payments made to the Term Lenders and the Revolving Lenders pursuant to this clause (ii) shall be adjusted to take into account such agreement by the Term Lenders’ to receive prepayments on a less (but not greater) than pro rata basis; (B)(1) if no Term Loans are then outstanding, prepay the Revolving Borrowings in an aggregate principal amount equal to such Borrowing Base Deficiency (and to the extent that any Borrowing Base Deficiency remains after prepaying all of the Revolving Borrowings as a result of an LC Exposure, pay to the Administrative Agent on behalf of the Lenders an amount equal to such excess to be held as cash collateral as provided in Section 2.08(j)) in six consecutive equal monthly installments, the first installment being due and payable on the 30th day after the Election Notification Date and each subsequent installment being due and payable on the same day in each of the subsequent calendar months, with each payment being equal to one-sixth (1/6th) of such Borrowing Base Deficiency, so that the Borrowing Base Deficiency is reduced to zero within six months of the Deficiency Notification Date; or (2) if there are any Term Loans and any Revolving Loans and/or LC Exposure then outstanding, then (x) first, prepay Revolving Borrowings in an aggregate principal amount equal to the Required Revolving Loan Prepayment Amount and (y) second, if any Borrowing Base Deficiency remains after prepaying the Revolving Borrowings in an amount equal to the Required Revolving Loan Prepayment Amount, subject to Section 3.04(c)(v), prepay (i) the Revolving Borrowings (and if any Revolving Credit Exposure remains after prepaying all of the Revolving Borrowings as a result of an LC Exposure, pay to the Administrative Agent on behalf of the Lenders an amount equal to such excess to be held as cash collateral as provided in Section 2.08(j)) and (ii) the Term Borrowings, on a pro rata basis, in proportion to the total Revolving Credit Exposures and the Total Term Loan Exposures outstanding at such time, in an aggregate amount equal to such Borrowing Base Deficiency; provided that any Term Loans may be prepaid on a less (but not greater) than a pro rata basis pursuant to this clause (y) if agreed to by the Term Lenders holding such Term Loans, in which case payments made to the Term Lenders and the Revolving Lenders pursuant to this clause (y) shall be adjusted to take into account such agreement by the Term Lenders’ to receive prepayments on a less (but not greater) than pro rata basis, in six consecutive equal monthly installments, the first installment being due and payable on the 30th day after the Election Notification Date and each subsequent installment being due and payable on the same day in each of the subsequent calendar months, with each payment being equal to one-sixth (1/6th) of such Borrowing Base Deficiency, so that the Borrowing Base Deficiency is reduced to zero within six months of the Election Notification Date (and for the avoidance of doubt, in the case of this clause (ii), each such installment shall be applied in its entirety (a) first, to the prepayment of Revolving Borrowings in an aggregate principal amount equal to the Required Revolving Loan Prepayment Amount and (b) thereafter, to the prepayment of (i) the Revolving Borrowings (and if any Revolving Credit Exposure remains after prepaying all of the Revolving Borrowings as a result of an LC Exposure, pay to the Administrative Agent on behalf of the Lenders an amount equal to such excess to be held as cash collateral as provided in Section 2.08(j)) and (ii) the Term Borrowings, on a pro rata basis, in proportion to the total Revolving Credit Exposures and the Total Term Loan Exposures outstanding at such time (as adjusted to the extent Term Loans are prepaid on a less than pro rata basis if agreed to by the Term Lenders holding such Term Loans)); (C)(1) if the Borrower does not have an Investment Grade Rating, add to the Mortgaged Property (including as a result of transferring new Proved Oil and Gas Properties to the Loan Parties or causing a Subsidiary which is not a Loan Party to become a Loan Party) Oil and Gas Properties having value, as determined by the Administrative Agent and the Majority Lenders, equal to or greater than such excess, or implement a combination thereof and (2) if the Borrower has an Investment Grade Rating, either prepay the Borrowings in an aggregate principal amount equal to such excess or take such actions as reasonably requested by the Administrative Agent to include as Mortgaged Property Oil and Gas Properties having value, as determined by the Administrative Agent and the Majority Lenders, equal to or greater than such excess, or implement a combination thereof (including as a result of transferring new Proved Oil and Gas Properties to the Loan Parties or causing a Subsidiary which is not a Loan Party to become a Loan Party); or (D)(1)combine the options provided in clauses (A), (B) and/or (C) above, and indicating in the Election Notice the amount to be prepaid and the amount to be provided as additional Mortgaged Property, and (2) make such payment and deliver such additional Mortgaged Property within the time required under clauses (A), (B) and/or (C) above; provided that, the options set forth above shall not prejudice the occurrence of any Maturity Date and the principal payments required on any such date; and provided, further, that (x) if the Borrowing Base equals or exceeds the sum of (1) the total Revolving Credit Exposures plus (2) the Total Term Loan Exposures (as a result of any Scheduled Redetermination or Interim Redetermination or adjustment to the amount of the Borrowing Base in accordance with Section 8.12(c)) after the Deficiency Notification Date, the requirements of clauses (A), (B) and/or (C) above shall cease to apply to the Borrower upon receipt of the relevant New Borrowing Base Notice in accordance with Section 2.07(d) or a notice of adjustment pursuant to Section 8.12(c), as the case may be and (y) in case the amount of the Borrowing Base Deficiency is reduced (as a result of any Scheduled Redetermination or Interim Redetermination or adjustment to the amount of the Borrowing Base in accordance with Section 8.12(c)) after the Deficiency Notification Date, upon receipt of the relevant New Borrowing Base Notice in accordance with Section 2.07(d) or a notice of adjustment pursuant to Section 8.12(c), as the case may be, any reference in clauses (A), (B) and/or (C) to the amount of the Borrowing Base Deficiency shall be deemed to be the reference to the amount of the Borrowing Base Deficiency reduced as set forth in this proviso (y). In the event the Borrower fails to provide an Election Notice to the Administrative Agent within ten (10) Business Days after the Deficiency Notification Date indicating which of the options specified in clauses (A), (B) and/or (C) the Borrower elects to take in order to eliminate the Borrowing Base Deficiency, the Borrower shall be deemed to have irrevocably elected the option set forth in clause (B) above (and to the extent there are any Term Loans and any Revolving Loans and/or LC Exposure then outstanding, the Borrower shall be deemed to have irrevocably elected the option set forth in clause (B)(2) above); provided that all payments required to be made pursuant to this Section 3.04(c)(ii) must be made on or prior to the Termination Date.

(iii)           Upon any adjustments to the Borrowing Base pursuant to Section 9.02(i) or Section 9.12, if the Aggregate Revolving Credit Exposures plus the Total Term Loan Exposures plus the principal balance of Permitted Pari Term Loan Debt then outstanding exceed the Borrowing Base as adjusted, the Borrower shall take one of the following actions (A) if no Term Loans are then outstanding, (1) prepay the Borrowings in an aggregate principal amount equal to such excess, and (2) if any excess remains after prepaying all of the Borrowings as a result of an LC Exposure, pay to the Administrative Agent on behalf of the Lenders an amount equal to such excess to be held as cash collateral as provided in Section 2.08(j); (B) if there are any Term Loans and any Revolving Loans and/or LC Exposure then outstanding, (1) first, prepay Revolving Borrowings in an aggregate principal amount equal to the Required Revolving Loan Prepayment Amount and (2) second, if any Borrowing Base Deficiency remains after prepaying the Revolving Borrowings in an amount equal to the Required Revolving Loan Prepayment Amount, subject to Section 3.04(c)(vi), prepay (i) the Revolving Borrowings (and if any Revolving Credit Exposures remain after prepaying all of the Revolving Borrowings as a result of an LC Exposure, pay to the Administrative Agent on behalf of the Lenders an amount equal to such excess to be held as cash collateral as provided in Section 2.08(j)) and (ii) the Term Borrowings, on a pro rata basis, in proportion to the total Revolving Credit Exposures and the Total Term Loan Exposures outstanding at such time, in an aggregate amount equal to such Borrowing Base Deficiency; provided that any Term Loans may be prepaid on a less (but not greater) than a pro rata basis pursuant to this clause (2) if agreed to by the Term Lenders holding such Term Loans, in which case payments made to the Term Lenders and the Revolving Lenders pursuant to this clause (2) shall be adjusted to take into account such agreement by the Term Lenders’ to receive prepayments on a less (but not greater) than pro rata basis; (C) (1) if the Borrower does not have an Investment Grade Rating, either prepay the Borrowings in an aggregate principal amount equal to such excess, or add to the Mortgaged Property (including as a result of transferring new Proved Oil and Gas Properties to the Loan Parties or causing a Subsidiary which is not a Loan Party to become a Loan Party) Oil and Gas Properties having value, as determined by the Administrative Agent and the Majority Lenders, equal to or greater than such excess, or implement a combination thereof and (2) if the Borrower has an Investment Grade Rating, either prepay the Borrowings in an aggregate principal amount equal to such excess or take such actions as reasonably requested by the Administrative Agent to include as Mortgaged Property Oil and Gas Properties having value, as determined by the Administrative Agent and the Majority Lenders, equal to or greater than such excess, or implement a combination thereof (including as a result of transferring new Proved Oil and Gas Properties to the Loan Parties or causing a Subsidiary which is not a Loan Party to become a Loan Party); or (D) combine the options provided in clauses (A), (B) and/or (C) above, and indicating in writing to the Administrative Agent the amount to be prepaid and the amount to be provided as additional Mortgaged Property. The Borrower shall be obligated to make such prepayment, provide such collateral and/or deposit of cash collateral within ninety (90) days following such adjustment to the Borrowing Base (or, if sooner, on the date the Borrower receives cash proceeds as a result of a disposition pursuant to Section 9.12); provided that all payments required to be made pursuant to this Section 3.04(c)(iii) must be made on or prior to the Termination Date.

(iv)           Each prepayment of Borrowings pursuant to this Section 3.04(c) shall be applied, first, ratably to any ABR Borrowings then outstanding, and, second, to any SOFR Borrowings then outstanding, and if more than one SOFR Borrowing is then outstanding, to each such SOFR Borrowing in order of priority beginning with the SOFR Borrowing with the least number of days remaining in the Interest Period applicable thereto and ending with the SOFR Borrowing with the most number of days remaining in the Interest Period applicable thereto; provided that, in the case of a prepayment of Revolving Loans, such prepayment shall be applied first ratably to any Swingline Loans then outstanding.

(v)            Each prepayment of Borrowings pursuant to this Section 3.04(c) shall be applied ratably to the Loans included in the prepaid Borrowings. Prepayments pursuant to this Section 3.04(c) shall be accompanied by accrued and unpaid interest to the extent required by Section 3.02.

(vi)           Notwithstanding anything to the contrary contained in this Section 3.04(c) or anywhere else in this Agreement, if, at the time any prepayment of Term Loans is required to be made by the Borrower pursuant to this Section 3.04(c) (any such required prepayment of Term Loans, a “Required Mandatory Term Loan Prepayment”, and the aggregate principal amount of Term Loans required to be so prepaid, the “Required Mandatory Term Loan Prepayment Amount”, and the date on which such Required Mandatory Term Loan Prepayment is required to be made pursuant to this Section 3.04(c), the “Required Mandatory Term Loan Prepayment Date”), Revolving Loans are outstanding and any of the Specified Term Loan Payment Conditions are not satisfied, then in lieu of making the Required Mandatory Term Loan Prepayment, the Borrower shall instead prepay the Revolving Loans in an aggregate amount equal to the Required Mandatory Term Loan Prepayment Amount (and if any Revolving Credit Exposures remain after prepaying all of the Revolving Borrowings as a result of an LC Exposure, pay to the Administrative Agent on behalf of the Lenders an amount equal to such excess to be held as cash collateral as provided in Section 2.08(j)) on the Required Mandatory Term Loan Prepayment Date.

(d)           No Premium or Penalty. Prepayments permitted or required under this Section 3.04 shall be without premium or penalty, except as required under Section 5.02.

(e)            Excess Cash Balances. If on the last day of any month while any Revolving Credit Exposure is outstanding, the Loan Parties have any cash or cash equivalents (other than Cash Collateral) in an aggregate amount in excess of ten percent (10%) of the Aggregate Elected Revolving Commitment Amounts (other than (A) cash of the Loan Parties to be used by any Loan Party to Redeem Other Debt pursuant to Section 9.04(b) pursuant to a binding and enforceable commitment to Redeem such Other Debt within ten (10) Business Days; provided, that cash excluded pursuant to this clause (A) shall not be excluded for more than ten (10) consecutive Business Days at any time, (B) cash of the Loan Parties constituting purchase price deposits held in escrow by an unaffiliated third party pursuant to a binding and enforceable purchase and sale agreement with an unaffiliated third party containing customary provisions regarding the payment and refunding of such deposits, (C) any cash held in accounts designated and used solely for payroll, payroll taxes, employee wages and benefits, or for the payment of taxes of the Loan Parties, (D) any cash set aside to pay in the ordinary course of business amounts of the Loan Parties then due and owing (or owing within five (5) Business Days) to unaffiliated third parties and for which the Loan Parties have issued checks or have initiated wires or ACH transfers (or will issue checks or initiate wires or ACH transfers within five (5) Business Days) in order to make such payment and (E) cash of the Loan Parties to be used by any Loan Party within thirty (30) consecutive days to pay the purchase price for Property to be acquired by such Loan Party pursuant to a binding and enforceable purchase and sale agreement with an unaffiliated third party containing customary provisions regarding the payment of such purchase price so long as such cash is held in a Deposit Account subject to an Account Control Agreement in favor of the Administrative Agent; provided, that cash excluded pursuant to this clause (E) shall not be excluded for more than thirty (30) consecutive days at any time) (such excess, the “Excess Cash”), the Borrower shall, to the extent that the Loan Parties have any Excess Cash, no later than the end of the day on the fifth (5th) Business Day after the last day of such month, prepay the Borrowings in an amount equal to such Excess Cash. Each prepayment of Borrowings pursuant to this Section 3.04(e) shall be applied, first, ratably to any ABR Borrowings then outstanding, and, second, to any SOFR Borrowings then outstanding, and if more than one SOFR Borrowing is then outstanding, to each such SOFR Borrowing in order of priority beginning with the SOFR Borrowing with the least number of days remaining in the Interest Period applicable thereto and ending with the SOFR Borrowing with the most number of days remaining in the Interest Period applicable thereto. Each prepayment of Borrowings pursuant to this Section 3.04(e) shall be applied ratably to the Loans that are being prepaid by such Excess Cash. Prepayments pursuant to this Section 3.04(e) shall be accompanied by accrued interest to the extent required by Section 3.02.

Section 3.05           Fees.

(a)            Commitment Fees. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the applicable Commitment Fee Rate on the average daily unused amount of the Elected Revolving Commitment of such Revolving Lender during the period from and including the Effective Date to but excluding the Termination Date (it being understood that LC Exposure shall constitute usage of the Commitments for purposes of this Section 3.05(a)). Accrued commitment fees shall be payable in arrears on the third Business Day after the last day of March, June, September and December of each year and on the Termination Date, commencing on the first such date to occur after the Effective Date. All commitment fees shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case commitment fees shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). If a Lender is a Defaulting Lender, commitment fees shall cease to accrue pursuant to this Section 3.05(a) on the entire Elected Revolving Commitment of such Lender until such Lender is no longer a Defaulting Lender. Solely for purposes of calculating the commitment fees pursuant to this Section 3.05(a), Swingline Loans will not be deemed to be a utilization of the Elected Revolving Commitments.

(b)           Letter of Credit Fees. The Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to such Revolving Lender’s participations in Letters of Credit, which shall accrue at the same Applicable Margin used to determine the interest rate applicable to SOFR Loans (or for any date of determination prior to the Effective Date with respect to the Letters of Credit set forth on Schedule 1.01, “Eurodollar Loans” under and as defined in the Existing Credit Agreement) on the average daily amount of such Revolving Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Revolving Lender’s Elected Revolving Commitment terminates and the date on which such Revolving Lender ceases to have any LC Exposure, (ii) to each Issuing Bank a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Elected Revolving Commitments and the date on which there ceases to be any LC Exposure, provided that in no event shall such fee be less than $300 during any quarter, and (iii) to each Issuing Bank, for its own account, its standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the Revolving Maturity Date and any such fees accruing after the Revolving Maturity Date shall be payable on demand. Any other fees payable to the Issuing Banks pursuant to this Section 3.05(b) shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case participation and fronting fees shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c)            Administrative Agent Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

Article IV
Payments; Pro Rata Treatment; Sharing of Set-offs.

Section 4.01           Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a)            Payments by the Borrower. The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 5.01, Section 5.02, Section 5.03 or otherwise) prior to 2:00 p.m. Charlotte, North Carolina time, on the date when due, in immediately available funds, without defense, deduction, recoupment, set-off or counterclaim. Subject to Section 3.04, at the time of payment, the Borrower shall notify the Administrative Agent as to which Borrowings or loans are being repaid. Fees, once paid, shall be fully earned and shall not be refundable under any circumstances. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices specified in Section 12.01, except payments to be made directly to the Issuing Banks as expressly provided herein and except that payments pursuant to Section 2.09, Section 5.01, Section 5.02, Section 5.03 and Section 12.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

(b)           Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c)            Sharing of Payments by Lenders. If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender (other than, in the case of Swingline Loans, the Swingline Lender), then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this Section 4.01(c) shall not be construed to apply to any payment made by the Borrower to a particular Lender pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant. The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

Section 4.02           Presumption of Payment by the Borrower. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Banks that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Banks, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Bank Funding Rate.

Section 4.03           Certain Deductions by the Administrative Agent. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(b), Section 2.08(d), Section 2.08(e) or Section 4.02, or otherwise hereunder, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid. If at any time prior to the acceleration or maturity of the Loans, the Administrative Agent shall receive any payment in respect of principal of a Loan or a reimbursement of an LC Disbursement while one or more Defaulting Lenders shall be party to this Agreement, the Administrative Agent shall apply such payment pursuant to Section 2.11(a)(ii). After acceleration or maturity of the Loans, all principal will be paid ratably as provided in Section 10.02(c).

Section 4.04           Disposition of Proceeds. Subject to any Pari Passu Intercreditor Agreement, the Security Instruments contain an assignment by the Loan Parties unto and in favor of the Administrative Agent for the benefit of the Secured Parties of all of the Loan Parties’ interest in and to production and all proceeds attributable thereto which may be produced from or allocated to the Mortgaged Property. Subject to any Pari Passu Intercreditor Agreement, the Security Instruments further provide in general for the application of such proceeds to the satisfaction of the Indebtedness and other obligations described therein and secured thereby. Notwithstanding the assignment contained in such Security Instruments, until the occurrence of an Event of Default, (a) the Administrative Agent and the Lenders agree that they will neither notify the purchaser or purchasers of such production nor take any other action to cause such proceeds to be remitted to the Administrative Agent or the Lenders, but the Lenders will instead permit such proceeds to be paid to the Loan Parties and (b) the Lenders hereby authorize the Administrative Agent to take such actions as may be necessary to cause such proceeds to be paid to the Loan Parties.

Article V
Increased Costs; Break Funding Payments; Taxes

Section 5.01           Increased Costs.

(a)            Increased Costs Generally. If any Change in Law shall:

(i)              impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or advances, loans or other credit extended or participated in by, any Lender or any Issuing Bank that were not imposed or deemed applicable on the date hereof;

(ii)            subject any Recipient to any Taxes (other than (A) Indemnified Taxes indemnified pursuant to Section 5.03 or (B) Excluded Taxes) on its loans, loan principal, letters of credit, Elected Revolving Commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, which Taxes it was not subject to on the date hereof, including, for the avoidance of doubt, any increase in the Tax rate after the date hereof for Taxes (other than (A) Indemnified Taxes indemnified pursuant to Section 5.03 or (B) Excluded Taxes) for which it was subject to on the date hereof; or

(iii)            impose on any Lender or any Issuing Bank any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein that was not imposed on such Lender or such Issuing Bank on the date hereof;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, such Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, such Issuing Bank or other Recipient hereunder (whether of principal, interest or any other amount), then, upon request of such Lender, such Issuing Bank or other Recipient, the Borrower will pay to such Lender, such Issuing Bank or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, such Issuing Bank or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b)            Capital Requirements. If any Lender or any Issuing Bank determines that any Change in Law affecting such Lender or such Issuing Bank or any lending office of such Lender or such Lender’s or Issuing Bank’s holding company, if any, regarding capital adequacy requirements or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Elected Revolving Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company for any such reduction suffered.

(c)            Certificates. A certificate of a Recipient setting forth the amount or amounts necessary to compensate such Recipient or its holding company, as the case may be, as specified in Section 5.01(a) or (b), shall be delivered to the Borrower, shall include the calculation of such amount and sufficient backup detail to allow the Borrower to confirm such calculation, and shall be conclusive absent manifest error. The Borrower shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)            Effect of Failure or Delay in Requesting Compensation. Failure or delay on the part of any Recipient to demand compensation pursuant to this Section 5.01 shall not constitute a waiver of such Recipient’s right to demand such compensation; provided that the Loan Parties shall not be required to compensate a Lender or any Issuing Bank pursuant to this Section 5.01 for any increased costs or reductions incurred more than one hundred eighty (180) days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the one hundred eighty (180) day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 5.02           Break Funding Payments. In the event of (a) the payment of any principal of any SOFR Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or an optional or mandatory prepayment of Loans), (b) the conversion of any SOFR Loan into an ABR Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any SOFR Loan on the date specified in any notice delivered pursuant hereto or (d) the assignment of any SOFR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 5.05, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense (including any loss, cost or expense arising from the liquidation or reemployment of funds or from any fees payable) attributable to such event.

A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 5.02 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

Section 5.03           Taxes.

(a)            Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made free and clear of and without deduction or withholding for any Taxes, except as required by applicable law; provided that if the Borrower or Administrative Agent shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, (i) then the sum payable by the Borrower shall be increased as necessary so that after making all required deductions or withholdings (including deductions and withholdings applicable to additional sums payable under this Section 5.03(a)), the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the Borrower or the Administrative Agent (as applicable) shall make such deductions or withholding and (iii) the Borrower or the Administrative Agent (as applicable) shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)            Payment of Other Taxes by the Borrower. The Borrower shall timely pay, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)            Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent, each Lender and each Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or Issuing Bank, as the case may be, or required to be withheld or deducted from a payment to the Administrative Agent, such Lender or Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 5.03) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate of the Administrative Agent, a Lender or an Issuing Bank as to the amount of such payment or liability under this Section 5.03 shall be delivered to the Borrower and shall be conclusive absent manifest error.

(d)           Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after written demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.04(c)(i) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (d).

(e)            Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f)            Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (f)(ii)(A), (ii)(B) and (g) of this Section) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)            Without limiting the generality of the foregoing,

(A)           any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)           any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)            in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)            executed copies of IRS Form W-8ECI;

(3)            in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W 8BEN-E; or

(4)            to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W 8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit I, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I on behalf of each such direct and indirect partner; and

(C)           any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g)            FATCA Documentation. If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this paragraph (g), “FATCA” shall include any amendments made to FATCA after the Effective Date.

(h)           Tax Refunds. If the Administrative Agent or a Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 5.03, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 5.03 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay to the Administrative Agent or such Lender the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the Administrative Agent or any Lender be required to pay any amount to the Borrower pursuant to this paragraph (h) the payment of which would place the Administrative Agent or such Lender in a less favorable net after-Tax position than the Administrative Agent or such Lender, as applicable, would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 5.03 shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

(i)            Survival. Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Elected Revolving Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 5.04           Designation of Different Lending Office. If any Lender requests compensation under Section 5.01, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.03, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 5.01 or Section 5.03, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

Section 5.05            Replacement of Lenders.

If any Lender requests compensation under Section 5.01, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.03, and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 5.04, or if any Lender has affected Loans pursuant to Section 3.03(b), or if any Lender becomes a Defaulting Lender, or if any Lender refuses to approve a Proposed Borrowing Base pursuant to Section 2.07(c)(iii) and as a result, the Borrower elects to replace such dissenting Lender pursuant to Section 2.07(c)(iv), or if the Borrower has the right to replace a Lender pursuant to Section 12.02, then the Borrower may, at its sole expense and effort, upon notice to such Lender, the Administrative Agent, the Issuing Banks and the Swingline Lender, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 12.04(b)), all its interests, rights (other than its existing rights to payments pursuant to Section 5.01 or Section 5.03) and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, the Issuing Banks and the Swingline Lender (in each case, which consent shall not unreasonably be withheld or delayed), (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 5.02) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (iii) in the case of any such assignment resulting from a claim for compensation under Section 5.01 or payments required to be made pursuant to Section 5.03, such assignment will result in a reduction in such compensation or payments, (iv) such assignment does not conflict with applicable Law, and (v) in the case of any assignment resulting from a Lender becoming a non-consenting Lender pursuant to Section 12.02, the applicable assignee shall have consented to the applicable amendment, waiver or consent. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. An assignment and delegation required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee, and the Lender required to make such assignment and delegation need not be a party thereto (it being understood and agreed that such Lender shall not be deemed to make the representations and warranties in such Assignment and Assumption if such Lender has not executed such Assignment and Assumption).

Article VI
Conditions Precedent

Section 6.01           Effective Date. The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 12.02):

(a)            The Administrative Agent, for the benefit of itself and the Lenders, shall have received all facility and agency fees and other fees and amounts due and payable on or prior to the Effective Date, including, without limitation, to the extent invoiced, reimbursement or payment of all of the Administrative Agent’s out-of-pocket expenses including, without limitation, the reasonable fees, charges and disbursements of Vinson & Elkins L.L.P., counsel for the Administrative Agent, required to be reimbursed or paid by the Borrower hereunder, or shall have received confirmation acceptable to the Administrative Agent that the all such fees and amounts will be paid with the proceeds of the Loans funded on the Effective Date.

(b)            The Administrative Agent shall have received a certificate of the Secretary or an Assistant Secretary of each Loan Party setting forth (i) resolutions duly adopted by such Loan Party’s board of directors (or other governing body) with respect to the authorization of such Loan Party to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) the officers of such Loan Party (y) who are authorized to sign the Loan Documents to which such Loan Party is a party and (z) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of such authorized officers, and (iv) articles or certificate of incorporation or formation of each Loan Party and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation, and the bylaws or other governing document of such Person as in effect on the Effective Date. The Administrative Agent and the Lenders may conclusively rely on such certificate until the Administrative Agent receives notice in writing from the Borrower to the contrary.

(c)            The Administrative Agent shall have received certificates as of a recent date of the good standing of each Loan Party under the laws of its jurisdiction of organization and, to the extent requested by the Administrative Agent, each other jurisdiction where such Person is qualified to do business.

(d)           The Administrative Agent shall have received (i) the Initial Reserve Report and (ii) the certificate with respect to the Initial Reserve Report covering the matters described in Section 8.12(c).

(e)            The Administrative Agent shall have received from each party hereto counterparts (in such number as may be requested by the Administrative Agent) of this Agreement signed on behalf of such party.

(f)            The Administrative Agent shall have received duly executed Notes (or any amendment or restatement thereof, as the case may be) payable to each requesting Lender and its registered assigns in a principal amount equal to such requesting Lender’s Maximum Credit Amount, dated as of the Effective Date.

(g)           The Administrative Agent shall have received from each party thereto duly executed and completed counterparts (in such number as may be requested by the Administrative Agent) of the Security Instruments, including the Reaffirmation Agreements, amendments and restatements of the Loan Parties’ existing mortgages, and the other Security Instruments described on Exhibit C, in each case, in form and substance reasonably satisfactory to the Administrative Agent. In connection with the execution and delivery of the Security Instruments and the other Loan Documents, the Administrative Agent shall:

(i)             be reasonably satisfied that the Security Instruments (A) creating Liens on the Oil and Gas Properties create first priority, perfected Liens (subject only to Excepted Liens identified in clauses (a) to (d) of the definition thereof, but subject to the provisos at the end of such definition) on at least 85% of the PV-9 value of the Oil and Gas Properties evaluated in the Initial Reserve Report and (B) creating Liens on all other Property purported to be pledged as collateral pursuant to the Security Instruments create first priority, perfected Liens (subject to only Liens permitted by Section 9.03) on such Property; and

(ii)            have received certificates, together with undated, blank stock powers for each such certificate, representing all of the issued and outstanding Equity Interests of each of the Guarantors, to the extent such Equity Interests are certificated.

(h)           The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Holland & Hart LLP, special counsel to the Borrower and the Guarantors, covering such matters relating to the Borrower and the Guarantors, this Agreement, the other Loan Documents and the transactions contemplated hereby and thereby as the Administrative Agent shall reasonably request, and such other legal opinions, including opinions of New York counsel and local counsel, certificates, notes, documents and other instruments as the Administrative Agent may request, in each case in form and substance reasonably acceptable to the Administrative Agent and its counsel.

(i)            The Administrative Agent shall have received a certificate of insurance coverage of the Loan Parties evidencing that the Loan Parties are carrying insurance in accordance with Section 7.12.

(j)            The Administrative Agent shall have received title information as the Administrative Agent may reasonably require which is reasonably satisfactory to the Administrative Agent setting forth the status of title to at least 125% of the value of the Borrowing Base.

(k)           The Administrative Agent shall be reasonably satisfied with the environmental condition of the Oil and Gas Properties of the Loan Parties.

(l)            The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying that the Borrower has received all consents and approvals required by Section 7.03.

(m)           The Administrative Agent shall have received the financial statements referred to in Section 7.04(a).

(n)           The Administrative Agent shall have received appropriate UCC search certificates reflecting no prior Liens encumbering the Properties of the Loan Parties in Delaware and any other jurisdiction requested by the Administrative Agent, other than those being assigned or released on or prior to the Effective Date or Liens permitted by Section 9.03.

(o)           The Administrative Agent shall have received a letter from Corporation Service Company evidencing the appointment of Corporation Service Company as authorized agent for service of process on each Loan Party under each Loan Document to which it is a party,

(p)           The Administrative Agent shall have received a certificate from an authorized officer of the Borrower to the effect that (i) all representations and warranties of the Loan Parties contained in this Agreement and the other Loan Documents are true, correct and complete in all material respects (except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true, correct and complete in all respects); (ii) none of the Loan Parties is in violation of any of the covenants contained in this Agreement and the other Loan Documents; (iii) after giving effect to the Transactions, no Default has occurred and is continuing; (iv) since December 31, 2021, no event has occurred or condition arisen, either individually or in the aggregate, that would reasonably be expected to have a Material Adverse Effect; and (v) each Loan Party, as applicable, has satisfied each of the conditions set forth in Section 6.01 and Section 6.02.

(q)           The Lenders shall have received at least three (3) Business Days prior to the Effective Date, to the extent requested in writing at least five (5) Business Days prior to the Effective Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act.

(r)            If any Loan Party qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, each Lender that so requests shall have received a Beneficial Ownership Certification in relation to such Loan Party at least three (3) Business Days prior to the Effective Date.

(s)            The Administrative Agent shall have received such other documents as the Administrative Agent or special counsel to the Administrative Agent may reasonably request.

Without limiting the generality of the provisions of Section 11.04, for purposes of determining compliance with the conditions specified in this Section 6.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required under this Section 6.01 to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the Effective Date specifying its objection thereto. All documents executed or submitted pursuant to this Section 6.01 by and on behalf of the Borrower or any of its Subsidiaries shall be in form and substance reasonably satisfactory to the Administrative Agent and its counsel. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 12.02) at or prior to 5:00 p.m., Charlotte, North Carolina time, on August 31, 2022 (and, in the event such conditions are not so satisfied or waived, the Elected Revolving Commitments shall terminate at such time). The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

Section 6.02           Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing (including the initial funding, but excluding any conversion or continuation of a Loan), and of the Issuing Banks to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(a)            At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default or Borrowing Base Deficiency shall have occurred and be continuing, the Aggregate Revolving Credit Exposures shall not exceed the Total Revolving Commitments and the Total Term Loan Exposures shall not exceed the Total Term Commitments.

(b)           [reserved].

(c)           The representations and warranties of the Loan Parties set forth in this Agreement and in the other Loan Documents shall be true and correct in all material respects (except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true, correct and complete in all respects) on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, such representations and warranties shall continue to be true and correct in all material respects (except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true, correct and complete in all respects) as of such specified earlier date.

(d)           The making of such Loan or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, would not conflict with, or cause any Lender or any Issuing Bank to violate or exceed, any applicable Governmental Requirement, and no Change in Law shall have occurred, and no litigation shall be pending or threatened, which does or, with respect to any threatened litigation, seeks to, enjoin, prohibit or restrain, the making or repayment of any Loan, the issuance, amendment, renewal, extension or repayment of any Letter of Credit or any participations therein or the consummation of the transactions contemplated by this Agreement or any other Loan Document.

(e)           The receipt by the Administrative Agent of a Borrowing Request in accordance with Section 2.03 or a request for a Letter of Credit (or an amendment, extension or renewal of a Letter of Credit) in accordance with Section 2.08(b), as applicable.

(f)            At the time of and immediately after giving effect to such Borrowing, the Loan Parties shall not have any Excess Cash.

(g)           In the case of a Term Borrowing, all of the conditions precedent to such Term Borrowing set forth in Section 2.13 and the applicable Term Loan Amendment have been satisfied.

Each request for a Borrowing and each request for the issuance, amendment, renewal or extension of any Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in Section 6.02(a) through (d) and Section 6.02(f), as applicable.

Article VII
Representations and Warranties

The Borrower represents and warrants to the Lenders that:

Section 7.01           Organization; Powers. Each Loan Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority, and has all material governmental licenses, authorizations, consents and approvals necessary, to own its assets and to carry on its business as now conducted, and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where failure to have such power, authority, licenses, authorizations, consents, approvals and qualifications would not reasonably be expected to have a Material Adverse Effect.

Section 7.02           Authority; Enforceability. The Transactions are within each Loan Party’s corporate, limited liability company, or partnership powers and have been duly authorized by all necessary corporate, limited liability company or partnership action and, if required, action by any holders of its Equity Interests. Each Loan Document to which each Loan Party is a party has been duly executed and delivered by such Loan Party and constitutes a legal, valid and binding obligation of such Loan Party enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 7.03           Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person, nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of any Loan Document or the consummation of the transactions contemplated thereby, except such as have been obtained or made and are in full force and effect other than (i) the recording and filing of the Security Instruments as required by this Agreement and (ii) those third party approvals or consents which, if not made or obtained, would not cause a Default hereunder, would not reasonably be expected to have a Material Adverse Effect or do not have an adverse effect on the enforceability of the Loan Documents, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of any Loan Party or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Loan Party or its Properties, or give rise to a right thereunder to require any payment to be made by such Loan Party, except for any violation, default or right would not reasonably be expected to have a Material Adverse Effect, and (d) will not result in the creation or imposition of any Lien on any Property of any Loan Party (other than the Liens created by the Loan Documents to the extent permitted hereunder and under any Pari Passu Intercreditor Agreement).

Section 7.04           Financial Condition; No Material Adverse Change.

(a)            The Borrower has heretofore furnished to the Lenders (i) its consolidated balance sheet and statements of income, stockholders equity and cash flows as of and for the fiscal year ended December 31, 2021, reported on by Ernst & Young LLP, independent public accountants and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended March 30, 2022, certified by a Financial Officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its Consolidated Subsidiaries as of such date and for such period in accordance with GAAP, subject, with respect to the financial statements described in clause (ii), to normal year-end audit adjustments and the absence of footnotes.

(b)           Since December 31, 2024, no Material Adverse Effect has occurred.

(c)           No Loan Party has on the date hereof (i) any material Debt (including Disqualified Capital Stock), except as referred to or reflected or provided for in the Financial Statements, or (ii) any contingent liabilities, off-balance sheet liabilities or partnerships, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, incurred outside the ordinary course of such Loan Party’s business.

Section 7.05           Litigation.

(a)           Except as set forth on Schedule 7.05, there are no material actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting any Loan Party (i) not fully covered by insurance (except for normal deductibles) as to which there is a reasonable possibility of an adverse determination that, if adversely determined, would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, or (ii) that involve any Loan Document or the Transactions.

(b)           Since the Effective Date, there has been no change in the status of the matters disclosed in Schedule 7.05 that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

Section 7.06           Environmental Matters. Except as could not be reasonably expected to have a Material Adverse Effect (or with respect to clauses (c), (d) and (e) below, where the failure to take such actions would not be reasonably expected to have a Material Adverse Effect):

(a)           no Property of any Loan Party nor the operations conducted thereon violate any Environmental Laws or any order or requirement of any court or Governmental Authority pertaining to environmental matters.

(b)           no Property of any Loan Party nor the operations currently conducted thereon or, to the knowledge of the Borrower, by any prior owner or operator of such Property or operation, are in violation of or subject to any existing, pending or threatened action, suit, investigation, inquiry or proceeding by or before any court or Governmental Authority or to any remedial obligations under Environmental Laws.

(c)            all notices, permits, licenses, exemptions, approvals or similar authorizations, if any, required to be obtained or filed in connection with the operation or use of any and all Property of each Loan Party, including past or present treatment, storage, disposal or release of a hazardous substance, oil and gas waste or solid waste into the environment, have been duly obtained or filed, and each Loan Party is in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations.

(d)           to the knowledge of the Borrower, all hazardous substances, solid waste and oil and gas waste, if any, generated by any Loan Party (or by any Person under any Loan Party’s Control) at any and all Property of any Loan Party have in the past been transported, treated and disposed of in accordance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and, in transporting, treating or disposing of the same all such transport carriers and treatment and disposal facilities have been and are operating in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and are not the subject of any existing, pending or threatened action, investigation or inquiry by any Governmental Authority in connection with any Environmental Laws.

(e)           (i) the Borrower has taken all steps reasonably necessary to determine and has determined that no oil, hazardous substances, solid waste or oil and gas waste, have been disposed of or otherwise released and (ii) there has been no threatened release of any oil, hazardous substances, solid waste or oil and gas waste on or to any Property of any Loan Party except, in the case of clauses (i) and (ii), in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment.

(f)            to the extent applicable, all Property of each Loan Party currently satisfies all design, operation, and equipment requirements imposed by the OPA, and the Borrower does not have any reason to believe that such Property, to the extent subject to the OPA, will not be able to maintain compliance with the OPA requirements during the term of this Agreement.

(g)           no Loan Party has any known contingent liability or Remedial Work obligation in connection with any release or threatened release of any oil, hazardous substance, solid waste or oil and gas waste into the environment.

Section 7.07           Compliance with the Laws and Agreements; No Defaults.

(a)           Each Loan Party is in compliance with all Governmental Requirements applicable to it or its Property and all agreements and other instruments binding upon it or its Property, and possesses all licenses, permits, franchises, exemptions, approvals and other governmental authorizations necessary for the ownership of its Property and the conduct of its business, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

(b)           No Default has occurred and is continuing.

Section 7.08           Investment Company Act; Commodity Exchange Act. No Loan Party is an “investment company” or a company “controlled” by an “investment company,” within the meaning of, or subject to regulation under, the Investment Company Act of 1940, as amended.

Section 7.09           Taxes. Each Loan Party has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Loan Party has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Effect. The charges, accruals and reserves on the books of the Loan Parties in respect of Taxes and other governmental charges are, in the reasonable opinion of the Borrower, adequate. Other than Tax Liens permitted by clause (a) of the definition of “Excepted Liens”, no Tax Lien has been filed and, to the knowledge of the Borrower, no claim is being asserted with respect to any such Tax or other such governmental charge.

Section 7.10           ERISA. Except as would not reasonably be expected, individually or in the aggregate, to result in a material liability to the Borrower or any of its Subsidiaries:

(a)            The Loan Parties and, to the knowledge of the Borrower, each ERISA Affiliate have complied in all material respects with ERISA and, where applicable, the Code and other applicable Law regarding each Plan.

(b)            Each Plan is, and has in the past six years been, maintained in substantial compliance with ERISA and, where applicable, the Code and other applicable Law.

(c)            No act, omission or transaction has occurred which could result in imposition on any Loan Party or any ERISA Affiliate (whether directly or indirectly) of (i) either a civil penalty assessed pursuant to subsections (c), (i) or (l) of section 502 of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code or (ii) breach of fiduciary duty liability damages under section 409 of ERISA.

(d)            No Plan (other than a defined contribution plan) or any trust created under any such Plan has been terminated in the past six years. No liability to the PBGC (other than for the payment of current premiums which are not past due) by any Loan Party or any ERISA Affiliate has been or is expected by any Loan Party or any ERISA Affiliate to be incurred with respect to any Plan. No ERISA Event with respect to any Plan has occurred.

(e)            Full payment when due has been made of all amounts which any Loan Party or, to the knowledge of Borrower, any ERISA Affiliate is required under the terms of each Plan or applicable law to have paid as contributions to such Plan as of the date hereof, and, as of the most recent valuation date for any Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 80% or higher.

(f)            Except as would not reasonably be expected to result in a Material Adverse Effect, the actuarial present value of the benefit liabilities (based on the assumptions used for purposes of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic No. 715) under each Plan which is subject to Title IV of ERISA does not, as of the end of the Borrower’s most recently ended fiscal year, exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities. The term “actuarial present value of the benefit liabilities” shall have the meaning specified in section 4041 of ERISA.

(g)            Except as would not reasonably be expected to result in a Material Adverse Effect, neither any Loan Party nor any ERISA Affiliate sponsors, maintains, or contributes to an employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by any Loan Party or any ERISA Affiliate in its sole discretion at any time without any material liability.

(h)            Neither any Loan Party nor any ERISA Affiliate sponsors, maintains or contributes to, or has at any time in the six-year period preceding the date hereof sponsored, maintained or contributed to, any Multiemployer Plan.

(i)            Neither any Loan Party nor any ERISA Affiliate is required to provide security under section 436(f) of the Code due to a Plan amendment that results in an increase in current liability for the Plan.

Section 7.11           Disclosure; No Material Misstatements. None of the reports, financial statements, certificates or other written information (the “Information”) furnished by any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or under any other Loan Document (as modified or supplemented by other Information so furnished), taken as a whole, contained, as of the date such Information was furnished (or if such Information expressly related to a specific date, as of such specific date) any material misstatement of fact or omitted to state, as of the date such Information was furnished (or if such Information expressly related to a specific date, as of such specific date) any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, prospect information, geological and geophysical data and engineering projections, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation, it being recognized by the Administrative Agent and the Lenders that (i) such projections are as to future events and are not to be viewed as facts, (ii) such projections are subject to significant uncertainties and contingencies, many of which are beyond the control of the Loan Parties, (iii) no assurance can be given that any particular projections will be realized and (iv) actual results during the period or periods covered by any such projections may differ from the projected results and such differences may be material; provided further that, as to statements, information and reports supplied by third parties, the Borrower represents only that it is not aware of any material misstatement or omission therein.

Section 7.12           Insurance. Each Loan Party has (a) all insurance policies sufficient for the compliance by it with all material Governmental Requirements and all material agreements and (b) insurance coverage in at least amounts and against such risk (including public liability) that are usually insured against by companies similarly situated and engaged in the same or a similar business for the assets and operations of such Loan Party. The Administrative Agent has been named as an additional insured in respect of such liability insurance policies and the Administrative Agent has been named as lender loss payee with respect to Property loss insurance.

Section 7.13           Restriction on Liens. No Loan Party is a party to any material agreement or arrangement (other than (i) Capital Leases creating Liens permitted by Section 9.03(c), but then only on the Property subject of such Capital Lease and (ii) any Pari Passu Intercreditor Agreement), or subject to any order, judgment, writ or decree, which either restricts or purports to restrict its ability to grant Liens to the Administrative Agent for the benefit of the Secured Parties on or in respect of their Properties to secure the Indebtedness and the Loan Documents.

Section 7.14           Subsidiaries. As of the Effective Date, except as set forth on Schedule 7.14, the Borrower has no Subsidiaries. As of the Effective Date, there are no Material Subsidiaries.

Section 7.15           Location of Business and Offices. The Borrower’s jurisdiction of organization is Delaware; the name of the Borrower as listed in the public records of its jurisdiction of organization is SM Energy Company; and the organizational identification number of the Borrower in its jurisdiction of organization is 44728. The Borrower’s principal place of business and chief executive office are located at the address specified in Section 12.01 (or as set forth in a notice delivered pursuant to Section 8.01(l) and Section 12.01(c)). Each other Loan Party’s jurisdiction of organization, name as listed in the public records of its jurisdiction of organization, organizational identification number in its jurisdiction of organization, and the location of its principal place of business and chief executive office is stated on Schedule 7.14 (or as set forth in a notice delivered pursuant to Section 8.01(l)).

Section 7.16           Properties; Titles, Etc. Except for matters which would not reasonably be expected to have a Material Adverse Effect:

(a)            Each Loan Party has good and defensible title to the proved Oil and Gas Properties evaluated in the most recently delivered Reserve Report (except for those Oil and Gas Properties that have been Disposed of since the date of the most recently delivered Reserve Report in accordance with this Agreement or leases which have expired in accordance with their terms) and good title to all its personal Properties, in each case, free and clear of all Liens except Liens permitted by Section 9.03. After giving full effect to the Excepted Liens, the Loan Party specified as the owner owns the net interests in production attributable to the Hydrocarbon Interests as reflected in the most recently delivered Reserve Report, and the ownership of such Properties shall not in any material respect obligate such Loan Party to bear the costs and expenses relating to the maintenance, development and operations of each such Property in an amount in excess of the working interest of each Property set forth in the most recently delivered Reserve Report that is not offset by a corresponding proportionate increase in such Loan Party’s net revenue interest in such Property.

(b)            All material leases and agreements necessary for the conduct of the business of the Loan Parties are valid and subsisting, in full force and effect, and (i) with respect to the Borrower and (ii) to Borrower’s knowledge with respect to all counterparties to such leases and agreements, there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases, which would affect in any material respect the conduct of the business of the Loan Parties, taken as a whole.

(c)            The rights and Properties presently owned, leased or licensed by the Loan Parties including all easements and rights of way, include all rights and Properties necessary to permit the Loan Parties to conduct their business in all material respects in the same manner as its business has been conducted prior to the date hereof.

(d)            All of the Properties of the Loan Parties which are reasonably necessary for the operation of their businesses are in good working condition, ordinary wear and tear excepted, and are maintained in accordance with prudent business standards.

(e)            Each Loan Party owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual Property material to its business, and the use thereof by such Loan Party does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. The Loan Parties either own or have valid licenses or other rights to use all databases, geological data, geophysical data, engineering data, seismic data, maps, interpretations and other technical information used in their businesses as presently conducted, subject to the limitations contained in the agreements governing the use of the same, which limitations are customary for companies engaged in the business of the exploration and production of Hydrocarbons, with such exceptions as would not reasonably be expected to have a Material Adverse Effect.

Section 7.17           Maintenance of Properties. Except for such acts or failures to act as could not be reasonably expected to have a Material Adverse Effect, the Oil and Gas Properties (and Properties unitized therewith) have been maintained, operated and developed in a good and workmanlike manner and in conformity with all Governmental Requirements and in conformity with the provisions of all leases, subleases or other contracts comprising a part of the Hydrocarbon Interests and other contracts and agreements forming a part of the Oil and Gas Properties. Specifically in connection with the foregoing, except for those as would not be reasonably expected to have a Material Adverse Effect, (i) no proved Oil and Gas Property is subject to having allowable production reduced below the full and regular allowable production (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) and (ii) none of the wells comprising a part of the proved Oil and Gas Properties (or Properties unitized therewith) is deviated from the vertical more than the maximum permitted by Governmental Requirements, and such wells are bottomed under and are producing from, and the well bores are wholly within, the proved Oil and Gas Properties (or in the case of wells located on Properties unitized therewith, such unitized Properties). All pipelines, wells, gas processing plants, platforms and other material improvements, fixtures and equipment owned in whole or in part by the Loan Parties that are necessary to conduct normal operations are being maintained in a state adequate to conduct normal operations, and with respect to such of the foregoing that are operated by any of the Loan Parties, in a manner consistent with such Loan Party’s past practices (other than those the failure of which to maintain in accordance with this Section 7.17 would not reasonably be expect to have a Material Adverse Effect).

Section 7.18           Use of Loans and Letters of Credit. The proceeds of the Loans and the Letters of Credit shall be used (a) to provide working capital for exploration, development and production operations, (b) to finance the acquisition of Oil and Gas Properties permitted hereunder, (c) for general corporate purposes and (d) to repay Swingline Loans. No Loan Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation T, U or X of the Board). No part of the proceeds of any Loan or Letter of Credit will be used for any purpose which violates (x) the provisions of Regulations T, U or X of the Board or (y) any Sanctions.

Section 7.19           Solvency. After giving effect to the transactions contemplated hereby (including each Borrowing hereunder and each issuance or extension of any Letter of Credit), (a) the aggregate assets (after giving effect to amounts that would reasonably be received by reason of indemnity, offset, insurance or any similar arrangement), at a fair valuation, of the Loan Parties, taken as a whole, will exceed the aggregate Debt of the Loan Parties on a consolidated basis, as the Debt becomes absolute and matures, (b) the Loan Parties, on a consolidated basis, will not have incurred or intended to incur, and does not believe that they will incur, Debt beyond their ability to pay such Debt (after taking into account the timing and amounts of cash to be received by the Loan Parties and the amounts to be payable on or in respect of its liabilities, and giving effect to amounts that could reasonably be received by reason of indemnity, offset, insurance or any similar arrangement) as such Debt becomes absolute and matures and (c) the Loan Parties, on a consolidated basis, will not have (and has no reason to believe that they will have thereafter) unreasonably small capital for the conduct of their business.

Section 7.20           Gas Imbalances, Prepayments. Except as set forth on Schedule 7.20 or on the most recent certificate delivered pursuant to Section 8.12(c), on a net basis there are no gas imbalances, take or pay or other prepayments which would require the Borrower or any of its Restricted Subsidiaries to deliver Hydrocarbons produced from their Proved Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor exceeding two and one-half bcf of gas (on an mcf equivalent basis) in the aggregate.

Section 7.21           Marketing of Production. Except for contracts listed and in effect on the date hereof on Schedule 7.21, and thereafter either disclosed in writing to the Administrative Agent or included in the most recently delivered Reserve Report (with respect to all of which contracts the Borrower represents that it or its Restricted Subsidiaries are receiving a price for all production sold thereunder which is computed substantially in accordance with the terms of the relevant contract and are not having deliveries curtailed substantially below the subject Property’s delivery capacity), no material agreements exist that are not cancelable on 60 days’ notice or less without penalty or detriment for the sale of production from the Borrower’s or its Restricted Subsidiaries’ Hydrocarbons (including, without limitation, calls on or other rights to purchase, production, whether or not the same are currently being exercised) that (a) pertain to the sale of production at a fixed, stated price and (b) have a maturity or expiry date of longer than six (6) months from the date of such contract.

Section 7.22           Swap Agreements and Qualified ECP Guarantor. Schedule 7.22, as of the date hereof, and after the date hereof, each report required to be delivered by the Borrower pursuant to Section 8.01(c), sets forth, a true and complete list of all Swap Agreements of the Borrower and each Restricted Subsidiary, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof, all credit support agreements relating thereto (including any margin required or supplied) and the counterparty to each such agreement. The Borrower is a Qualified ECP Guarantor.

Section 7.23           Anti-Corruption Laws and Sanctions. Borrower and its Subsidiaries have implemented and maintain in effect such policies and procedures, if any, as they reasonably deem appropriate, in light of their businesses and international activities (if any), to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with applicable Anti-Corruption Laws and Sanctions, and Borrower, its Subsidiaries and their respective officers and employees and its Subsidiaries and their respective directors, officers, employees and agents (in their capacity as such), are in compliance with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended), and any other enabling legislation or executive order relating thereto, (ii) Anti- Corruption Laws, (iii) the PATRIOT Act in all material respects and (iv) applicable Sanctions. None of (a) any Loan Party, any Subsidiary or any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agent of such Loan Party or any such Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing or Letter of Credit, and no use of the proceeds thereof by any Loan Party or any Subsidiary, will violate applicable Anti-Corruption Laws or Sanctions.

Section 7.24           Affected Financial Institutions. No Loan Party is an Affected Financial Institution.

Section 7.25           Beneficial Ownership Regulation. As of the Effective Date, the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects.

Article VIII
Affirmative Covenants

Until Payment in Full has occurred, the Borrower covenants and agrees with the Lenders that:

Section 8.01           Financial Statements; Ratings Change; Other Information. The Borrower will furnish to the Administrative Agent for electronic or other distribution to each Lender:

(a)            Annual Financial Statements. Within 90 days after the end of each fiscal year of the Borrower, commencing with the fiscal year ending December 31, 2022, its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Ernst & Young LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification, exception or explanatory paragraph and without any qualification or exception as to the scope of such audit other than a going concern or other like qualification or exception with respect to, or resulting from, (x) impending maturities of any Debt or (y) an anticipated breach of any financial covenants in a future period, including the those under Section 9.01) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied.

(b)            Quarterly Financial Statements. Within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, commencing with the fiscal quarter ending June 30, 2022, its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes.

(c)            Certificate of Financial Officer – Compliance. Concurrently with any delivery of financial statements under Section 8.01(a) or Section 8.01(b), a certificate of a Financial Officer in substantially the form of Exhibit B hereto (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 9.01, (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 7.04(a) and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate, (iv) setting forth as of such date a true and complete list of all Swap Agreements of the Borrower and each Subsidiary, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark-to-market value therefor, any new credit support agreements relating thereto, any margin required or supplied under any credit support document, and the counterparty to each such agreement and (v) certifying compliance with Section 8.13(b).

(d)            Certificate of Insurer – Insurance Coverage. Within ten (10) Business Days after requested by the Administrative Agent, with respect to any insurance policy required by Section 8.07 that has been renewed, (i) a certificate of insurance from the relevant insurer with, in form and substance satisfactory to the Administrative Agent, and (ii) a copy of the applicable policy.

(e)            Other Accounting Reports. Promptly upon receipt thereof, a copy of each other material report or letter submitted to any Loan Party by independent accountants in connection with any annual, interim or special audit made by them of the books of such Loan Party, and a copy of any response by such Loan Party, or the Board of Directors of such Loan Party, to such letter or report.

(f)            SEC and Other Filings; Reports to Shareholders. Promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by any Loan Party with the SEC, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be; provided, however, that the Borrower shall be deemed to have furnished the information required by this Section 8.01(f) if the same is timely available on “EDGAR” on the worldwide web.

(g)            Notices Under Material Instruments. Promptly after the furnishing thereof, copies of any financial statement, report or notice furnished to or by any Person pursuant to the terms of any preferred stock designation, indenture, loan or credit or other similar agreement with respect to or governing Material Indebtedness, other than this Agreement and not otherwise required to be furnished to the Lenders pursuant to any other provision of this Section 8.01.

(h)            Lists of Purchasers. Promptly following the written request from the Administrative Agent thereof, a list of all Persons purchasing Hydrocarbons from any Loan Party.

(i)            Notice of Sales of Oil and Gas Properties. In the event any Loan Party intends to sell, transfer, assign or otherwise dispose of any Oil and Gas Properties or any Equity Interests in any Subsidiary for consideration in excess of $50,000,000, prior written notice of such disposition, the price thereof and the anticipated date of closing.

(j)            Notice of Casualty Events. Prompt written notice, and in any event within three Business Days, of the Borrower’s knowledge of an occurrence of any Casualty Event or the commencement of any action or proceeding that would reasonably be expected to result in a Casualty Event.

(k)           Issuance of Permitted Refinancing Debt. In the event the Borrower intends to refinance any Debt with the proceeds of Permitted Refinancing Debt, prior written notice of such intended offering therefor, the amount thereof and the anticipated date of closing to Administrative Agent and the Borrower will furnish to Administrative Agent a copy of the preliminary offering memorandum (if any) and the final offering memorandum (if any).

(l)            Information Regarding Loan Parties. Prompt written notice (and in any event within thirty (30) days from the occurrence thereof or such later date agreed to by the Administrative Agent in its sole discretion) of any change (i) in any Loan Party’s corporate name or in any trade name used to identify such Person in the conduct of its business or in the ownership of its Properties, (ii) in the location of any Loan Party’s chief executive office or principal place of business, (iii) in the Loan Party’s identity or corporate structure or in the jurisdiction in which such Person is incorporated or formed, (iv) in the Loan Party’s jurisdiction of organization or such Person’s organizational identification number in such jurisdiction of organization, and (v) in the Loan Party’s federal taxpayer identification number.

(m)           Other Requested Information. Promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA), or compliance with the terms of this Agreement or any other Loan Document, as the Administrative Agent or any Lender may reasonably request.

(n)            Account Control Agreements. Within 30 days after the opening thereof in the case of any Excluded Account and prior to the opening thereof in the case of any account that is not an Excluded Account, written notice (such notice to include reasonably detailed information regarding the account number, purpose and location of such Deposit Account, Securities Account or Commodities Account) to the Administrative Agent of any Deposit Account, Securities Account or Commodities Account opened by the Borrower or any of its Subsidiaries; provided that the Borrower or such Subsidiary shall at all times comply with Section 8.17.

(o)           “Know Your Customer” and Beneficial Ownership Information. Promptly following any request therefor, information and documentation reasonably requested in writing by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and Anti-Money Laundering Laws, including, without limitation, the PATRIOT Act and the Beneficial Ownership Regulation.

Documents required to be delivered pursuant to Section 8.01(a), Section 8.01(b) or Section 8.01(f) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower's website; or (ii) on which such documents are posted on the Borrower's behalf on an Internet or intranet website (including the SEC's EDGAR website), if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that the Borrower shall notify the Administrative Agent of the posting of any such documents.

Section 8.02           Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender prompt (and in any event within three (3) Business Days after the Borrower has knowledge of the following) written notice of the following:

(a)            the occurrence of any Default;

(b)            the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against the Borrower or any Affiliate thereof that, if adversely determined, would reasonably be expected to result in a Material Adverse Effect;

(c)            reserved;

(d)           any other development that results in, or would reasonably be expected to result in, a Material Adverse Effect; and

(e)            any change in the information provided in any relevant Beneficial Ownership Certification delivered hereunder that would result in a change to the list of beneficial owners identified in such certification.

Each notice delivered under this Section 8.02 shall be accompanied by a statement of a Responsible Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 8.03           Existence; Conduct of Business. Each Loan Party will do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business and maintain, if necessary, its qualification to do business in each other jurisdiction in which its proved Oil and Gas Properties are located or the ownership of its Properties requires such qualification, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 9.11.

Section 8.04           Payment of Obligations. Each Loan Party will pay its obligations, including Tax liabilities of such Loan Party before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Loan Party has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect or result in the seizure or levy of any Property of such Loan Party having a fair market value, individually or in the aggregate, in excess of $25,000,000.

Section 8.05           Performance of Obligations under Loan Documents. The Borrower will pay the Loans according to the terms thereof, and each Loan Party will do and perform every act and discharge all of the obligations to be performed and discharged by them under the Loan Documents, including, without limitation, this Agreement, at the time or times and in the manner specified.

Section 8.06           Operation and Maintenance of Properties. Except for matters that would not reasonably be expected to result in a Material Adverse Effect, each Loan Party, at its own expense, will:

(a)            operate its Oil and Gas Properties and other material Properties or cause such Oil and Gas Properties and other material Properties to be operated in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance with all Governmental Requirements, including applicable pro ration requirements and Environmental Laws, and all applicable laws, rules and regulations of every other Governmental Authority from time to time constituted to regulate the development and operation of its Oil and Gas Properties and the production and sale of Hydrocarbons and other minerals therefrom, except, in each case, where the failure to comply would not reasonably be expected to have a Material Adverse Effect.

(b)            keep and maintain all Property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, preserve, maintain and keep in good repair and working order (ordinary wear and tear excepted) all of its material proved Oil and Gas Properties and other material Properties, including all equipment, machinery and facilities.

(c)            promptly pay and discharge, or make reasonable and customary efforts to cause to be paid and discharged, all delay rentals, royalties, expenses and indebtedness accruing under the leases or other agreements affecting or pertaining to its proved Oil and Gas Properties and do all other things necessary to keep unimpaired their rights with respect thereto and prevent any forfeiture thereof or default thereunder.

(d)            promptly perform or make reasonable and customary efforts to cause to be performed, in accordance with industry standards, the obligations required by each and all of the assignments, deeds, leases, sub-leases, contracts and agreements affecting its interests in its Oil and Gas Properties and other material Properties.

(e)            operate its Oil and Gas Properties and other material Properties or cause or make reasonable and customary efforts to cause such Oil and Gas Properties and other material Properties to be operated in accordance with the practices of the industry and in material compliance with all applicable contracts and agreements and in compliance in all material respects with all Governmental Requirements.

(f)            to the extent such Loan Party is not the operator of any Property, the Borrower shall use reasonable efforts to cause the operator to comply with this Section 8.06, but the failure of the operator to so comply will not, in and of itself, constitute a Default or an Event of Default hereunder.

Section 8.07           Insurance. Each Loan Party will maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations. The loss payable clauses or provisions in said insurance policy or policies insuring any of the collateral for the Loans shall be endorsed in favor of and made payable to the Administrative Agent as its interests may appear and such policies shall name the Administrative Agent as an “additional insured” and/or “lender loss payee”, as applicable, and provide that the insurer will endeavor to give at least thirty (30) days prior notice of any cancellation of such policy to the Administrative Agent.

Section 8.08           Books and Records; Inspection Rights. Each Loan Party will keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. Each Loan Party will permit any representatives designated by the Administrative Agent or the Majority Lenders, upon reasonable prior notice, to visit and inspect its Properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants (subject to such accountants’ policies and procedures), all at such reasonable times during normal business hours and as often as reasonably requested; provided that, unless an Event of Default then exists, (a) such visits and inspections shall not occur more than once in any twelve (12) month period and (b) only one such visit shall be at the Borrower’s expense.

Section 8.09           Compliance with Laws. Each Loan Party will comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its Property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Borrower will maintain in effect and enforce such policies and procedures, if any, as it reasonably deems appropriate, in light of its businesses and international activities (if any), to ensure compliance by the Borrower, its Subsidiaries and each of their respective directors, officers, employees and agents with applicable Anti-Corruption Laws and Sanctions.

Section 8.10           Environmental Matters.

(a)            Each Loan Party shall at its sole expense: (i) comply, and shall cause its Properties and operations to comply, with all applicable Environmental Laws, the breach of which would be reasonably expected to have a Material Adverse Effect; (ii) not dispose of or otherwise release any oil, oil and gas waste, hazardous substance, or solid waste on, under, about or from any of such Loan Party’s Properties or any other Property to the extent caused such Loan Party’s operations except in compliance with applicable Environmental Laws, the disposal or release of which would reasonably be expected to have a Material Adverse Effect; (iii) timely obtain or file all notices, permits, licenses, exemptions, approvals, registrations or other authorizations, if any, required under applicable Environmental Laws to be obtained or filed in connection with the operation or use of such Loan Party’s Properties, which failure to obtain or file could reasonably be expected to have a Material Adverse Effect; (iv) promptly commence and diligently prosecute to completion any assessment, evaluation, investigation, monitoring, containment, cleanup, removal, repair, restoration, remediation, environmental response, mitigation or other remedial obligations (collectively, the “Remedial Work”) in the event any Remedial Work is required or reasonably necessary under applicable Environmental Laws because of or in connection with the actual or suspected past, present or future disposal or other release of any oil, oil and gas waste, hazardous substance or solid waste on, under, about or from such Loan Party’s Properties, which failure to commence and diligently prosecute to completion would reasonably be expected to have a Material Adverse Effect; and (v) establish and implement such procedures as may be necessary to continuously determine and assure that such Loan Party’s obligations under this Section 8.10(a) are timely and fully satisfied, which failure to establish and implement would reasonably be expected to have a Material Adverse Effect.

(b)           The Borrower will promptly, but in no event later than five days after the Borrower has knowledge of such event, notify the Administrative Agent and the Lenders in writing of any threatened action, investigation or inquiry by any Governmental Authority or any threatened demand or lawsuit by any landowner or other third party against any Loan Party or such Loan Party’s Properties in connection with any Environmental Laws (excluding routine testing and corrective action) if the Borrower reasonably anticipates that such action would reasonably be expected to result in liability (whether individually or in the aggregate) in excess of $25,000,000, not fully covered by insurance, subject to normal deductibles.

(c)            In connection with any future acquisitions of Oil and Gas Properties or other Properties, each Loan Party will provide environmental assessment reports, audits and tests in accordance with the then-current ASTM International standards upon request by the Administrative Agent and the Lenders, except in circumstances in which such Loan Party is acquiring an additional interest in an Oil and Gas Property or other Property.

Section 8.11           Further Assurances.

(a)            Each Loan Party will promptly execute and deliver to the Administrative Agent all such other documents, agreements and instruments reasonably requested by the Administrative Agent to comply with, cure any defects or accomplish the conditions precedent, covenants and agreements of such Loan Party in the Loan Documents, including the Notes, or, during a Non-Investment Grade Period, to further evidence and more fully describe the collateral intended as security for the Indebtedness, or to correct any omissions in this Agreement or the Security Instruments, or to state more fully the obligations secured therein, or, during a Non-Investment Grade Period, to perfect, protect or preserve any Liens created pursuant to this Agreement or any of the Security Instruments or the priority thereof, or to make any recordings, file any notices or obtain any consents, all as may be reasonably necessary or appropriate, in the reasonable discretion of the Administrative Agent, in connection therewith.

(b)            The Borrower hereby authorizes the Administrative Agent to file, at any time during a Non-Investment Grade Period, one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Mortgaged Property without the signature of any Loan Party where permitted by law. A carbon, photographic or other reproduction of the Security Instruments or any financing statement covering the Mortgaged Property or any part thereof shall be sufficient as a financing statement where permitted by law. The Administrative Agent will use commercially reasonably efforts to promptly send the Borrower any financing or continuation statements it files without the signature of any Loan Party and the Administrative Agent will use commercially reasonable efforts to promptly send the Borrower the filing or recordation information with respect thereto. The Borrower acknowledges and agrees that any such financing statement may describe the collateral as “all assets” of the applicable Loan Party or words of similar effect as may be required by the Administrative Agent.

Section 8.12           Reserve Reports.

(a)            On or before February 28th (or February 29th, as applicable) and August 31st (or with respect to the Reserve Report delivered in connection with the Scheduled Redetermination to occur on or around (i) October 1, 2024, on or prior to the date that is forty-five (45) days following the Second Amendment Effective Date (or such later date as the Administrative Agent may agree in its sole discretion) and (ii) April 1, 2026, on or prior to March 16, 2026 (or such later date as the Administrative Agent may agree in its sole discretion)) of each year, commencing February 28, 2023, the Borrower shall furnish to the Administrative Agent and the Lenders a Reserve Report. The Reserve Report as of December 31 of each year shall have the majority of PV-10 value prepared or audited by one or more Approved Petroleum Engineers, and the Reserve Report as of June 30 of each year (or with respect to the Reserve Report delivered in connection with the Scheduled Redetermination to occur on or around October 1, 2024, September 1, 2024) shall be prepared by or under the supervision of the most senior employee of the Borrower who has direct oversight for engineering and evaluation, and who shall certify such Reserve Report to be true and accurate in all material respects and to have been prepared in accordance with the procedures used in the immediately preceding December 31 Reserve Report; provided that it is understood that projections concerning volumes attributable to the Oil and Gas Properties and production and cost estimates contained in each Reserve Report are necessarily based upon professional opinions, estimates and projections and that none of the Loan Parties or such chief engineer warrants that such opinions, estimates and projections will ultimately prove to have been accurate.

(b)            In the event of an Interim Redetermination, the Borrower shall furnish to the Administrative Agent and the Lenders a Reserve Report prepared by or under the supervision of the most senior employee of the Borrower who has direct oversight for engineering and evaluation, who shall certify such Reserve Report to be true and accurate in all material respects and to have been prepared in accordance with the procedures used in the immediately preceding December 31 Reserve Report; provided that it is understood that projections concerning volumes attributable to the Oil and Gas Properties and production and cost estimates contained in each Reserve Report are necessarily based upon professional opinions, estimates and projections and that none of the Loan Parties or such chief engineer warrants that such opinions, estimates and projections will ultimately prove to have been accurate. For any Interim Redetermination requested by the Administrative Agent or the Borrower pursuant to Section 2.07(b), the Borrower shall provide such Reserve Report with an “as of” date as required by the Administrative Agent as soon as possible, but in any event no later than thirty (30) days following the receipt of such request.

(c)            With the delivery of each Reserve Report, the Borrower shall provide to the Administrative Agent and the Lenders a certificate from a Responsible Officer certifying that to his knowledge after reasonable inquiry, in all material respects: (i) the information contained in the Reserve Report and any other information delivered in connection therewith is based on information that was prepared in good faith based upon assumptions believed to be reasonable at the time, the Loan Parties own good and defensible title to the Proved Oil and Gas Properties evaluated in such Reserve Report and such Properties are free of all Liens except for Liens permitted by Section 9.03, (ii) none of their Proved Oil and Gas Properties have been sold since the date of the last Borrowing Base determination except as set forth on an exhibit to the certificate, which certificate shall list all of its Proved Oil and Gas Properties sold and in such detail as reasonably required by the Administrative Agent and (iii) attached thereto is a schedule of the Proved Oil and Gas Properties of the Loan Parties evaluated by such Reserve Report that are Mortgaged Properties and demonstrating the percentage that such Mortgaged Properties represent of the total value of such Proved Oil and Gas Properties of the Loan Parties evaluated in such Reserve Report in compliance with Section 8.14(a).

Section 8.13           Title Information.

(a)            On or before the delivery to the Administrative Agent and the Lenders of each Reserve Report required by Section 8.12(a) (or with respect to the Reserve Report delivered in connection with the Scheduled Redetermination to occur on or around October 1, 2024, on or prior to the date that is forty-five (45) days following the Second Amendment Effective Date (or such later date as the Administrative Agent may agree in its sole discretion)), the Borrower will deliver title information in form and substance acceptable to the Administrative Agent covering enough of the Proved Oil and Gas Properties of the Loan Parties evaluated by such Reserve Report that were not included in the immediately preceding Reserve Report, so that the Administrative Agent shall have received, together with title information previously delivered to the Administrative Agent, reasonably satisfactory title information on at least 125% of the value of the Borrowing Base after giving effect to exploration and production activities, acquisitions, dispositions and production.

(b)            If the Borrower has provided title information for additional Oil and Gas Properties under Section 8.13(a), the Borrower shall, within 60 days after notice from the Administrative Agent that title defects or exceptions exist with respect to such additional Oil and Gas Properties, either (i) cure any such title defects or exceptions raised by such information (including defects or exceptions as to priority), which are not permitted by Section 9.03 (ii) substitute acceptable Mortgaged Properties with no title defects or exceptions except for Excepted Liens (other than Excepted Liens described in clauses (e), (f) and (g) of such definition) having an equivalent value or (iii) deliver title information in form and substance reasonably acceptable to the Administrative Agent so that the Administrative Agent shall have received, together with title information previously delivered to the Administrative Agent, reasonably satisfactory title information on at least 125% of the value of the Borrowing Base after giving effect to exploration and production activities, acquisitions, dispositions and production.

(c)            If the Borrower is unable to cure any title defect requested by the Administrative Agent to be cured within such 60 day period or the Borrower does not comply with the requirements to (i) substitute acceptable Mortgaged Properties with no title defects or exceptions except for Excepted Liens (other than Excepted Liens described in clauses (e), (f) and (g) of such definition) having an equivalent value or (ii) provide acceptable title information covering at least 125% of the value of the Borrowing Base after giving effect to exploration and production activities, acquisitions, dispositions and production, such default shall not be a Default, but instead the Administrative Agent shall have the right to and, at the direction of the Supermajority Lenders, shall, exercise the following remedy in their sole discretion from time to time, and any failure to so exercise this remedy at any time shall not be a waiver as to future exercise of the remedy by the Administrative Agent. To the extent that the Administrative Agent is not reasonably satisfied that the Borrower complied with the requirements of the preceding sentence after such 60 day period has elapsed, such unacceptable Mortgaged Property shall not count towards the 85% requirement in Section 8.14(a), and the Administrative Agent may send a notice to the Borrower and the Lenders that the then outstanding Borrowing Base shall be reduced by an amount as determined by the Administrative Agent to cause the Borrower to be in compliance with the requirement to provide acceptable title information covering at least 125% of the value of Borrowing Base after giving effect to exploration and production activities, acquisitions, dispositions and production. This new Borrowing Base shall become effective immediately after receipt of such notice.

Section 8.14           Additional Collateral; Additional Guarantors.

(a)            In connection with each redetermination of the Borrowing Base, the Borrower shall review the Reserve Report and the list of current Mortgaged Properties (as described in Section 8.12(c)(iii)) to ascertain whether the Mortgaged Properties represent at least 85% of the PV-9 value of the Proved Oil and Gas Properties of the Loan Parties, evaluated in the most recently completed Reserve Report after giving effect to exploration and production activities, acquisitions, dispositions and production. In the event that the Mortgaged Properties do not represent at least 85% of such PV-9 value, then the Loan Parties shall grant to the Administrative Agent as security for the Indebtedness a first-priority Lien interest (subject only to Excepted Liens of the type described in clauses (a) to (d) of the definition thereof, but subject to the provisos at the end of such definition) on additional Proved Oil and Gas Properties of the Loan Parties not already subject to a Lien of the Security Instruments such that after giving effect thereto, the Mortgaged Properties will represent at least 85% of such PV-9 value. All such Liens will be created and perfected by and in accordance with the provisions of deeds of trust, mortgages, security agreements and financing statements or other Security Instruments, all in form and substance reasonably satisfactory to the Administrative Agent and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes. In order to comply with the foregoing, if any Material Subsidiary places a Lien on its Oil and Gas Properties and such Material Subsidiary is not a Guarantor, then it shall become a Guarantor and comply with Section 8.14(b).

(b)            In the event that (i) the Borrower determines that any Restricted Subsidiary is a Material Subsidiary after the Effective Date or (ii) the Borrower or any Restricted Subsidiary creates, forms or acquires any Material Subsidiary (or any Unrestricted Subsidiary becomes a Restricted Subsidiary), then the Borrower shall promptly cause such Restricted Subsidiary to guarantee the Indebtedness pursuant to the Guaranty Agreement. In connection with any such guaranty, the Borrower shall, or shall cause such Restricted Subsidiary (other than any Excluded Foreign Subsidiary) to, (A) execute and deliver an assumption agreement or joinder to the Guaranty Agreement, the Pledge Agreement and the Security Agreement executed by such Restricted Subsidiary, (B) execute and deliver a Pledge Supplement (as defined in the Pledge Agreement) (or other Security Instrument) pledging all of the Equity Interests of such Restricted Subsidiary (including, without limitation, delivery of original stock certificates evidencing the Equity Interests of such Restricted Subsidiary, together with an appropriate undated stock powers for each certificate duly executed in blank by the registered owner thereof) and (C) execute and deliver such other additional closing documents, certificates and legal opinions as shall reasonably be requested by the Administrative Agent. In addition, in the event that any Excluded Foreign Subsidiary that is a First Tier Foreign Subsidiary becomes a Material Subsidiary after the Effective Date, Borrower shall deliver a Pledge Supplement (as defined in the Pledge Agreement), pledging 65% of such Excluded Foreign Subsidiary’s outstanding voting Equity Interests and 100% of such Excluded Foreign Subsidiary’s outstanding non-voting Equity Interests to the extent such pledge will not result in adverse tax consequences to the Borrower. Notwithstanding the foregoing, if any Subsidiary (other than any Excluded Foreign Subsidiary) guarantees any Funded Debt, the Borrower shall promptly cause such Subsidiary to guarantee the Indebtedness pursuant to the Guaranty Agreement. In connection with any such guaranty, the Borrower shall, or shall cause such Subsidiary to, execute and deliver (x) an assumption agreement or joinder to the Guaranty Agreement, the Pledge Agreement and the Security Agreement and (y) such other additional closing documents, certificates and legal opinions as shall reasonably be requested by the Administrative Agent.

(c)            The Security Instruments shall remain in effect at all times unless otherwise released pursuant to the terms of this Agreement; provided, however, that on the Investment Grade Rating Date, if no Default has occurred and is continuing, then (i) Section 8.14(a) shall have no further force or effect and (ii) upon written request of the Borrower to the Administrative Agent, the Administrative Agent shall use reasonable efforts to promptly release all of the Mortgaged Properties from the Liens of the Security Instruments, which release shall not be effective until all Liens securing any Permitted Pari Term Loan Debt then outstanding have been released; provided, further, that if, after such release of any or all of the Mortgaged Properties under the Security Instruments, the Borrower ceases to have an Investment Grade Rating, then (1) Section 8.14(a) shall be automatically reinstated and (2) within ninety (90) days of such cessation, the Borrower will, and will cause each other applicable Subsidiary to, re-execute and re-deliver to the Administrative Agent any and all Security Instruments that are required to be delivered pursuant to the terms and provisions of this Agreement.

(d)            Notwithstanding any provision in any Loan Document to the contrary, in no event is any Building (as defined in the applicable Flood Insurance Regulation) or Manufactured (Mobile) Home (as defined in the applicable Flood Insurance Regulation) owned by any Loan Party included in the definition of “Mortgaged Properties” and no Building or Manufactured (Mobile) Home is encumbered by any Security Instrument.

(e)            Notwithstanding anything to the contrary in this Agreement, the Security Instruments, or any other Loan Document, (i) Property may be excluded from the collateral for all purposes of the Loan Documents if the Administrative Agent has determined in its sole discretion (and has designated in writing) that such Property is immaterial for oil and gas mineral interest owners and the costs of obtaining such a security interest or the perfection thereof are excessive in relation to the benefit of the Lenders of the security to be afforded thereby, and (ii) the Administrative Agent may grant extensions of time or waivers of the requirements for the obtaining of title opinions or other title information, legal opinions, appraisals, flood insurance and surveys with respect to particular assets where it reasonably determines, in consultation with the Borrower, that obtaining such items is not permitted by Law or cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the Loan Documents.

Section 8.15           ERISA Compliance. Each Loan Party will promptly furnish to the Administrative Agent (i) promptly after becoming aware of the occurrence of any ERISA Event, a written notice signed by the President or the principal Financial Officer of such Loan Party specifying the nature thereof, what action such Loan Party is taking or proposes to take with respect thereto, and, when known, any action taken or proposed by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto, and (ii) promptly following receipt thereof, copies of any notice of the PBGC’s intention to terminate or to have a trustee appointed to administer any Plan. With respect to each Plan (other than a Multiemployer Plan), each Loan Party will (y) satisfy in full and in a timely manner, without incurring any late payment or underpayment charge or penalty and without giving rise to any lien, all of the Pension Funding Rules, and (z) pay, or cause to be paid, to the PBGC in a timely manner, without incurring any late payment or underpayment charge or penalty, all premiums required pursuant to sections 4006 and 4007 of ERISA.

Section 8.16           Unrestricted Subsidiaries. The Borrower:

(a)            will cause the management, business and affairs of each of the Borrower and its Restricted Subsidiaries to be conducted in such a manner (including, without limitation, by keeping separate books of account, furnishing separate financial statements of Unrestricted Subsidiaries to creditors and potential creditors thereof and by not permitting Properties of the Borrower and its Restricted Subsidiaries, on the one hand, and each of the Unrestricted Subsidiaries, on the other hand, to be commingled) so that each Unrestricted Subsidiary that is a corporation will be treated as a corporate entity separate and distinct from the Borrower and the Restricted Subsidiaries;

(b)            will not, and will not permit any of the Restricted Subsidiaries to, incur, assume, guarantee or be or become liable for any Debt of any of the Unrestricted Subsidiaries; and

(c)            will not permit any Unrestricted Subsidiary to hold any Equity Interest in, or any Debt of, the Borrower or any Restricted Subsidiary.

Section 8.17           Accounts. Subject to Section 8.18 and to Section 7 of the Fourth Amendment, the Borrower and each of its Subsidiaries will maintain one or more of the Lenders as its principal depository bank, including for the maintenance of any Deposit Account, Securities Account or Commodities Account (other than any Excluded Account) for the conduct of its business. All such Deposit Accounts, Securities Accounts or Commodities Accounts (other than Excluded Accounts) shall at all times be subject to an Account Control Agreement.

Section 8.18           Post-Closing Amendment to Existing Account Control Agreements. No later than thirty days after the Effective Date (or such longer period as the Administrative Agent may agree in its sole discretion), the Borrower shall cause to be delivered to the Administrative Agent an amendment and ratification or amendment and restatement to any existing Account Control Agreement entered into prior to the Effective Date that is reasonably requested by the Administrative Agent, which amendment and ratification or amendment and restatement shall be in form and substance reasonably satisfactory to the Administrative Agent to reflect the amendment and restatement of the Existing Credit Agreement by this Agreement.

Article IX
Negative Covenants

Until Payment in Full has occurred, the Borrower covenants and agrees with the Lenders that:

Section 9.01           Financial Covenants.

(a)            Total Funded Debt to EBITDAX Ratio. The Borrower will not permit, as of the last day of any Rolling Period commencing with the Rolling Period ending June 30, 2022, the Total Funded Debt to EBITDAX Ratio to exceed, for the Rolling Period ending on such date to be greater than (a) for the Rolling Period ending on the last day of the fiscal quarter ending June 30, 2022, 4.00 to 1.00 and (b) for the Rolling Period ending on the last day of each fiscal quarter thereafter, 3.50 to 1.00.

(b)            Current Ratio. The Borrower will not permit, as of the last day of any fiscal quarter, the ratio of (i) consolidated current assets of the Borrower and its Consolidated Restricted Subsidiaries (including Unused Availability, but excluding non-cash assets under ASC 815) to (ii) consolidated current liabilities of the Borrower and its Consolidated Restricted Subsidiaries (excluding non-cash obligations under ASC 815 and the current portion of the outstanding Indebtedness) to be less than 1.0 to 1.0.

For the avoidance of doubt, the Borrower shall not be required to deliver calculations demonstrating compliance with this Section 9.01 other than pursuant to Section 8.01(c).

Section 9.02           Debt. No Loan Party will incur, create, assume or suffer to exist any Debt, except:

(a)            the Loans or other Indebtedness arising under the Loan Documents or any guaranty of or suretyship arrangement for the Loans or other Indebtedness arising under the Loan Documents.

(b)           Debt of the Loan Parties set forth on Schedule 9.02(b) as of the Effective Date and any Permitted Refinancing Debt in respect of the foregoing.

(c)            Debt incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Leases and any Debt assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Debt that do not increase the outstanding principal amount thereof; provided that (i) in the case of any acquisition, construction or improvement of any fixed or capital asset, such Debt (other than Capital Leases) is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (ii) other than with respect to Debt set forth on Schedule 9.02(c) outstanding on the Effective Date, the aggregate principal amount of Debt permitted by this clause (c) shall not exceed in the aggregate at any one time outstanding the greater of (A) $250,000,000 and (B) (x) during a Non-Investment Grade Period, five percent (5%) of the Borrowing Base then in effect or (y) during an Investment Grade Period, two percent (2%) of Consolidated Net Tangible Assets.

(d)            Debt associated with performance bonds, bid bonds, surety bonds or other surety obligations to secure performance of obligations owing in the ordinary course of its business.

(e)            intercompany Debt between the Borrower and any Restricted Subsidiary or between Restricted Subsidiaries to the extent permitted by Section 9.05(g); provided that such Debt is not held, assigned, transferred, negotiated or pledged to any Person other than the Borrower or one of its Wholly-Owned Subsidiaries, and, provided further, that any such Debt owed by either the Borrower or any Restricted Subsidiary shall be subordinated to the Indebtedness on terms set forth in the Guaranty Agreement.

(f)            endorsements of negotiable instruments for collection in the ordinary course of business.

(g)           non-recourse Debt secured by Property, other than Oil and Gas Properties evaluated by the Lenders for purposes of establishing the Borrowing Base, not to exceed in the aggregate at any one time outstanding the greater of (i) $125,000,000 and (ii) (x) during a Non-Investment Grade Period, two and one-half percent (2.5%) of the Borrowing Base then in effect or (y) during an Investment Grade Period, two percent (2%) of Consolidated Net Tangible Assets.

(h)            Debt set forth on Schedule 9.02(h) outstanding on the Effective Date and other Debt not to exceed in the aggregate at any one time outstanding the greater of (i) $250,000,000 and (ii) (x) during a Non-Investment Grade Period, five percent (5%) of the Borrowing Base then in effect or (y) during an Investment Grade Period, two percent (2%) of Consolidated Net Tangible Assets.

(i)            (i) Debt in respect of the Existing Senior Notes and (ii) other unsecured senior Debt or unsecured subordinated Debt of the Borrower; provided that, in the case of this clause (ii), (A) except for Bridge Facilities, such Debt shall not have (and any Permitted Additional Debt Documents with respect to such Debt shall not contain) a scheduled maturity date that is earlier than at least one hundred eighty (180) days after the Stated Maturity Date under this Agreement; provided that, notwithstanding the foregoing in this clause (A), (x) such Debt does not have any scheduled prepayment, amortization, or Redemption provisions prior to the date that is one hundred eighty (180) days after the Stated Maturity Date in effect at the time of issuance (other than (1) customary change of control or asset sale tender offer or prepayment provisions, (2) mandatory prepayment or redemption provisions providing for the repayment or redemption of such Debt to the extent incurred to finance all or a portion of a direct or indirect acquisition of Oil and Gas Properties in the event that such acquisition is not consummated by a certain date, in an amount not to exceed the principal amount of such Debt plus any accrued interest thereon through the prepayment or redemption date, (3) scheduled amortization no greater than five percent (5%) per annum of the original principal amount of such Debt per year and (4) with respect to Bridge Facilities, in addition to prepayments described in the foregoing clauses (1) and (2), customary prepayments in connection with (x) the incurrence of Debt to refinance such Bridge Facility and (y) the sale or issuance of Equity Interests of Borrower), (B) immediately after giving effect to the incurrence or issuance of such Debt, the Borrower shall be in pro forma compliance with Section 9.01 (with EBITDAX equal to EBITDAX for the most recent Rolling Period for which financial statements have been, or are required to have been, delivered pursuant to Section 8.01(a) or Section 8.01(b)) and (C) immediately upon the issuance of any such Debt (other than XCL Acquisition Additional Indebtedness in a principal amount up to $1,200,000,000) after the Effective Date (including any increase to the Existing Senior Notes or issuance of any additional unsecured senior notes pursuant to the applicable Permitted Additional Debt Documents governing the Existing Senior Notes, in each case, after the Effective Date increased and/or issued in reliance of this clause (ii)), the Borrowing Base shall be reduced by an amount equal to twenty-five percent (25%) of the aggregate principal amount of such Debt. Notwithstanding anything to the contrary in this Section 9.02(i), no such decrease or reduction to the Borrowing Base shall occur with respect to (x) any amount of Permitted Refinancing Debt incurred or issued to substantially simultaneously refinance or replace any then outstanding Existing Senior Notes or other Permitted Additional Debt (in each case up to, for the avoidance of doubt, the sum of (I) the aggregate principal amount of such refinanced or replaced Permitted Additional Debt outstanding immediately prior to such refinancing or replacement plus (II) an amount necessary to pay any customary fees and expenses, including premiums, related to such exchange or refinancing) or (y) any amount of Permitted Additional Debt (or Permitted Refinancing Debt thereof) incurred or issued, the net proceeds of which the Borrower elects to utilize to prepay the Loans pursuant to this clause (y); provided that (I) such prepayment occurs substantially simultaneously with the Borrower’s receipt of the net proceeds of such Permitted Additional Debt (or Permitted Refinancing Debt thereof), (II) the Borrower shall have delivered to the Administrative Agent a prepayment notice in accordance with Section 3.04 specifying its election to prepay the Loans in reliance on this clause (y), (III) the Aggregate Elected Revolving Commitment Amounts shall automatically be reduced by the principal amount of such prepayment pursuant to Section 2.06(d) and (IV) the principal amount of such prepayment shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000.

(j)            Permitted Pari Term Loan Debt, and any guarantees thereof; provided that the aggregate principal amount of Permitted Pari Term Loan Debt permitted by this clause (j) shall not exceed, at the time of incurrence thereof, an aggregate principal amount equal to the least of: (A) the Available Borrowing Base then in effect minus the Aggregate Elected Revolving Commitment Amounts then in effect, (B) the Aggregate Elected Revolving Commitment Amounts then in effect minus the aggregate principal amount of Permitted Pari Term Loan Debt outstanding on such date (prior to giving effect to the incurrence thereof) and (C) thirty-three and one-third percent (33-1/3%) of the sum of the Aggregate Elected Revolving Commitment Amounts then in effect plus the aggregate principal amount of such Permitted Pari Term Loan Debt (after giving effect to the incurrence thereof), and Permitted Refinancing Debt in respect thereof; provided that solely with respect to the incurrence of any Permitted Pari Term Loan Debt, immediately after giving effect to the incurrence of such Permitted Pari Term Loan Debt, there shall be no Term Loans then outstanding. For the avoidance of doubt, no Permitted Pari Term Loan Debt may be issued or incurred during an Investment Grade Period.

(k)            Indebtedness incurred to finance insurance premiums in the ordinary course of business in an aggregate principal amount not to exceed the amount of such insurance premiums.

(l)            (i) Acquired Debt; provided that (A) immediately after giving pro forma effect to such acquisition and any related transactions, the Borrower shall be in compliance with a Leverage Ratio not to exceed 3.00 to 1.00, calculated as of the last day of the most recently ended Rolling Period for which financial statements have been, or are required to have been, delivered pursuant to Section 8.01(a) or Section 8.01(b), (B) such Debt is not guaranteed in any respect by the Borrower or any other Restricted Subsidiary and (C) (1) the Equity Interests of such Person are pledged to the Administrative Agent to the extent required under Section 8.14 and (2) such Person executes an assumption agreement or joinder to the Guaranty Agreement, the Pledge Agreement and the Security Agreement, in each case to the extent required under Section 8.14; and (ii) any Permitted Refinancing Debt in respect of Debt Permitted under the foregoing clause (i) so long as such Permitted Refinancing Debt is not guaranteed in any respect by the Borrower or any other Restricted Subsidiary.

(m)          Debt arising from agreements of the Borrower or any Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations (including earn-outs), in each case entered into in connection with Investments in or dispositions of any business, assets or stock permitted hereunder; provided that such Debt is not secured by an Lien on any Proved Oil and Gas Properties of the Loan Parties.

(n)           Debt in respect of netting services, automatic clearing house arrangements, employees' credit or purchase cards, overdraft protections and similar arrangements.

Section 9.03        Liens. No Loan Party will create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except:

(a)            Liens securing the payment of any Indebtedness.

(b)            Excepted Liens.

(c)            Liens securing Capital Leases and other Debt permitted by Section 9.02(c) but only on the Property thereunder.

(d)           Liens securing Debt permitted under Section 9.02(l); provided that (i) the aggregate principal amount of all Debt secured by such Liens shall not exceed at any one time the greater of (A) $250,000,000 and (B) (x) during a Non-Investment Grade Period, five percent (5%) of the Borrowing Base then in effect or (y) during an Investment Grade Period, two percent (2%) of Consolidated Net Tangible Assets, (ii) such Liens existed at the time the applicable acquisition or Investment was consummated and were not created or assumed in contemplation of such acquisition or Investment, (iii) each such Lien shall extend solely to the item or items of Property so acquired and any other Property which is an improvement or accession to such acquired Property and (iv) the Property encumbered by such Liens shall not be given credit in determining the amount of the Borrowing Base for so long as such Property is encumbered by such Liens.

(e)            Liens on Property not included in the then most recent Reserve Report and not otherwise permitted by the foregoing clauses of this Section 9.03; provided that the principal or face amount of all Debt secured under this Section 9.03(e) shall not exceed in the aggregate for all Loan Parties the greater of (i) $125,000,000 and (ii) (x) during a Non-Investment Grade Period, two and one-half percent (2.5%) of the Borrowing Base then in effect or (y) during an Investment Grade Period, two percent (2%) of Consolidated Net Tangible Assets.

(f)            Liens securing any Permitted Refinancing Debt provided that any such Permitted Refinancing Debt is not secured by any additional or different Property not securing the Refinanced Debt.

(g)           Liens on Property, other than Oil and Gas Properties evaluated by the Lenders for purposes of establishing the Borrowing Base, securing non-recourse Debt permitted by Section 9.02(g).

(h)           Liens on insurance policies and the proceeds thereof securing the financing of the related insurance premiums permitted under Section 9.02(k).

(i)             Liens securing (i) Permitted Pari Term Loan Debt permitted under Section 9.02(j) (so long as such Liens are pari passu with the Liens in favor of the Administrative Agent securing the Indebtedness and subject to any Pari Passu Intercreditor Agreement) and (ii) Permitted Refinancing Debt permitted under Section 9.02(j).

(j)            (i) Non-recourse Liens on Equity Interests of joint ventures and Unrestricted Subsidiaries securing capital contributions to or obligations of such Persons and (ii) customary rights of first refusal and tag, drag or similar rights in joint venture agreements.

Section 9.04        Dividends, Distributions, Redemptions and Restricted Payments, Redemption of Other Debt.

(a)            Restricted Payments. No Loan Party will declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, return any capital to its stockholders or make any distribution of its Property to its Equity Interest holders, except (i) the Borrower may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its common stock (other than Disqualified Capital Stock), (ii) so long as (A) no Event of Default shall have occurred which is continuing and (B) the Borrower shall have, on a pro-forma basis immediately after giving effect to such Restricted Payment, Unused Availability under this Agreement of not less than 30% of the Aggregate Elected Revolving Commitment Amounts, the Borrower may declare and pay annual cash dividends not to exceed $125,000,000 in the aggregate during any fiscal year, (iii) the Loan Parties (other than the Borrower) may declare and pay dividends ratably with respect to their Equity Interests, (iv) the Borrower may make Restricted Payments pursuant to and in accordance with restricted stock plans, stock option plans or other benefit plans for management or employees of the Borrower and its Subsidiaries, (v) the Borrower may make any repurchases of its Equity Interests (other than Disqualified Capital Stock) that are permitted under Section 9.05(k), (vi) in addition to Restricted Payments payable pursuant to clauses (i) and through (v) immediately above, the Borrower may make Restricted Payments; provided, that, with respect to this clause (vi) only, (x) the Borrower shall have, on a pro-forma basis immediately after giving effect to such Restricted Payment, Unused Availability under this Agreement of not less than 20% of the Aggregate Elected Revolving Commitment Amounts, (y) no Default or Event of Default shall have occurred and be continuing and (z) immediately after giving effect to such Restricted Payment, the Total Funded Debt to EBITDAX Ratio shall not exceed 3.00 to 1.00 on a pro forma basis, and (vii) so long as no Specified Event of Default exists, any Loan Party may make Restricted Payments within sixty (60) days after the date of declaration thereof, if at the date of declaration the making of such Restricted Payment would have complied with the provisions of this Agreement.

(b)           Redemptions of Other Debt. The Borrower will not, and will not permit any of its Subsidiaries to, prior to the date that is one hundred eighty (180) days after the Maturity Date, call, make or offer to make any optional or voluntary Redemption of or otherwise optionally or voluntarily Redeem (whether in whole or in part) any unsecured notes (including any Permitted Additional Debt (whether incurred as unsecured notes or otherwise)), any Permitted Pari Term Loan Debt, any Subordinated Debt or any Permitted Refinancing Debt in respect thereof (collectively, the “Other Debt”); provided that the Borrower may (i) Redeem Other Debt concurrently with the receipt of the Net Equity Proceeds of any sale of Equity Interests (other than Disqualified Capital Stock) of the Borrower issued for the purpose of such Redemption, (ii) Redeem Other Debt by converting all or a portion of such Other Debt into additional Equity Interests (other than Disqualified Capital Stock) of the Borrower, (iii) Redeem any Permitted Additional Debt substantially simultaneously with Permitted Refinancing Debt, or (iv) Redeem Other Debt; provided, that, with respect to this clause (iv) only, (A) the Borrower shall have, on a pro-forma basis immediately after giving effect to such Redemption, Unused Availability under this Agreement of not less than 20% of the Aggregate Elected Revolving Commitment Amounts, (B) no Default or Event of Default shall have occurred and be continuing and (C) immediately after giving effect to such Redemption, the Total Funded Debt to EBITDAX Ratio shall not exceed 3.00 to 1.00 on a pro forma basis.

Section 9.05        Investments, Loans and Advances. No Loan Party will make or permit to remain outstanding any Investments (whether by division or otherwise) in or to any Person, except that the foregoing restriction shall not apply to:

(a)           Investments reflected in the Financial Statements or which are disclosed to the Lenders in Schedule 9.05(a).

(b)           accounts receivable arising in the ordinary course of business.

(c)           direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case maturing within one year from the date of creation thereof.

(d)           commercial paper maturing within one year from the date of creation thereof rated in the highest grade by S&P or Moody’s.

(e)           deposits maturing within one year from the date of creation thereof with, including certificates of deposit issued by, any Lender or any office located in the United States of any other bank or trust company which is organized under the laws of the United States or any state thereof, has capital, surplus and undivided profits aggregating at least $100,000,000 (as of the date of such bank or trust company’s most recent financial reports) and has a short term deposit rating of no lower than A2 or P2, as such rating is set forth from time to time, by S&P or Moody’s, respectively or, in the case of any Foreign Subsidiary, a bank organized in a jurisdiction in which the Foreign Subsidiary conducts operations having assets in excess of $500,000,000 (or its equivalent in another currency).

(f)            deposits maturing within one year from the date of creation thereof which are either (i) in money market funds investing exclusively in Investments described in Section 9.05(c), Section 9.05(d) or Section 9.05(e) or (ii) rated AAA/Aaa by S&P or Moody’s.

(g)            Investments (i) made by the Borrower in or to the other Loan Parties, and (ii) made by a Loan Party in or to the Borrower or any other Loan Party (or, in each case in the foregoing clauses (i) and (ii), in any Person which becomes, or is merged into, a Restricted Subsidiary and complies with Section 8.14(b) no later than five (5) Business Days after the date on which such Investment is made).

(h)           subject to the limits in Section 9.07, Investments (including, without limitation, capital contributions) in general or limited partnerships or other types of entities (each a “venture”) entered into by such Loan Party with others in the ordinary course of business; provided that (i) any such venture is engaged exclusively in oil and gas exploration, development, production, processing and related activities, including transportation, except for existing Investments described or referred to on Schedule 9.05(h) and Investments permitted by Section 9.05(i), (ii) the interest in such venture is acquired in the ordinary course of business and on fair and reasonable terms and (iii) such venture interests acquired and capital contributions made (valued as of the date such interest was acquired or the contribution made) do not exceed, in the aggregate at any time outstanding an amount equal to the greater of (i) $250,000,000 and (ii) (x) during a Non-Investment Grade Period, five percent (5%) of the Borrowing Base then in effect or (y) during an Investment Grade Period, two percent (2%) of Consolidated Net Tangible Assets.

(i)            subject to the limits in Section 9.07, additional Investments (including, without limitation, capital contributions) in the ventures described or referred to on Schedule 9.05(h) and new Investments (including, without limitation, capital contributions) in ventures entered into by such Loan Party with others in the ordinary course of business; provided that (i) any such venture is not engaged exclusively in oil and gas exploration, development, production, processing and related activities, including transportation, (ii) the interest in such venture is acquired in the ordinary course of business and on fair and reasonable terms and (iii) such venture interests acquired and capital contributions made (valued as of the date such interest was acquired or the contribution made) do not exceed, in the aggregate at any time outstanding an amount equal to $40,000,000.

(j)            subject to the limits in Section 9.07, Investments in direct ownership interests in additional Oil and Gas Properties and gas gathering systems related thereto or related to farm-out, farm-in, joint operating, joint venture or area of mutual interest agreements, gathering systems, pipelines or other similar arrangements which are usual and customary in the oil and gas exploration and production business located within the geographic boundaries of the United States of America.

(k)            Other Investments (including repurchases by the Borrower of its Equity Interests); provided, that at the time such Investment is made (x) the Borrower shall have, on a pro-forma basis immediately after giving effect to the making of such Investment, Unused Availability under this Agreement of not less than 20% of the Aggregate Elected Revolving Commitment Amounts, (y) no Default or Event of Default shall have occurred and be continuing and (z) immediately after giving effect to such Investment, the Total Funded Debt to EBITDAX Ratio shall not exceed 3.00 to 1.00 on a pro forma basis.

(l)             So long as (i) no Default exists either before or after giving effect thereto and (ii) the Borrower is in compliance with Section 9.01 both before and after giving effect thereto on a pro forma basis, Investments in Unrestricted Subsidiaries, provided that the aggregate amount of all such Investments at any one time shall not exceed the greater of (i) $250,000,000 and (ii) (x) during a Non-Investment Grade Period, five percent (5%) of the Borrowing Base then in effect or (y) during an Investment Grade Period, two percent (2%) of Consolidated Net Tangible Assets.

(m)           Investments in stock, obligations or securities received in settlement of debts arising from Investments permitted under this Section 9.05 or from accounts receivable arising in the ordinary course of business, which Investments are obtained by the Borrower or any Restricted Subsidiary as a result of a bankruptcy or other insolvency proceeding of, or difficulties in collecting from, the obligor in respect of such obligations.

(n)            Investments constituting non-cash proceeds of dispositions of assets (other than cash or cash equivalents) to the extent permitted by Section 9.12.

Section 9.06         Designation of Material Subsidiaries. Unless designated as a Non-Material Subsidiary on Schedule 7.14 as of the Effective Date or thereafter, assuming compliance with Section 9.15, any Person that becomes a Subsidiary of the Borrower or any of its Material Subsidiaries shall be classified as a Material Subsidiary.

Section 9.07        Nature of Business; International Operations. No Loan Party will allow any material change to be made in the character of its business as an independent oil and gas exploration and production company, except for any business that is reasonably related, incidental, complementary or ancillary to the foregoing. From and after the date hereof, no Loan Party will acquire or make any other expenditure (whether such expenditure is capital, operating or otherwise) in or related to, any Oil and Gas Properties not located within the geographical boundaries of the United States or Canada in excess of $50,000,000 in the aggregate. The Borrower shall at all times remain organized under the laws of the United States of America or any State thereof or the District of Columbia.

Section 9.08        Proceeds of Loans.

(a)            The Borrower will not permit the proceeds of the Loans to be used for any purpose other than those permitted by Section 7.18. Neither the Borrower nor any Person acting on behalf of the Borrower has taken or will take any action which might cause any of the Loan Documents to violate Regulations U, Regulation T or Regulation X or any other regulation of the Board or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect. If requested by the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 or such other form referred to in Regulation U, Regulation T or Regulation X of the Board, as the case may be.

Section 9.09        ERISA Compliance. Except as would not reasonably be expected to result, individually or in the aggregate with all other events listed in this Section 9.09, in a Material Adverse Effect, no Loan Party will at any time:

(a)            engage in, or permit any ERISA Affiliate to engage in, any transaction in connection with which such Loan Party or any ERISA Affiliate could be subjected to either a civil penalty assessed pursuant to subsections (c), (i) or (l) of section 502 of ERISA or a Tax imposed by Chapter 43 of Subtitle D of the Code;

(b)            terminate, or permit any ERISA Affiliate to terminate, any Plan in a manner, or take any other action with respect to any Plan, which could result in any liability of such Loan Party or any ERISA Affiliate to the PBGC;

(c)            fail to make, or permit any ERISA Affiliate to fail to make, full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, such Loan Party or any ERISA Affiliate is required to pay as contributions thereto;

(d)            permit, or allow any ERISA Affiliate to permit, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) for any Plan to fall below 80%;

(e)            contribute to or assume an obligation to contribute to, or permit any ERISA Affiliate to contribute to or assume an obligation to contribute to, any Multiemployer Plan;

(f)            acquire, or permit any ERISA Affiliate to acquire, an interest in any Person that causes such Person to become an ERISA Affiliate with respect to such Loan Party or with respect to any ERISA Affiliate of the such Loan Party if such Person sponsors, maintains or contributes to, or at any time in the six-year period preceding such acquisition has sponsored, maintained, or contributed to, (1) any Multiemployer Plan, or (2) any other Plan that is subject to Title IV of ERISA under which the actuarial present value of the benefit liabilities (based on assumptions used for purposes of FASB ASC Topic No. 715) under such Plan exceeds the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities;

(g)            incur, or permit any ERISA Affiliate to incur, a liability to or on account of a Plan under sections 515, 4062, 4063, 4064, 4201 or 4204 of ERISA;

(h)            contribute to or assume an obligation to contribute to, or permit any ERISA Affiliate to contribute to or assume an obligation to contribute to, any employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by such entities in their sole discretion at any time without any material liability; or

(i)            amend, or permit any ERISA Affiliate to amend, a Plan resulting in an increase in current liability such that such Loan Party or any ERISA Affiliate is required to provide security to such Plan under section 436(f) of the Code.

Section 9.10        Sale or Discount of Receivables. Except for receivables obtained by any Loan Party out of the ordinary course of business or the settlement of joint interest billing accounts in the ordinary course of business or discounts granted to settle collection of accounts receivable or the sale of defaulted accounts arising in the ordinary course of business in connection with the compromise or collection thereof and not in connection with any financing transaction, no Loan Party will discount or sell (with or without recourse) any of its notes receivable or accounts receivable.

Section 9.11        Mergers, Etc. No Loan Party will divide, merge into or with or consolidate with any other Person, or sell, lease or otherwise dispose of (whether in one transaction or in a series of transactions and including by division) all or substantially all of its Property (whether now owned or hereafter acquired) to any other Person (any such transaction, a “consolidation”) or liquidate or dissolve; provided that:

(a)            any Restricted Subsidiary may participate in a consolidation with the Borrower (provided that the Borrower shall be the survivor);

(b)            any Restricted Subsidiary may participate in a consolidation with any other Restricted Subsidiary in a transaction in which the surviving entity is a Restricted Subsidiary (provided that if either such Restricted Subsidiary is a Guarantor, the surviving entity shall be or become a Guarantor substantially contemporaneously with the effectiveness of such consolidation);

(c)            any Restricted Subsidiary may dispose of its assets to the Borrower or to another Restricted Subsidiary (provided that if the disposing Restricted Subsidiary is a Guarantor, the Restricted Subsidiary receiving the applicable assets shall be or become a Guarantor substantially contemporaneously with the effectiveness of such disposition);

(d)            any Restricted Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders (provided that if the dissolving or liquidating Restricted Subsidiary is a Guarantor, its assets shall be transferred to the Borrower or a Guarantor upon the consummation of such liquidation or dissolution); and

(e)            the Loan Parties may consummate the Civitas Acquisition on the Fourth Amendment Effective Date in accordance with the Civitas Acquisition Documents (without any material waiver or amendment thereof not otherwise approved by the Administrative Agent); provided that the Loan Parties shall, directly or indirectly, own the Civitas Acquired Assets immediately after giving effect to such transactions.

Section 9.12        Sale of Properties. No Loan Party will sell, assign, farm-out, convey or otherwise transfer any Property (whether by division or otherwise), except for (a) the sale of Hydrocarbons in the ordinary course of business; (b) farmouts of undeveloped acreage and assignments in connection with such farmouts; (c) the sale or transfer of equipment that is no longer necessary for the business of such Loan Party or is replaced by equipment of at least comparable value and use; (d) the sale, transfer or other disposition of Equity Interests in Subsidiaries that are not Loan Parties; (e) sales or other dispositions of Oil and Gas Properties or any interest therein or Guarantors owning Oil and Gas Properties and the Swap Monetization of Swap Agreements; provided that (i) if the aggregate value (which, for purposes hereof, shall mean the value the Administrative Agent attributes to such Oil and Gas Property and/or Swap Agreement for purposes of the most recent determination of the Borrowing Base (which Borrowing Base was approved or deemed approved by the requisite Lenders in accordance with Section 2.07)) of such sales or other dispositions of Oil and Gas Properties or Guarantors owning Oil and Gas Properties, when aggregated with the Swap Monetization of Swap Agreements pursuant to the terms of this Agreement, since the last Redetermination Date is in excess of five percent (5%) of the Borrowing Base, then the Borrowing Base will be automatically reduced by an amount reasonably determined by the Administrative Agent and approved by the Supermajority Lenders, which redetermined Borrowing Base shall be effective upon delivery by the Administrative Agent of the related New Borrowing Base Notice under Section 2.07(d), and if the Aggregate Revolving Credit Exposures exceed the Borrowing Base as adjusted after such reduction in the Borrowing Base, the Borrower shall prepay Borrowings in accordance with Section 3.04(c)(iii); provided, further, that for purposes of the foregoing proviso, (A) a commodity Swap Agreement shall be deemed to have not been unwound or terminated if, (x) such commodity Swap Agreement is novated from the existing counterparty to an Approved Counterparty, with the Borrower or the applicable Loan Party being the “remaining party” for purposes of such novation, or (y) upon its termination or unwinding, it is replaced, in a substantially contemporaneous transaction, with one or more commodity Swap Agreements with the same or longer tenor, covering volumes not less than and for prices not less than those Swap Agreements being replaced and without cash payments to any Loan Party in connection therewith, and (B) an Oil and Gas Property shall be deemed to have not been sold or otherwise transferred if upon its sale or transfer, it is replaced, in a substantially contemporaneous transaction, with Oil and Gas Properties of the same or better category (e.g., proved undeveloped replaced by proved developed producing) with approximately the same or greater PV-9 value as reasonably determined by Borrower in good faith and evidenced by delivery to the Administrative Agent of a certificate of a Responsible Officer containing reasonably detailed supporting information for such good faith determination; provided that the aggregate value of all Oil and Gas Properties deemed not to have been sold or transferred in reliance on this clause (B) shall not exceed ten percent (10%) of the Borrowing Base, (ii) such disposition or Swap Monetization is for at least fair market value and (iii) if any such sale or other disposition is of a Guarantor owning Oil and Gas Properties, such sale or other disposition shall include all the Equity Interests of such Guarantor; (f) sales and other dispositions of Properties (other than Oil and Gas Properties or Guarantors owning Oil and Gas Properties) not regulated by Sections 9.12(a) to (e) having an aggregate fair market value not to exceed the greater of (A) $125,000,000 and (B) (x) during a Non-Investment Grade Period, two and one-half percent (2.5%) of the Borrowing Base then in effect or (y) during an Investment Grade Period, two percent (2%) of Consolidated Net Tangible Assets during any 12-month period; and (g) transfers among the Borrower and the Restricted Subsidiaries; provided that (i) the provisions of Section 8.14 are complied with to the extent applicable and (ii) if the transferor is a Loan Party, the transferee shall be a Loan Party (or shall become a Loan Party contemporaneously with such transfer).

Section 9.13      Environmental Matters. No Loan Party will cause or permit any of its Property to be in violation of, or do anything or permit anything to be done which will subject any such Property to any Remedial Work under any Environmental Laws, assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to such Property where such violations or remedial obligations would reasonably be expected to have a Material Adverse Effect.

Section 9.14      Transactions with Affiliates. No Loan Party will enter into any transaction (or series of related transactions), including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate (other than any other Loan Party) involving aggregate consideration in excess of $20 million, unless such transaction (or series of related transactions) is otherwise permitted by this Agreement or is in the ordinary course of business, in each case on terms not materially less favorable to such Loan Party than those that such Loan Party would reasonably expect to be able to obtain in a comparable arm’s length transaction (or series of related transactions) with a Person not an Affiliate; provided that the restrictions set forth in this Section 9.14 shall not apply to:

(a)            Investments permitted by Section 9.05(g), (k) and (l);

(b)            any Restricted Payment permitted by Section 9.04;

(c)            the execution and delivery of any Loan Document;

(d)            the issuance and sale of Equity Interests in the Borrower and any amendments to the terms of any Equity Interests issued by the Borrower (excluding in each case any such Equity Interests that are, would be, or any amendments that would cause any such Equity Interests to become, Disqualified Capital Stock);

(e)            employment and severance arrangements and health, disability and similar insurance or benefit plans between the Borrower and the Restricted Subsidiaries and their respective future, current or former directors, officers, employees or consultants in the ordinary course of business or as otherwise approved by the board of directors of the Borrower; and

(f)            the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, future, current or former directors, officers, employees and consultants of the Borrower and its Restricted Subsidiaries.

Section 9.15        Subsidiaries. No Loan Party shall create or acquire any additional Material Subsidiary or redesignate a Subsidiary as a Material Subsidiary unless the Borrower gives written notice to the Administrative Agent of such creation or acquisition and complies with Section 8.14(b). The Borrower shall not, and shall not permit any Material Subsidiary to, sell, assign or otherwise dispose of any Equity Interests in any Material Subsidiary except in compliance with Section 9.12.

Section 9.16        Negative Pledge Agreements; Dividend Restrictions.

(a)            No Loan Party will create, incur, assume or suffer to exist any contract, agreement or understanding which in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Property in favor of the Administrative Agent and the Lenders or restricts any Material Subsidiary from paying dividends or making distributions to the Borrower or any Guarantor, or which requires the consent of or notice to other Persons in connection therewith; provided, however, that the preceding restrictions will not apply to encumbrances or restrictions arising under or by reason of (a) the Loan Documents, (b) any leases or licenses as they affect any Property or Lien subject to such lease or license, (c) any contract agreement or understanding creating Liens on Capital Leases or to secure purchase money Debt permitted by Section 9.03(c) (but only to the extent related to the Property on which such Liens were created), or (d) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all the equity or Property of such Restricted Subsidiary (or the Property that is subject to such restriction) pending the closing of such sale or disposition.

Section 9.17      Swap Agreements. No Loan Party will enter into any Swap Agreements with any Person other than:

(a)            Subject to the second to last paragraph of this Section 9.17, Swap Agreements in respect of commodities (i) with an Approved Counterparty and (ii) the notional volumes for which (when aggregated with other commodity Swap Agreements then in effect) do not exceed (A) 85% of the Projected Volumes of each of (1) crude oil, (2) natural gas and (3) natural gas liquids and condensate, calculated separately, in each case based on the most recently delivered certificate under the last paragraph of this Section 9.17 for each month during the first thirty-six (36) month period from the date such Swap Agreement (including each trade or transaction) is executed and (B) 75% of the reasonably anticipated production of each of (1) crude oil, (2) natural gas and (3) natural gas liquids and condensate, calculated separately, in each case from the Loan Parties’ Proved Reserves included in the most recently delivered Reserve Report for each month during the twenty-four (24) month period commencing with the third anniversary of the date of such Swap Agreement (including each trade or transaction) is executed; provided, however, that such Swap Agreements shall not, in any case, have a tenor of longer than sixty (60) months, provided that the restrictions in the foregoing clauses (A) and (B) shall not apply to floor or put arrangements setting a minimum commodity price;

(b)            Swap Agreements effectively converting interest rates from floating to fixed (i) with an Approved Counterparty and (ii) the notional amounts of which (when aggregated with other interest rate Swap Agreements then in effect effectively converting interest rates from floating to fixed) do not exceed 100% of principal amount of the Borrower’s floating rate Debt in respect of borrowed money;

(c)            Swap Agreements effectively converting interest rates from fixed to floating (i) with an Approved Counterparty and (ii) the notional amounts of which (when aggregated with other interest rate Swap Agreements then in effect effectively converting interest rates from fixed to floating) do not exceed 100% of principal amount of the Borrower’s fixed rate Debt in respect of borrowed money;

(d)            Swap Agreements in respect of currencies (i) with an Approved Counterparty and (ii) that are to hedge actual or expected fluctuations in currencies and are not for speculative purposes;

(e)            Any Permitted Bond Hedge Transactions;

(f)             Upon the signing of a binding purchase and sale agreement for Oil and Gas Properties (such Oil and Gas Properties, the “Proposed Acquisition Properties”) between such Loan Party and a third party seller, Swap Agreements in respect of commodities (a) with an Approved Counterparty, (b) with a tenor not to exceed three years commencing with the first full month after such Swap Agreement is executed, and (c) the notional volumes for which do not exceed 85% of the reasonably anticipated production from the Proposed Acquisition Properties constituting Proved Reserves for each month from each of crude oil, natural gas and natural gas liquids and condensate, calculated separately and as set forth in a reserve report delivered to the Administrative Agent (in form and detail reasonably acceptable to the Administrative Agent) covering such Proposed Acquisition Properties; provided that, (x) upon the earlier to occur of (1) the 30th day after such purchase and sale agreement is terminated and (2) the 90th day after the date upon which the applicable purchase and sale agreement was entered into in each case with such extensions as agreed to by the Administrative Agent in its sole discretion, all Swap Agreements entered into under this Section 9.17(f) that would not otherwise have been permitted to be entered into under Section 9.17(a) above (at the time entered into) will be unwound or otherwise terminated and (y) notwithstanding anything to the contrary herein, the notional volumes for Swap Agreements entered into under this Section 9.17(f) (when aggregated with other commodity Swap Agreements then in effect pursuant to Section 9.17(a) other than basis differential swaps on volumes already hedged pursuant to other Swap Agreements) shall not exceed, as of the date such Swap Agreement is executed, 100% of reasonably anticipated production from the Loan Party’s Oil and Gas Properties constituting Proved Reserves (as set forth in the most recent Reserve Report delivered pursuant to the terms of this Agreement and excluding, for the avoidance of doubt, anticipated production from the Proposed Acquisition Properties) for each month of each of crude oil, natural gas, and natural gas liquids and condensate, calculated separately; and

(g)            Subject to the last paragraph of this Section 9.17, Electrical Swap Agreements (i) with an Approved Counterparty and (ii) the notional electrical usage of which (when aggregated with other Electrical Swap Agreements then in effect) does not exceed 85% of the Projected Electrical Usage for each month from the date such Electrical Swap Agreement (including each trade or transaction) is executed; provided, however, that such Electrical Swap Agreements shall not, in any case, have a tenor of longer than sixty (60) months.

In no event shall any Swap Agreement contain any requirement, agreement or covenant for any Loan Party to post collateral, credit support (including in the form of letters of credit) or margin (other than, in each case, pursuant to the Security Instruments) to secure their obligations under such Swap Agreement or to cover market exposures, other than usual and customary requirements to deliver letters of credit or post cash collateral in an aggregate amount not to exceed $35,000,000.00 with respect to such Swap Agreements.

No Loan Party may permit the Swap Monetization of Swap Agreements except pursuant to Section 9.12(e).

For purposes of entering into or maintaining Swap Agreement trades or transactions under clause (a)(ii)(B) of this Section 9.17, forecasts of reasonably anticipated production from the Borrower’s and the other Loan Parties’ Proved Reserves as set forth in the most recent Reserve Report delivered pursuant to the terms of this Agreement may be revised at the Borrower’s option to account for any increase or decrease therein anticipated because of information obtained by the Borrower or any other Loan Party subsequent to the publication of such Reserve Report, including the Borrower’s or any other Loan Party’s internal forecasts of production decline rates for existing wells and including additions to or deletions from anticipated future production due to new wells coming on stream or failing to come on stream, the shutting in of wells or other cessation of production from wells, the acquisition of property or wells and the disposition of property or wells; provided that (a) such supplemental information shall be reasonably satisfactory to the Administrative Agent and (b) if any such supplemental information is delivered, such information shall be presented on a net basis (i.e. it shall take into account both increases and decreases in anticipated production subsequent to the publication of the most recent Reserve Report).

If, at the end of any calendar month, the Borrower determines that (a) the aggregate notional volumes of all Swap Agreements in respect of commodities (other than Electrical Swap Agreements) for such calendar month (other than basis differential swaps on volumes already hedged pursuant to other Swap Agreements) exceeded 100% of actual production of each of (i) crude oil, (ii) natural gas and (iii) natural gas liquids and condensate, calculated separately, for such calendar month, or (b) the aggregate notional electrical usage of all Electrical Swap Agreements for such calendar month (other than locational basis differential swaps on electrical usage already hedged pursuant to other Electrical Swap Agreements) exceeded 100% of the actual electrical usage of the Loan Parties for such calendar month, then in either such case, the Borrower shall (1) promptly notify the Administrative Agent of such determination, and (2) if requested by the Administrative Agent or the Supermajority Lenders, within 30 days after such request, (A) provide an updated report of the type set forth in the last paragraph of this Section 9.17 with respect to Projected Volume or Projected Electrical Usage, as applicable, and (B) terminate, create off-setting positions or otherwise unwind or monetize existing Swap Agreements such that, at such time, (x) the volumes under commodity Swap Agreements (other than Electrical Swap Agreements) will not exceed 100% of the Projected Volumes set forth in the report delivered pursuant to the foregoing clause (A) for the then-current and any succeeding calendar month covered by such Swap Agreements and (y) the electrical usage under Electrical Swap Agreements will not exceed 100% of the Projected Electrical Usage set forth in the report delivered pursuant to the foregoing clause (A) for the then-current and any succeeding calendar month covered by such Electrical Swap Agreements.

The Borrower shall deliver a certificate of a Financial Officer setting forth, as of a recent date, a report detailing the Projected Volume and Projected Electrical Usage for each month during the forthcoming five year period, together, in either case, with the assumptions used in calculating such Projected Volume and Projected Electrical Usage, respectively, in form and substance reasonably satisfactory to the Administrative Agent (a) concurrently with any delivery of financial statements under Section 8.01(a) and Section 8.01(b), (b) promptly upon the occurrence of any event (including any sale, transfer, assignment or other disposition of Oil and Gas Properties) that the Borrower determines in its reasonable discretion would (i) decrease the aggregate Projected Volume by 5% or more of the aggregate Projected Volume during the five-year period set forth in the most recent certificate previously delivered pursuant to the third to last paragraph of this Section 9.17 or (ii) decrease the aggregate Projected Electrical Usage by 5% or more of the Projected Electrical Usage during the five-year period set forth in the most recent report detailing Projected Electrical Usage delivered pursuant to the foregoing clause (a), and (c) at the election of the Borrower, up to two times during the period following the delivery of the most recent certificate previously delivered pursuant to clause (a) above (or more frequently, if the Administrative Agent in its reasonable discretion approves).

Section 9.18        Release of Liens. During any period between two successive Scheduled Redetermination Dates, the Borrower shall be entitled to cause Mortgaged Properties having an aggregate fair market value not to exceed seven and a half percent (7.5%) of the Borrowing Base, individually or in the aggregate, to be released from the Liens created by and existing under the Security Instruments without the consent of the Lenders; provided that (a) no Event of Default shall have occurred which is continuing, (b) following any such release, the Borrower shall be in compliance with Section 8.14, and (c) the Aggregate Revolving Credit Exposures shall not exceed the Aggregate Elected Revolving Commitment Amounts or the Borrowing Base.

Section 9.19        Designation and Conversion of Restricted and Unrestricted Subsidiaries.

(a)            Assuming compliance with Section 9.19(b), any Person that becomes a Subsidiary of the Borrower or any of its Restricted Subsidiaries shall be classified as a Restricted Subsidiary.

(b)            The Borrower may designate by prior written notice thereof to the Administrative Agent, any Restricted Subsidiary, including a newly formed or newly acquired Subsidiary, as an Unrestricted Subsidiary if (i) immediately prior, and after giving effect, to such designation, (A) the representations and warranties of each Loan Party contained in each of the Loan Documents are true and correct in all material respects on and as of such date as if made on and as of the date of such redesignation (or, if stated to have been made expressly as of an earlier date, were true and correct in all material respects as of such date), (B) no Default exists or would exist (and the Borrower shall be in compliance, on a pro forma basis, with the covenants set forth in Section 9.01) and (C) such Subsidiary is not a guarantor or “restricted subsidiary” with respect to any Debt permitted pursuant to Section 9.02(c) or Section 9.02(i); and (ii) the Investment deemed to be made in such Subsidiary (and its subsidiaries) pursuant to the next sentence would be permitted to be made at the time of such designation under Section 9.05(l). The designation of any Restricted Subsidiary as an Unrestricted Subsidiary shall (a) constitute an Investment in an Unrestricted Subsidiary (and its subsidiaries) in an amount equal to the fair market value of the Borrower’s direct and indirect ownership interest in such Subsidiary (and its subsidiaries) and (b) be deemed a disposition of the Property of such Subsidiary (and its subsidiaries) (and Equity Interests therein) for purposes of Section 9.12. Except as provided in this Section 9.19(b), no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary.

(c)            The Borrower may designate by prior written notice thereof to the Administrative Agent any Unrestricted Subsidiary to be a Restricted Subsidiary if (i) immediately prior, and after giving effect to such designation, (A) the representations and warranties of each Loan Party contained in each of the Loan Documents are true and correct in all material respects on and as of such date as if made on and as of the date of such redesignation (or, if stated to have been made expressly as of an earlier date, were true and correct in all material respects as of such date), (B) no Default exists or would exist (and the Borrower shall be in compliance, on a pro forma basis, with the covenants set forth in Section 9.01) and (ii) the Borrower is in compliance with the requirements of Section 8.14 and Section 9.20. Any such designation shall (x) be treated as a cash dividend in an amount equal to the lesser of the fair market value of the Borrower’s direct and indirect ownership interest in such Subsidiary or the amount of the Borrower’s cash investment previously made for purposes of the limitation on Investments under Section 9.05(l) and (y) constitute the incurrence at the time of such designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time.

Section 9.20        Unrestricted Subsidiaries. No Loan Party will:

(a)            Incur, assume, guarantee or be or become liable for any Indebtedness of any of the Unrestricted Subsidiaries.

(b)            Permit any Unrestricted Subsidiary to hold any Equity Interests in, or any Indebtedness of, any Loan Party.

Section 9.21        Sanctions. No Loan Party shall, directly or knowingly (after due care and inquiry) indirectly, use the proceeds of any Loan or Letter of Credit, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to knowingly (after due care and inquiry) fund any activities of or business with any individual or entity, or in any Sanctioned Country that, at the time of such funding, is the subject of Sanctions, in each case in violation of Sanctions in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender, Administrative Agent, Issuing Bank, or otherwise) of Sanctions or Anti-Corruption Laws.

Section 9.22        Anti-Corruption Laws. No Loan Party shall fail to conduct its businesses in compliance with applicable Anti-Corruption Laws in all material respects.

Section 9.23        Marketing Activities. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, engage in marketing activities for any Hydrocarbons or enter into any contracts related thereto other than (i) contracts for the sale of Hydrocarbons scheduled or reasonably estimated to be produced from their Oil and Gas Properties during the period of such contract, (ii) contracts for the sale of Hydrocarbons scheduled or reasonably estimated to be produced from Oil and Gas Properties of third parties during the period of such contract associated with the Oil and Gas Properties of the Borrower and its Restricted Subsidiaries that the Borrower or one of its Restricted Subsidiaries has the right to market pursuant to joint operating agreements, unitization agreements or other similar contracts that are usual and customary in the oil and gas business, and (iii) other contracts for the purchase and/or sale of Hydrocarbons of third parties (A) which have generally offsetting provisions (i.e., corresponding pricing mechanics, delivery dates and points and volumes) such that no “position” is taken and (B) for which appropriate credit support has been taken to alleviate the material credit risks of the counterparty thereto.

Article X
Events of Default; Remedies

Section 10.01      Events of Default. One or more of the following events shall constitute an “Event of Default”:

(a)            the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof, by acceleration or otherwise.

(b)            the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in Section 10.01(a)) payable under any Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days.

(c)            any representation or warranty made or deemed made by or on behalf of any Loan Party in or in connection with any Loan Document or any amendment or modification of any Loan Document or waiver under such Loan Document, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any respect material to the Borrower’s creditworthiness or to the rights or interests of the Lenders when made or deemed made.

(d)            any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Section 8.01(l) solely with respect to change in name or jurisdiction of incorporation or formation, Section 8.02(a), Section 8.03, Section 8.18 or Article IX.

(e)            any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in Section 10.01(a), Section 10.01(b) or Section 10.01(d)) or any other Loan Document, and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of the Majority Lenders).

(f)            any Loan Party shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (subject to applicable grace periods), unless such payment is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained.

(g)            any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness (other than Indebtedness in respect of Swap Agreements) or any trustee or agent on its or their behalf to cause any Material Indebtedness (other than Indebtedness in respect of Swap Agreements) to become due, or to require the Redemption thereof or any offer to Redeem to be made in respect thereof, prior to its scheduled maturity or require any Loan Party to make an offer in respect thereof or there occurs under any Swap Agreement constituting Material Indebtedness an Early Termination Date (as defined in such Swap Agreement) resulting from (A) any event of default under such Swap Agreement as to which the Borrower or any Restricted Subsidiary is the Defaulting Party (as defined in such Swap Agreement) or (B) any Termination Event (as so defined) under such Swap Agreement as to which the Borrower or any Restricted Subsidiary is an Affected Party (as so defined).

(h)            an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Loan Party or its debts, or of a substantial part of its assets, under any Debtor Relief Laws or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered.

(i)            any Loan Party shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Debtor Relief Laws, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 10.01(h), (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Loan Party or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding or (v) make a general assignment for the benefit of creditors.

(j)            any Loan Party shall become unable, admit in writing its inability or fail generally to pay its debts as they become due.

(k)            one or more judgments for the payment of money in an aggregate amount in excess of $200,000,000 (to the extent not covered by independent third party insurance provided by insurers of the highest claims paying rating or financial strength as to which the insurer does not dispute coverage and is not subject to an insolvency proceeding) shall be rendered against any Loan Party or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days and for which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Loan Party to enforce any such judgment.

(l)            the Loan Documents after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, (i) cease to be in full force and effect and valid, binding and enforceable in accordance with their terms against any Loan Party that is a party thereto, or shall be repudiated by any of them, or (ii) cease to create a valid and perfected Lien of the priority required thereby (subject to any Pari Passu Intercreditor Agreement) on any of the collateral purported to be covered thereby with an aggregate fair market value greater than $15,000,000, except to the extent permitted by the terms of this Agreement, or any Loan Party or any of their Affiliates shall so state in writing.

(m)            an ERISA Event shall have occurred that, in the opinion of the Majority Lenders, when taken together with all other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect.

(n)            a Change in Control shall occur.

(o)            At any time that any Permitted Pari Term Loan Debt is outstanding, the Pari Passu Intercreditor Agreement with respect thereto shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with its terms against the Borrower, any Guarantor, the agent for the lenders of such Permitted Pari Term Loan Debt or any other party thereto, or shall be repudiated by any of them, or cease to establish the relative Lien priorities required or purported thereby, or the Borrower, any Guarantor, such agent or any of their respective Affiliates shall so state in writing.

Section 10.02       Remedies.

(a)            In the case of an Event of Default other than one described in Section 10.01(h), Section 10.01(i) or Section 10.01(j), at any time thereafter during the continuance of such Event of Default, the Administrative Agent may, and at the request of the Majority Lenders, shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Elected Revolving Commitments, and thereupon the Elected Revolving Commitments shall terminate immediately, and (ii) declare the Notes and the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Loan Parties accrued hereunder and under the Notes and the other Loan Documents (including, without limitation, the payment of cash collateral to secure the LC Exposure as provided in Section 2.08(j)), shall become due and payable immediately, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by each Loan Party; and in case of an Event of Default described in Section 10.01(h), Section 10.01(i) or Section 10.01(j), the Elected Revolving Commitments shall automatically terminate and the Notes and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and the other obligations of the Loan Parties accrued hereunder and under the Notes and the other Loan Documents (including, without limitation, the payment of cash collateral to secure the LC Exposure as provided in Section 2.08(j)), shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Loan Party.

(b)            In the case of the occurrence of an Event of Default, the Administrative Agent and the Lenders will have all other rights and remedies available at law and equity.

(c)            All collateral, including, without limitation, proceeds realized from the liquidation or other disposition of collateral or otherwise received after maturity of the Loans, whether by acceleration or otherwise, shall be applied: first, to reimbursement of expenses and indemnities provided for in this Agreement and the Security Instruments payable to the Administrative Agent in its capacity as such; second, pro rata to payment or reimbursement of that portion of the Indebtedness constituting fees, expenses and indemnities payable to the Lenders; third, pro rata to payment of accrued interest on the Loans; fourth, pro rata to payment of principal outstanding on the Loans, LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time, and Indebtedness referred to in (i) clause (b) of the definition of Indebtedness owing to Lender Swap Providers and (ii) clause (c) of the definition of Indebtedness owing to Bank Products Providers; fifth, pro rata to any other Indebtedness; sixth, to serve as Cash Collateral to be held by the Administrative Agent to secure the LC Exposure; and seventh, any excess shall be paid to the Borrower or as otherwise required by any Governmental Requirement. Notwithstanding the foregoing, amounts received from the Borrower or any Guarantor that is not an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder shall not be applied to the Indebtedness that is comprised of Excluded Swap Obligations (it being understood, that in the event that any amount is applied to Indebtedness other than Excluded Swap Obligations as a result of this clause, the Administrative Agent shall make such adjustments as it determines are appropriate to distributions pursuant to this Section 10.02 from amounts received from “eligible contract participants” under the Commodity Exchange Act or any regulations promulgated thereunder to ensure, as nearly as possible, that the proportional aggregate recoveries with respect to Indebtedness described in this Section 10.02 by the holders of any Excluded Swap Obligations are the same as the proportional aggregate recoveries with respect to other Indebtedness pursuant to this Section 10.02).

Article XI
The Administrative Agent

Section 11.01      Appointment; Powers. Each of the Lenders and the Issuing Banks hereby irrevocably appoints the Administrative Agent as its agent hereunder and under the Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Banks, and neither the Borrower nor any of its Subsidiaries shall have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

Section 11.02      Duties and Obligations of Administrative Agent. The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents, and its duties under the Loan Documents shall be administrative in nature. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing (the use of the term “agent” herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law; rather, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties), (b) the Administrative Agent shall have no duty to take any discretionary action or exercise any discretionary powers, except as provided in Section 11.03, and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or under any other Loan Document or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or in any other Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in Article VI or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or as to those conditions precedent expressly required to be to the Administrative Agent’s discretion, (vi) the existence, value, perfection or priority of any collateral security or the financial or other condition of the Borrower and its Subsidiaries or any other obligor or guarantor, or (vii) any failure by the Borrower or any other Person (other than itself) to perform any of its obligations hereunder or under any other Loan Document or the performance or observance of any covenants, agreements or other terms or conditions set forth herein or therein. For purposes of determining compliance with the conditions specified in Article VI each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the proposed closing date specifying its objection thereto.

Section 11.03      Action by Administrative Agent. The Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing as directed by the Majority Lenders (or such other number or percentage or Class of the Lenders as shall be necessary under the circumstances as provided in Section 12.02) and in all cases the Administrative Agent shall be fully justified in failing or refusing to act hereunder or under any other Loan Documents unless it shall (a) receive written instructions from the Majority Lenders or the Lenders, as applicable, (or such other number or percentage or Class of the Lenders as shall be necessary under the circumstances as provided in Section 12.02) specifying the action to be taken and (b) be indemnified to its satisfaction by the Lenders against any and all liability and expenses which may be incurred by it by reason of taking or continuing to take any such action. The instructions as aforesaid and any action taken or failure to act pursuant thereto by the Administrative Agent shall be binding on all of the Lenders. If a Default has occurred and is continuing, then the Administrative Agent shall take such action with respect to such Default as shall be directed by the requisite Lenders in the written instructions (with indemnities) described in this Section 11.03, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Lenders. In no event, however, shall the Administrative Agent be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement, the Loan Documents or applicable law. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Majority Lenders or the Lenders (or such other number or percentage or Class of the Lenders as shall be necessary under the circumstances as provided in Section 12.02), and otherwise shall not be liable for any action taken or not taken by it hereunder or under any other Loan Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith INCLUDING ITS OWN ORDINARY NEGLIGENCE, except for its own gross negligence or willful misconduct.

Section 11.04      Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying or acting upon, any notice, request, certificate, consent, Communication, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed or sent by the proper Person, including any notification or certificate delivered pursuant to Section 8.01 or Section 8.02 or any execution or transmission pursuant to Section 12.06(d). The Administrative Agent also may rely and act upon any statement made to it orally or by telephone or by electronic communication and believed by it to be made by the proper Person, and shall be fully protected in relying or acting upon such statement or Communication and shall not incur any liability for relying or acting thereon and each of the Borrower, the Lenders and the Issuing Banks hereby waives the right to dispute the Administrative Agent’s record of such statement, except in the case of gross negligence or willful misconduct by the Administrative Agent. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or any Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or such Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or such Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. The Administrative Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof permitted hereunder shall have been filed with the Administrative Agent.

Section 11.05      Subagents. The Administrative Agent may perform any and all its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding Sections of this Article XI shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

Section 11.06      Resignation or Removal of Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided in this Section 11.06, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Banks and the Borrower. Upon any such resignation, the Majority Lenders shall have the right, subject to the consent of the Borrower (which consent shall (a) not be unreasonably withheld or delayed and (b) not be required if any Event of Default has occurred and is continuing at the time of such appointment) to appoint a successor. If no successor shall have been so appointed by the Majority Lenders (where applicable) and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York or San Francisco, California, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article XI and Section 12.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent. If the Administrative Agent is a Defaulting Lender due to the circumstances described in clause (f) of the definition of Defaulting Lender, the Majority Lenders shall have the right to appoint a successor Administrative Agent which shall be a commercial bank or trust company that is, if no Event of Default exists, reasonably acceptable to the Borrower. If no successor Administrative Agent has been so appointed and shall have accepted such appointment by the 20th Business Day after the date the Administrative Agent became a Defaulting Lender due to the circumstances described in clause (f) of the definition of Defaulting Lender, the Administrative Agent shall be deemed to have been replaced and the Lenders shall thereafter perform all the duties of the Administrative Agent hereunder and under any other Loan Document until such time, if any, as the Majority Lenders appoint a successor Administrative Agent as provided above. After the Administrative Agent is replaced in accordance with this Section 11.06, the provisions of this Article XI and Section 12.03 shall continue in effect for the benefit of such replaced Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while such replaced Administrative Agent was acting as Administrative Agent.

Section 11.07      Administrative Agent as Lender. Each bank serving as Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not Administrative Agent hereunder.

Section 11.08      No Reliance. Each Lender expressly acknowledges that none of the Administrative Agent or any of its Related Parties has made any representations or warranties to it and that no act taken or failure to act by the Administrative Agent or any of its Related Parties, including any consent to, and acceptance of any assignment or review of the affairs of the Borrower and its Subsidiaries or Affiliates shall be deemed to constitute a representation or warranty of the Administrative Agent or any of its Related Parties to any Lender or any other Secured Party as to any matter, including whether the Administrative Agent or any of its Related Parties have disclosed material information in their (or their Related Parties’) possession. Each Lender acknowledges, represents and warrants that (a) the Loan Documents set forth the terms of a commercial lending facility, (b) it is engaged in making, acquiring, purchasing or holding commercial loans in the ordinary course and is entering into this Agreement and the other Loan Documents to which it is a party as a Lender for the purpose of making, acquiring, purchasing and/or holding the commercial loans set forth herein as may be applicable to it, and not for the purpose of investing in the general performance or operations of the Borrower and its Subsidiaries, or for the purpose of making, acquiring, purchasing or holding any other type of financial instrument such as a security, (c) it is sophisticated with respect to decisions to make, acquire, purchase or hold the commercial loans applicable to it and either it or the Person exercising discretion in making its decisions to make, acquire, purchase or hold such commercial loans is experienced in making, acquiring, purchasing or holding commercial loans, (d) it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their respective Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of the business, prospects, operations, property, assets, liabilities, financial and other condition and creditworthiness of the Borrower and its Subsidiaries, all applicable bank or other regulatory applicable laws relating to the transactions contemplated by this Agreement and the other Loan Documents and (e) it has made its own independent decision to enter into this Agreement and each other Loan Document to which it is a party. Each Lender also acknowledges and agrees that (i) it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their respective Related Parties (A) based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder or thereunder and (B) it will continue to make such investigations and inquiries as it deems necessary to inform itself as to the Borrower and its Subsidiaries and (ii) it will not assert any claim under any federal or state securities law or otherwise in contravention of this Section 11.08. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Borrower or any of its Subsidiaries of this Agreement, the Loan Documents or any other document referred to or provided for herein or to inspect the Properties or books of the Borrower or its Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder, neither the Administrative Agent, any arranger or any syndication agent or documentation agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower (or any of its Affiliates) which may come into the possession of the Administrative Agent or any of its Affiliates. In this regard, each Lender acknowledges that Paul Hastings LLP is acting in this transaction as special counsel to the Administrative Agent only, except to the extent otherwise expressly stated in any legal opinion or any Loan Document. Each other party hereto will consult with its own legal counsel to the extent that it deems necessary in connection with the Loan Documents and the matters contemplated therein.

Section 11.09      Authority of Administrative Agent to Release Collateral and Liens.

(a)            Each Secured Party hereby authorizes the Administrative Agent to take the following actions, and the Administrative Agent hereby agrees, subject to the final paragraph of this Section 11.09, to take such actions at the request of the Borrower:

(i)            to release any Lien on any Property granted to or held by the Administrative Agent under any Loan Document:

(A)            to the extent such Property is sold, transferred, released or otherwise disposed of (other than to the Borrower or another Loan Party) as permitted pursuant to the terms of the Loan Documents (and any such release may occur automatically upon consummation of such sale, transfer or disposition);

(B)            if approved, authorized or ratified in writing by the Majority Lenders (or, if approval, authorization or ratification by all Lenders is required under Section 12.02(b), then by all Lenders);

(C)            upon the occurrence of Payment in Full; or

(D)            upon the commencement of an Investment Grade Period as described in Section 11.09(d) below;

(ii)            to release any Guarantor from its obligations under the Guaranty Agreement and any other Loan Document:

(A)            if such Person ceases to be a Restricted Subsidiary of the Borrower as a result of the disposition of 100% of the Equity Interests in such Person in a transaction permitted under the Loan Documents;

(B)            upon the merger, amalgamation or consolidation of such Guarantor with and into the Borrower or another Guarantor that is a continuing Guarantor (with the Borrower or such other Guarantor being the surviving entity);

(C)            upon the designation of such Guarantor as an Unrestricted Subsidiary in accordance with this Agreement; or

(D)            upon the occurrence of Payment in Full; and

(iii)            to execute and deliver to the Borrower, at the Borrower's sole cost and expense, any and all releases of Liens and guaranties, termination statements, assignments or other documents reasonably requested by the Borrower that are necessary or desirable to evidence or effectuate any release permitted pursuant to this Section 11.09.

(b)            Notwithstanding anything contained in any of the Loan Documents to the contrary, no Person other than the Administrative Agent has any individual right to realize upon any of the collateral under the Security Instruments, to enforce any Liens on such collateral, or to enforce the Guaranty Agreement, and all powers, rights and remedies under the Security Instruments and the Guaranty Agreement may be exercised solely by the Administrative Agent on behalf of the Secured Parties.

(c)            By accepting the benefit of the Liens granted pursuant to the Security Instruments, each Secured Party that is not a party hereto agrees to the terms of this Section 11.09.

(d)            Upon the commencement of any Investment Grade Period, if no Default has occurred and is continuing, the Administrative Agent's Liens and security interests in the collateral under the Security Instruments shall automatically terminate and be released (without notice to, or vote or consent of, any Lender or any other Secured Party), and the Administrative Agent shall execute (to the extent applicable) and deliver to the Loan Parties or the Loan Parties' designee, at the Loan Parties' expense, all Uniform Commercial Code termination statements and similar documents that the Loan Parties shall reasonably request to evidence such termination. Any execution and delivery of termination statements or documents pursuant to this Section 11.09(d) shall be without recourse to or warranty by the Administrative Agent.

Notwithstanding anything to the contrary herein, prior to executing and delivering any release or termination with respect to any Liens or the obligations of any Guarantor, the Administrative Agent shall have the right to request that the Borrower deliver a written request for release identifying the relevant collateral or Guarantor to be released together with a certification by the Borrower stating (x) that such transaction is in compliance with this Agreement and the other Loan Documents and (y) no Guarantor or collateral other than the Guarantor or collateral required to be released is being released and, in the case of clauses (a)(i)(C) and (a)(ii)(D) above, that Payment in Full has occurred. The Administrative Agent shall be entitled to rely on any such certification and shall be fully protected in relying or acting upon such certifications.

Section 11.10      Joint Lead Arrangers, Co-Syndication Agents and Co-Documentation Agents. The Lenders identified in this Agreement as joint lead arrangers or as the Co-Syndication Agents and as Co-Documentation Agents shall not have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, joint lead arrangers, Co-Syndication Agents and the Co-Documentation Agents shall not have or be deemed to have any advisory, agency or fiduciary relationship with any Lender.

Section 11.11      Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Borrower or any of its Subsidiaries, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)            to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Indebtedness that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 12.03) allowed in such judicial proceeding; and

(b)            to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 12.03.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Indebtedness or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 11.12      Erroneous Payments.

(a)            Each Lender, each Issuing Bank, each other Secured Party and any other party hereto hereby severally agrees that if (i) the Administrative Agent notifies (which such notice shall be conclusive absent manifest error) such Lender or such Issuing Bank or any other Secured Party (or the Lender Affiliate of a Secured Party) or any other Person that has received funds from the Administrative Agent or any of its Affiliates, either for its own account or on behalf of a Lender, an Issuing Bank or other Secured Party (each such recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion that any funds received by such Payment Recipient were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) or (ii) any Payment Recipient receives any payment from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, or (z) that such Payment Recipient otherwise becomes aware was transmitted or received in error or by mistake (in whole or in part) then, in each case, an error in payment shall be presumed to have been made (any such amounts specified in clause (i) or clause (ii) of this Section 11.12(a), whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise; individually and collectively, an “Erroneous Payment”), then, in each case, such Payment Recipient is deemed to have knowledge of such error at the time of its receipt of such Erroneous Payment; provided that nothing in this Section shall require the Administrative Agent to provide any of the notices specified in clause (i) or clause (ii) above. Each Payment Recipient agrees that it shall not assert any right or claim to any Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payments, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(b)            Without limiting the immediately preceding clause (a), each Payment Recipient agrees that, in the case of clause (a)(ii) above, it shall promptly notify the Administrative Agent in writing of such occurrence.

(c)            In the case of either clause (a)(i) or clause (a)(ii) above, such Erroneous Payment shall at all times remain the property of the Administrative Agent, and upon demand from the Administrative Agent such Payment Recipient shall (or, shall cause any Person who received any portion of an Erroneous Payment on its behalf to), promptly, but in all events no later than one Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds and in the currency so received, together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent at the Federal Funds Effective Rate.

(d)            In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (c), from any Lender that is a Payment Recipient or an Affiliate of a Payment Recipient (such unrecovered amount as to such Lender, an “Erroneous Payment Return Deficiency”), then at the sole discretion of the Administrative Agent and upon the Administrative Agent’s written notice to such Lender such Lender shall be deemed to have made a cashless assignment of the full face amount of the portion of its Loans (but not its Elected Revolving Commitments) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) to the Administrative Agent or, at the option of the Administrative Agent, the Administrative Agent’s applicable lending affiliate in an amount that is equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Elected Revolving Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) plus any accrued and unpaid interest on such assigned amount, without further consent or approval of any party hereto and without any payment by the Administrative Agent or its applicable lending affiliate as the assignee of such Erroneous Payment Deficiency Assignment. Without limitation of its rights hereunder, the Administrative Agent may cancel any Erroneous Payment Deficiency Assignment at any time by written notice to the applicable assigning Lender and upon such revocation all of the Loans assigned pursuant to such Erroneous Payment Deficiency Assignment shall be reassigned to such Lender without any requirement for payment or other consideration. The parties hereto acknowledge and agree that (i) any assignment contemplated in this clause (d) shall be made without any requirement for any payment or other consideration paid by the applicable assignee or received by the assignor, (ii) the provisions of this clause (d) shall govern in the event of any conflict with the terms and conditions of Section 12.04 and (iii) the Administrative Agent may reflect such assignments in the Register without further consent or action by any other Person.

(e)            Each party hereto hereby agrees that (i) in the event an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent (A) shall be subrogated to all the rights of such Payment Recipient with respect to such amount and (B) is authorized to set off, net and apply any and all amounts at any time owing to such Payment Recipient under any Loan Document against any amount due to the Administrative Agent under this Section 11.12 or under the indemnification provisions of this Agreement, (ii) the receipt of an Erroneous Payment by a Payment Recipient shall not for the purpose of this Agreement be treated as a payment, prepayment, repayment, discharge or other satisfaction of any Indebtedness owed by the Borrower or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Loan Party for the purpose of making for a payment on the Indebtedness and (iii) to the extent that an Erroneous Payment was in any way or at any time credited as payment or satisfaction of any of the Indebtedness, the Indebtedness or any part thereof that were so credited, and all rights of the Payment Recipient, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received, except to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Loan Party for the purpose of making for a payment on the Indebtedness.

(f)            Each party’s obligations under this Section 11.12 shall survive the resignation or replacement of the Administrative Agent or any transfer of right or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Indebtedness (or any portion thereof) under any Loan Document.

(g)            Nothing in this Section 11.12 will constitute a waiver or release of any claim of any party hereunder arising from any Payment Recipient’s receipt of an Erroneous Payment.

Article XII
Miscellaneous

Section 12.01      Notices.

(a)            Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to Section 12.01(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or, to the extent permitted in Sections 2.08(b), Section 2.09(b), Section 8.01 and Section 12.01(b), transmitted by electronic communication, as follows:

(i)            if to the Borrower, to it at 1700 Lincoln Street, Suite 3200, Denver, Colorado 80203, Attention: Treasury Department (E-mail Address: rmekelburg@sm-energy.com);

(ii)            if to the Administrative Agent, to it at 1700 Lincoln Street, 12th Floor, MAC C7300-128, Denver, Colorado 80203, Attention of Jonathan Herrick (E-mail Address: jonathan.herrick@wellsfargo.com), with a copy to Wells Fargo Bank, National Association, MAC D1109-019, 1525 West W.T. Harris Blvd, Charlotte, North Carolina 28262, Attention of Syndication Agency Services;

(iii)            if to Wells Fargo Bank, National Association, in its capacity as an Issuing Bank, to it at, 1700 Lincoln Street, 12th Floor, MAC C7300-128, Denver, Colorado 80203, Attention of Jonathan Herrick;

(iv)            if to any other Issuing Bank, to it at its address set forth in its Administrative Questionnaire or as otherwise designated in writing by such Issuing Bank to the Borrower;

(v)            if to the Swingline Lender, to it at the address set forth in clause (ii) above; or

(vi)            if to any other Lender, to it at its address set forth in its Administrative Questionnaire.

(b)            Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II, Article III, Article IV and Article V unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c)            Any party hereto may change its address for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

Section 12.02      Waivers; Amendments.

(a)            No failure on the part of the Administrative Agent, any Issuing Bank or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege, or any abandonment or discontinuance of steps to enforce such right, power or privilege, under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by Section 12.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

(b)            Subject to Section 3.02(g) and Section 3.03(c), neither this Agreement nor any provision hereof nor any Security Instrument nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Majority Lenders or by the Borrower and the Administrative Agent with the consent of the Majority Lenders; provided that no such agreement shall (i) increase the Maximum Credit Amount or Elected Revolving Commitment of any Lender without the written consent of such Lender, (ii) increase the Borrowing Base without the written consent of all of the Lenders, (iii) modify Section 2.07 without the written consent of all of the Lenders (other than any Defaulting Lender), (iv) decrease or maintain the Borrowing Base then in effect under Section 2.07, without the written consent of the Supermajority Lenders (other than any Defaulting Lender), (v) modify Section 2.07 in any manner that results in an increase in the Borrowing Base without the consent of each Lender (other than any Defaulting Lender), (vi) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon (it being understood that only the consent of the Majority Lenders shall be necessary to waive any obligation of the Borrower to pay default interest pursuant to Section 3.02(d)), or reduce any fees payable hereunder, or reduce any other Indebtedness hereunder or under any other Loan Document, in each case of this clause (vi), without the written consent of each Lender affected thereby, (vii) postpone the scheduled date of payment or prepayment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or any other Indebtedness hereunder or under any other Loan Document, or reduce the amount of, waive or excuse any such payment, or postpone or extend the Termination Date without the written consent of each Lender affected thereby; provided, that that any amendment or waiver of Section 3.04(e) shall only require the consent of the Majority Lenders and the Borrower, (viii) change Section 4.01(b), Section 4.01(c) or Section 10.02(c) (or amend any other term of the Loan Documents that would have the effect of changing Section 4.01(b), Section 4.01(c) or Section 10.02(c)) in a manner that would alter the pro rata sharing of payments or order of application required thereby, without the written consent of each Lender, (ix) waive or amend Section 2.13, Section 2.14 or Section 3.04(c) or change the definition of the term “Material Subsidiary” or “Substantial Portion”, without the written consent of each Lender (other than any Defaulting Lender), (x) release any Guarantor or Guarantors constituting substantially all of the value of the guarantees under the Guaranty Agreement (except as set forth in the Guaranty Agreement), release all or substantially all of the collateral, or reduce the percentage set forth in Section 8.14 to less than 85%, without the written consent of each Lender (other than any Defaulting Lender), (xi)(A) subordinate any of the Indebtedness owed to the Lenders in right of payment to any other Debt or (B) without limitation of the terms set forth in Section 11.09, contractually subordinate the Liens securing the Indebtedness to any other Lien securing any other Debt, in each case, without the prior written consent of each Lender other than in connection with any “debtor-in-possession” financing (or similar financing under any Debtor Relief Laws) provided to Borrower or any Loan Party in an insolvency proceeding by any Lender or any group of Lenders; provided that each affected Lender has been offered a bona fide opportunity to fund or otherwise provide its pro rata share of such financing, (xii) change any of the provisions of this Section 12.02(b) or the definition of “Applicable Revolving Percentage”, “Majority Lenders” or the definition of “Supermajority Lenders” or any other provision hereof (other than the definitions of “Majority Revolving Lenders” and “Majority Term Lenders”) specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or under any other Loan Documents or make any determination or grant any consent hereunder or any other Loan Documents, without the written consent of each Lender (other than any Defaulting Lender), (xiii) amend, modify or otherwise affect in any adverse manner, the interests, rights or obligations of the Revolving Lenders hereunder if such waiver, amendment or modification affects the interests, rights or obligations of the Revolving Lenders in a manner substantially different from and more adverse than the effect of such waiver, amendment or modification on the Term Lenders without the written consent of the Majority Revolving Lenders and the Majority Lenders, (xiv) (A) amend, modify or waive any condition precedent set forth in Section 2.08, Section 2.09 or Section 6.02 without the consent of the Majority Revolving Lenders or (B) amend or modify the definition of “Available Borrowing Base”, “Borrowing Base”, “Excess Cash”, “Total Revolving Commitments Utilization Percentage”, Section 8.12, Section 8.13 or Section 8.14, in each case without the consent of the Majority Revolving Lenders and the Majority Lenders, (xv) amend, modify or otherwise affect in any adverse manner, the interests, rights or obligations of the Term Lenders hereunder if such waiver, amendment or modification affects the interests, rights or obligations of the Term Lenders in a manner substantially different from and more adverse than the effect of such waiver, amendment or modification on the Revolving Lenders without the written consent of the Majority Term Lenders and the Majority Lenders, (xvi) amend, modify or otherwise change the terms applicable to a Class of Term Loans without the written consent of the Lenders holding more than 50% of the principal amount of such Term Loans in such Class (other than any Defaulting Lender) or (xvii) amend the definition of (A) “Majority Revolving Lenders” without the written consent of each Revolving Lender (other than any Defaulting Lender) or (B) “Majority Term Lenders” without the written consent of each Term Lender (other than any Defaulting Lender); provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Swingline Lender or the Issuing Banks hereunder or under any other Loan Document without the prior written consent of the Administrative Agent, the Swingline Lender or the Issuing Banks, as the case may be. Notwithstanding the foregoing, any supplement to Schedule 7.14 (Subsidiaries) shall be effective simply by delivering to the Administrative Agent a supplemental schedule clearly marked as such and, upon receipt, the Administrative Agent will promptly deliver a copy thereof to the Lenders. Notwithstanding the foregoing, the Elected Revolving Commitment and outstanding Borrowings of any Defaulting Lender shall be disregarded for all purposes of any determination of whether the requisite Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to this Section 12.02); provided that, except as set forth in Sections 12.02(b)(iii), (iv), (v), (ix), (x) and (xii), any waiver, amendment or modification requiring the consent of all Lenders shall require the consent of such Defaulting Lender. If any Lender does not consent to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of each Lender and that has been approved by the Supermajority Lenders, the Borrower may replace such non-consenting Lender in accordance with Section 5.05; provided that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Borrower to be made pursuant to this paragraph). Notwithstanding the foregoing, Annex II may be amended to add an Issuing Bank, remove an Issuing Bank or modify the LC Issuance Limit of any Issuing Bank with the consent solely of the Borrower, the Administrative Agent and such Issuing Bank (and the consent of the Majority Lenders or any other class of Lenders shall not be required); provided that no successor Issuing Bank shall be an “Issuing Bank” hereunder until such amendment is effective.

Notwithstanding anything herein to the contrary, the Administrative Agent and the Borrower may, without the consent of any Lender, (u) enter into amendments or modifications to this Agreement or any of the other Loan Documents or enter into additional Loan Documents in order to incorporate any more restrictive terms set forth in any Permitted Pari Term Loan Debt (as contemplated by the definition thereof), (v) effect the granting, perfection, protection, expansion or enhancement of any security interest in any collateral or additional Property to become collateral for the benefit of the Secured Parties, or as required by local law to give effect to, or protect any security interest for the benefit of the Secured Parties, in any Property or so that the security interests therein comply with applicable law and/or this Agreement, (w) amend the definition of "Swingline Lender" to add a Swingline Lender or remove a Swingline Lender, with the consent solely of the Borrower, the Administrative Agent and the Swingline Lender (and the consent of the Majority Lenders or any other Class of Lenders shall not be required), and (x) amend this Agreement or any other Loan Document without the consent of the Lenders in order to correct, amend or cure any ambiguity, inconsistency or defect or correct any typographical error or other manifest error in any Loan Document.

Section 12.03      Expenses, Indemnity; Damage Waiver.

(a)            The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including, without limitation, the reasonable and documented fees, charges and disbursements of one firm of primary legal counsel and one firm of local counsel in each relevant jurisdiction and other reasonably necessary outside consultants for the Administrative Agent, the reasonable and documented travel, photocopy, mailing, courier, telephone and other similar expenses, and the cost of environmental assessments, audits and surveys and appraisals, in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration (both before and after the execution hereof and including advice of counsel to the Administrative Agent as to the rights and duties of the Administrative Agent and the Lenders with respect thereto) of this Agreement and the other Loan Documents and any amendments, modifications or waivers of or consents related to the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented costs, expenses, Taxes, assessments and other charges incurred by the Administrative Agent in connection with any filing, registration, recording or perfection of any security interest contemplated by this Agreement or any Security Instrument or any other document referred to therein, (iii) all reasonable and documented out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iv) all documented (in summary form) out-of-pocket expenses incurred by the Administrative Agent, the Issuing Banks or the Swingline Lender, including the reasonable fees, charges and disbursements of one firm of primary legal counsel and one firm of local counsel in each relevant jurisdiction for each of the Administrative Agent, any Issuing Bank and the Swingline Lender, in connection with the enforcement or protection of its rights in connection with this Agreement or any other Loan Document, including its rights under this Section 12.03, or in connection with the Loans made or Letters of Credit issued hereunder, including, without limitation, all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit. In addition to the foregoing, the Borrower also agrees to pay all reasonable and documented out-of-pocket expenses of one additional firm of legal counsel representing the Lenders as a group (and, if necessary, of one local counsel in any relevant jurisdiction to the Lenders, taken as a whole, and solely in the case of an actual or potential conflict of interest, (x) one additional counsel to all similarly affected Lenders, taken as a whole, and (y) one additional local counsel to all such similarly affected Lenders, taken as a whole, in any relevant jurisdiction) to the extent such legal fees are incurred by the Lenders during the continuance of an Event of Default in connection with the enforcement or protection of their rights in connection with this Agreement or any other Loan Document, including their rights under this Section 12.03, and those incurred during any workout or restructuring in respect of the Facilities.

(b)            THE BORROWER SHALL INDEMNIFY THE ADMINISTRATIVE AGENT, EACH ISSUING BANK, THE SWINGLINE LENDER AND EACH OTHER LENDER, AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN “INDEMNITEE”) AGAINST, AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES AND RELATED EXPENSES, INCLUDING THE REASONABLE FEES, CHARGES AND DISBURSEMENTS OF ANY COUNSEL FOR ANY INDEMNITEE, INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE DIRECTLY ARISING OUT OF, DIRECTLY IN CONNECTION WITH, OR DIRECTLY AS A RESULT OF (i) THE EXECUTION OR DELIVERY OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, THE PERFORMANCE BY THE PARTIES HERETO OR THE PARTIES TO ANY OTHER LOAN DOCUMENT OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THEREUNDER OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR BY ANY OTHER LOAN DOCUMENT, (ii) THE FAILURE OF THE BORROWER OR ANY RESTRICTED SUBSIDIARY TO COMPLY WITH THE TERMS OF ANY LOAN DOCUMENT, INCLUDING THIS AGREEMENT, OR WITH ANY GOVERNMENTAL REQUIREMENT, (iii) ANY INACCURACY OF ANY REPRESENTATION OR ANY BREACH OF ANY WARRANTY OR COVENANT OF THE BORROWER OR ANY GUARANTOR SET FORTH IN ANY OF THE LOAN DOCUMENTS OR ANY INSTRUMENTS, DOCUMENTS OR CERTIFICATIONS DELIVERED IN CONNECTION THEREWITH, (iv) ANY LOAN OR LETTER OF CREDIT OR THE USE OF THE PROCEEDS THEREFROM, INCLUDING, WITHOUT LIMITATION, (A) ANY REFUSAL BY ANY ISSUING BANK TO HONOR A DEMAND FOR PAYMENT UNDER A LETTER OF CREDIT IF THE DOCUMENTS PRESENTED IN CONNECTION WITH SUCH DEMAND DO NOT STRICTLY COMPLY WITH THE TERMS OF SUCH LETTER OF CREDIT, OR (B) THE PAYMENT OF A DRAWING UNDER ANY LETTER OF CREDIT NOTWITHSTANDING THE NON-COMPLIANCE, NON-DELIVERY OR OTHER IMPROPER PRESENTATION OF THE DOCUMENTS PRESENTED IN CONNECTION THEREWITH, (v) ANY OTHER ASPECT OF THE LOAN DOCUMENTS, (vi) THE OPERATIONS OF THE BUSINESS OF THE BORROWER AND ITS SUBSIDIARIES BY THE BORROWER AND ITS SUBSIDIARIES, (vii) ANY ASSERTION THAT THE LENDERS WERE NOT ENTITLED TO RECEIVE THE PROCEEDS RECEIVED PURSUANT TO THE SECURITY INSTRUMENTS, (viii) ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER OR ANY SUBSIDIARY OR ANY OF THEIR PROPERTIES, INCLUDING WITHOUT LIMITATION, THE PRESENCE, GENERATION, STORAGE, RELEASE, THREATENED RELEASE, USE, TRANSPORT, DISPOSAL, ARRANGEMENT OF DISPOSAL OR TREATMENT OF OIL, OIL AND GAS WASTES, SOLID WASTES OR HAZARDOUS SUBSTANCES ON ANY OF THEIR PROPERTIES, (ix) THE BREACH OR NON-COMPLIANCE BY THE BORROWER OR ANY SUBSIDIARY WITH ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER OR ANY SUBSIDIARY, (x) THE PAST OWNERSHIP BY THE BORROWER OR ANY SUBSIDIARY OF ANY OF THEIR PROPERTIES OR PAST ACTIVITY ON ANY OF THEIR PROPERTIES WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY, (xi) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT, DISPOSAL, GENERATION, THREATENED RELEASE, TRANSPORT, ARRANGEMENT FOR TRANSPORT OR ARRANGEMENT FOR DISPOSAL OF OIL, OIL AND GAS WASTES, SOLID WASTES OR HAZARDOUS SUBSTANCES ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY THE BORROWER OR ANY SUBSIDIARY OR ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS MATERIALS ON OR FROM ANY PROPERTY OWNED OR OPERATED BY THE BORROWER OR ANY OF ITS SUBSIDIARIES, (xii) ANY ENVIRONMENTAL LIABILITY RELATED IN ANY WAY TO THE BORROWER OR ANY OF ITS SUBSIDIARIES, OR (xiii) ANY OTHER ENVIRONMENTAL, HEALTH OR SAFETY CONDITION IN CONNECTION WITH THE LOAN DOCUMENTS, OR (xiv) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO, AND SUCH INDEMNITY SHALL EXTEND TO EACH INDEMNITEE NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNITEES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNITEES; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES (X) ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE, (Y) RESULT FROM A CLAIM BROUGHT BY THE BORROWER OR ANY GUARANTOR AGAINST AN INDEMNITEE FOR A MATERIAL BREACH IN BAD FAITH OF SUCH INDEMNITEE’S OBLIGATIONS UNDER THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, IF THE BORROWER OR SUCH GUARANTOR HAS OBTAINED A FINAL AND NONAPPEALABLE JUDGMENT IN ITS FAVOR ON SUCH CLAIM AS DETERMINED BY A COURT OF COMPETENT JURISDICTION OR (Z) RESULT FROM A PROCEEDING SOLELY BETWEEN OR AMONG INDEMNITEES THAT DOES NOT INVOLVE ANY ACTION OR OMISSION BY THE BORROWER OR ANY RESTRICTED SUBSIDIARY, OTHER THAN CLAIMS AGAINST ANY OF THE ADMINISTRATIVE AGENT OR THE LENDERS OR ANY OF THEIR AFFILIATES SOLELY IN ITS CAPACITY OR IN FULFILLING ITS ROLE AS THE ADMINISTRATIVE AGENT, ISSUING BANK, AN ARRANGER, AN AGENT OR ANY SIMILAR ROLE UNDER THIS AGREEMENT.

(c)            To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, the Swingline Lender or the Issuing Banks under Section 12.03(a) or Section 12.03(b), each Lender severally agrees to pay to the Administrative Agent, the Swingline Lender or the Issuing Banks, as the case may be, such Lender’s Applicable Revolving Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Swingline Lender or the Issuing Banks in its capacity as such.

(d)            To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e)            All amounts due under this Section 12.03 shall be payable promptly after written demand therefor.

Section 12.04      Successors and Assigns.

(a)            The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of each Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 12.04. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of each Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in Section 12.04(c)) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)            (i) Subject to the conditions set forth in Section 12.04(b)(ii), any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Elected Revolving Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A)            the Borrower (provided that the consent of the Borrower shall not be unreasonably withheld, and shall be deemed given if no objection is made within fifteen (15) Business Days after the Borrower has received written notice of the proposed assignment), provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee; and

(B)            the Administrative Agent, each Issuing Bank and the Swingline Lender, provided that no consent of the Administrative Agent, any Issuing Bank or the Swingline Lender shall be required for an assignment: (1) by a Revolving Lender of all or a portion of its Elected Revolving Commitment and Revolving Loans at the time owing to it (and participations in Letters of Credit and LC Disbursements), to an assignee that is a Revolving Lender, an Affiliate of a Revolving Lender or an Approved Revolving Fund; and (2) by a Term Lender of all or a portion of its Term Commitment and Term Loans at the time owing to it, to an assignee that is a Term Lender, an Affiliate of a Term Lender or an Approved Term Fund.

(ii)            Assignments shall be subject to the following additional conditions:

(A)            except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000, and, after giving effect thereto, the assigning Lender shall have Elected Revolving Commitments and Loans aggregating at least $5,000,000, in each case, unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

(B)            each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, with respect to the Loan or the Commitment assigned (it being understood that assignments under separate Facilities shall not be required on a pro rata basis);

(C)            the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500;

(D)            the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire;

(E)            in the case of an assignment to a CLO, the assigning Lender shall retain the sole right to approve any amendment, modification or waiver of any provision of this Agreement, provided that the Assignment and Assumption between such Lender and such CLO may provide that such Lender will not, without the consent of such CLO, agree to any amendment, modification or waiver described in the first proviso to Section 12.02 that affects such CLO;

(F)            no assignment shall be made to (1) the Borrower or any of the Borrower’s Affiliates or Subsidiaries or (2) a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person);

(G)            the Applicable Revolving Percentage of the Maximum Credit Amount and of the Elected Revolving Commitment assigned are equal; and

(H)            no such assignment shall be made to a Defaulting Lender or any of its subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute a Defaulting Lender or a subsidiary thereof.

(iii)            Subject to Section 12.04(b)(iv) and the acceptance and recording thereof, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 5.01, Section 5.02, Section 5.03 and Section 12.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.04(c).

(iv)            The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Maximum Credit Amount and Elected Revolving Commitment of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). Notwithstanding any other provision in any Loan Document to the contrary, the entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice. In connection with any changes to the Register, if necessary, the Administrative Agent will reflect the revisions on Annex I and forward a copy of such revised Annex I to the Borrower, each Issuing Bank and each Lender.

(v)            Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 12.04(b) and any written consent to such assignment required by Section 12.04(b), the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 12.04(b).

(c)            (i) Any Lender may, without the consent of, or notice to, the Borrower, the Administrative Agent or any Issuing Bank, sell participations to one or more banks or other entities (other than (x) the Borrower or any of the Borrower’s Affiliates or Subsidiaries, (y) a Defaulting Lender or any of its subsidiaries or (z) a natural person (or holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person)) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Elected Revolving Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the proviso to Section 12.02 that affects such Participant. In addition such agreement must provide that the Participant be bound by the provisions of Section 12.03. Subject to Section 12.04(c)(ii), the Borrower agrees that each Participant shall be entitled to the benefits of Section 5.01, Section 5.02 and Section 5.03 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.04(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.08 as though it were a Lender, provided such Participant agrees to be subject to Section 4.01(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(ii)            To the extent that a participation would cause the relevant Participant to receive any greater payment under Section 5.01 or Section 5.03 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, then unless the sale of the participation to such Participant is made with the Borrower’s prior written consent, the Borrower shall not be obliged to pay such increased costs. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 5.03 unless such Participant agrees to comply with Section 5.03(f) (it being understood that the documentation required under Section 5.03(f) shall be delivered to the participating Lender) as though it were a Lender. In addition, with respect to each Participant that exercises its rights under Section 5.01, Section 5.02 or Section 5.03, the Borrower may exercise its rights under Section 5.05 as though such Participant were a Lender.

(d)            Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank having jurisdiction over such Lender, and this Section 12.04(d) shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e)            Notwithstanding any of the foregoing, the Borrower will not and will not permit any of its Affiliates to assume, purchase, or otherwise acquire, directly or indirectly, all or any portion of any Lender’s rights and obligations under this Agreement (including all or any portion of any Lender’s Elected Revolving Commitment and Loans). Notwithstanding any of the foregoing, no Lender shall assign, sell, sell participations, or otherwise dispose, directly or indirectly, of all or any portion of any its rights and obligations under this Agreement (including all or a portion of its Elected Revolving Commitment and the Loans owing to it) to the Borrower or to any of the Borrower’s Affiliates.

Section 12.05      Survival; Revival; Reinstatement.

(a)            All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Elected Revolving Commitments have not expired or terminated. The provisions of Section 5.01, Section 5.02, Section 5.03 and Section 12.03 and Article XI shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Elected Revolving Commitments or the termination of this Agreement, any other Loan Document or any provision hereof or thereof.

(b)            To the extent that any payments on the Indebtedness or proceeds of any collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Indebtedness so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Administrative Agent’s and the Lenders’ Liens, security interests, rights, powers and remedies under this Agreement and each Loan Document shall continue in full force and effect. In such event, each Loan Document shall be automatically reinstated and the Borrower shall take such action as may be reasonably requested by the Administrative Agent and the Lenders to effect such reinstatement.

Section 12.06      Counterparts; Integration; Effectiveness.

(a)            This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission or other electronic transmission (such as .pdf) shall be as effective as delivery of a manually executed counterpart of this Agreement.

(b)            This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. This Agreement and the other Loan Documents represent the final agreement among the parties hereto and thereto and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

(c)            Except as provided in Section 6.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement in electronic format (i.e., “.pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

(d)            The words “execute”, “execution”, “signed”, “signature”, “delivery” and words of like import in or related to this Agreement, any other Loan Document or any document, amendment, approval, consent, waiver, modification, information, notice, certificate, report, statement, disclosure, Communication or authorization to be signed or delivered in connection with this Agreement or any other Loan Document or the transactions contemplated hereby shall be deemed to include Electronic Signatures or execution in the form of an Electronic Record, and contract formations on electronic platforms approved by the Administrative Agent, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.  Each party hereto agrees that any Electronic Signature or execution in the form of an Electronic Record shall be valid and binding on itself and each of the other parties hereto to the same extent as a manual, original signature.  For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the parties of a manually signed paper which has been converted into electronic form (such as scanned into pdf format), or an electronically signed paper converted into another format, for transmission, delivery and/or retention.  Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided that  without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept such Electronic Signature from any party hereto, the Administrative Agent and the other parties hereto shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of the executing party without further verification and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by an original manually executed counterpart thereof.  Without limiting the generality of the foregoing, each party hereto hereby (A) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders and any of the Loan Parties, electronic images of this Agreement or any other Loan Document (in each case, including with respect to any signature pages thereto)  shall have the same legal effect, validity and enforceability as any paper original, and (B) waives (1) any argument, defense or right to contest the validity or enforceability of the Loan Documents based solely on the lack of paper original copies of any Loan Documents, including with respect to any signature pages thereto and (2) any claim against the Administrative Agent, any Lender or any of their Related Parties for liabilities arising solely from the Administrative Agent’s, any Lender’s or any of their Related Parties’ reliance on or use of Electronic Signatures, including any such liabilities arising as a result of the failure of the Loan Parties to use any available security measures in connection with the execution, delivery or transmission of any such Electronic Signature. Each party hereto acknowledges, represents and warrants to the other parties hereto that it has the corporate or other organizational capacity to execute and deliver this Agreement and any other Communication through electronic means as provided for herein and there are no restrictions or other limitations on doing so in such party’s organizational documents.

Section 12.07      Severability. Any provision of this Agreement or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 12.08      Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations (of whatsoever kind, including, obligations under Swap Agreements) at any time owing by such Lender or Affiliate to or for the credit or the account of any Loan Party against any of and all the obligations of any Loan Party owed to such Lender now or hereafter existing under this Agreement or any other Loan Document, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section 12.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender or its Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided, that the failure by any Lender to provide such notice shall not limit or affect such Lender's rights under this Section 12.08.

Section 12.09      GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS.

(a)            THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK EXCEPT TO THE EXTENT THAT UNITED STATES FEDERAL LAW PERMITS ANY LENDER TO CONTRACT FOR, CHARGE, RECEIVE, RESERVE OR TAKE INTEREST AT THE RATE ALLOWED BY THE LAWS OF THE STATE WHERE SUCH LENDER IS LOCATED.

(b)            ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE LOAN DOCUMENTS SHALL BE BROUGHT ONLY IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS; PROVIDED THAT THIS SUBMISSION TO JURISDICTION SHALL NOT AFFECT (I) ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION FOR THE PURPOSES OF ENFORCING A JUDGMENT OR (II) ANY RIGHT THAT ANY PARTY HERETO MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN THE COURTS OF ANOTHER APPLICABLE JURISDICTION TO THE EXTENT THE COURTS REFERRED TO IN THE FIRST SENTENCE OF THIS SECTION 12.09(b) DO NOT HAVE JURISDICTION OVER SUCH LEGAL ACTION OR PROCEEDING OR THE PARTIES OR PROPERTY SUBJECT THERETO.

(c)            THE BORROWER HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS AND HEREBY CONFERS AN IRREVOCABLE SPECIAL POWER, AMPLE AND SUFFICIENT, TO CORPORATION SERVICE COMPANY, WITH OFFICES ON THE DATE HEREOF AT DENVER, COLORADO AS ITS DESIGNEE, APPOINTEE AND AGENT WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING IN NEW YORK TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH PROCEEDING AND AGREES THAT THE FAILURE OF SUCH AGENT TO GIVE ANY ADVICE OF ANY SUCH SERVICE OF PROCESS TO THE BORROWER SHALL NOT IMPAIR OR AFFECT THE VALIDITY OF SUCH SERVICE OR OF ANY CLAIM BASED THEREON. IF FOR ANY REASON SUCH DESIGNEE, APPOINTEE AND AGENT SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH, THE BORROWER AGREES TO DESIGNATE A NEW DESIGNEE, APPOINTEE AND AGENT IN NEW YORK REASONABLY SATISFACTORY TO THE ADMINISTRATIVE AGENT ON THE TERMS AND FOR THE PURPOSES OF THIS PROVISION. EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT THE ADDRESS SPECIFIED IN SECTION 12.01 OR SUCH OTHER ADDRESS AS IS SPECIFIED PURSUANT TO SECTION 12.01 (OR ITS ASSIGNMENT AND ASSUMPTION), SUCH SERVICE TO BECOME EFFECTIVE UPON RECEIPT. NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY OR ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANOTHER PARTY IN ANY OTHER JURISDICTION.

(d)            EACH PARTY HEREBY (i) IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN; (ii) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (iii) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OF COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (iv) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 12.09.

Section 12.10      Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 12.11      Confidentiality. Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, partners, members, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement or any other Loan Document, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same (or at least as restrictive) as those of this Section 12.11, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any Swap Agreement relating to the Borrower and its obligations, (g) with the consent of the Borrower, (h) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or this Agreement, (ii) any market data collector or (iii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to this Agreement, (i) on a confidential basis to any actual or potential insurer or reinsurer or (j) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 12.11 or (ii) becomes available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section 12.11, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary and their businesses, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower or a Subsidiary; provided that, in the case of information received from the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 12.11 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Notwithstanding anything herein to the contrary, “Information” shall not include, and the Borrower, the Borrower’s Subsidiaries, the Administrative Agent, each Lender and the respective Affiliates of each of the foregoing (and the respective partners, directors, officers, employees, agents, advisors and other representatives of the aforementioned Persons), and any other party, may disclose to any and all Persons, without limitation of any kind (a) any information with respect to the United States federal and state income tax treatment of the transactions contemplated hereby and any facts that may be relevant to understanding the United States federal or state income tax treatment of such transactions (“tax structure”), which facts shall not include for this purpose the names of the parties or any other person named herein, or information that would permit identification of the parties or such other persons, or any pricing terms or other nonpublic business or financial information that is unrelated to such tax treatment or tax structure, and (b) all materials of any kind (including opinions or other tax analyses) that are provided to the Borrower, the Administrative Agent or such Lender relating to such tax treatment or tax structure. For the avoidance of doubt, nothing in this Agreement prohibits or restricts any individual from communicating or disclosing information regarding suspected violations of laws, rules or regulations to any governmental, regulatory or self-regulatory authority without notification to any Person.

Section 12.12      Interest Rate Limitation. It is the intention of the parties hereto that each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to any Lender under laws applicable to it (including the laws of the United States of America or any other jurisdiction whose laws may be mandatorily applicable to such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in any of the Loan Documents or any agreement entered into in connection with or as security for the Loans, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to any Lender that is contracted for, taken, reserved, charged or received by such Lender under any of the Loan Documents or agreements or otherwise in connection with the Loans shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and if theretofore paid shall be credited by such Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by such Lender to the Borrower); and (ii) in the event that the maturity of the Loans is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by such Lender to the Borrower). All sums paid or agreed to be paid to any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Lender, be amortized, prorated, allocated and spread throughout the stated term of the Loans evidenced by the Loans until Payment in Full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (i) the amount of interest payable to any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Lender pursuant to this Section 12.12 and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Lender would be less than the amount of interest payable to such Lender computed at the Highest Lawful Rate applicable to such Lender, then the amount of interest payable to such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Lender until the total amount of interest payable to such Lender shall equal the total amount of interest which would have been payable to such Lender if the total amount of interest had been computed without giving effect to this Section 12.12.

Section 12.13      EXCULPATION PROVISIONS. EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; THAT IT HAS IN FACT READ THIS AGREEMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS AGREEMENT; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT “CONSPICUOUS.”

Section 12.14      Existing Credit Agreement; True-Up Loans; Existing Eurodollar Loans; Breakage.

(a)            On the Effective Date, the Existing Credit Agreement shall be amended and restated in its entirety by this Agreement, and the Existing Credit Agreement shall be replaced hereby; provided that the Borrower, the Administrative Agent and the Lenders agree that (i) the “Commitments” of the lenders under the Existing Credit Agreement shall be superseded by this Agreement and terminated (except as otherwise expressly provided in Section 12.05(a) of the Existing Credit Agreement with respect to the survival of certain covenants and agreements made by the Borrower in the Existing Credit Agreement), (ii) the Existing Credit Agreement shall continue to evidence the representations and warranties made by the Borrower prior to the Effective Date, (iii) except as expressly stated herein or amended, the other Loan Documents are ratified and confirmed as remaining unmodified and in full force and effect with respect to all Indebtedness, (iv) the Existing Credit Agreement shall continue to evidence and govern any action or omission performed, required to be performed or approved pursuant to the Existing Credit Agreement prior to the Effective Date (including, without limitation, any failure, prior to the Effective Date, to comply with the covenants contained in the Existing Credit Agreement and any permitted releases of collateral) and any act, omission or event to occur or measured by any date or period of time commencing on, or including any date or period prior to, the Effective Date and (v) the terms and provisions of the Existing Credit Agreement shall continue in full force and effect to the extent provided in clause (d) of this Section 12.14. The amendments and restatements set forth herein shall not cure any breach thereof or any “Default” or “Event of Default” under and as defined in the Existing Credit Agreement existing prior to the Effective Date. This Agreement is not in any way intended to constitute a novation of the obligations and liabilities existing under the Existing Credit Agreement or evidence payment of all or any portion of such obligations and liabilities.

(b)            The terms and conditions of this Agreement and the Administrative Agent’s, the Lenders’ and the Issuing Banks’ rights and remedies under this Agreement and the other Loan Documents shall apply to all of the Indebtedness incurred under the Existing Credit Agreement and the Letters of Credit issued thereunder.

(c)            On and after the Effective Date, (i) all references to the Existing Credit Agreement (or to any amendment or any amendment and restatement thereof) in the Loan Documents (other than this Agreement) shall be deemed to refer to the Existing Credit Agreement, as amended and restated hereby, (ii) all references to any section (or subsection) of the Existing Credit Agreement or in any Loan Document (but not herein) shall be amended to become, mutatis mutandis, references to the corresponding provisions of this Agreement and (iii) except as the context otherwise provides, on or after the Effective Date, all references to this Agreement herein (including for purposes of indemnification and reimbursement of fees) shall be deemed to be references to the Existing Credit Agreement, as amended and restated hereby.

(d)            This amendment and restatement is limited as written and is not a consent to any other amendment, restatement or waiver, whether or not similar and, except as expressly provided herein or in any other Loan Document, all terms and conditions of the Loan Documents remain in full force and effect unless specifically amended hereby or by any other Loan Document.

(e)            The undersigned waive any right to receive any notice of such termination and any right to receive any notice of prepayment of amounts owed under the Existing Credit Agreement. Each Lender that was a party to the Existing Credit Agreement hereby agrees to return to the Borrower, with reasonable promptness, any promissory note delivered by the Borrower to such Lender in connection with the Existing Credit Agreement.

(f)            Upon the effectiveness of this Agreement, (i) each Lender who holds Loans in an aggregate amount less than its Applicable Revolving Percentage (after giving effect to this amendment and restatement) of all Loans shall advance new Loans which shall be disbursed to the Administrative Agent and used to repay Loans outstanding to each Lender who holds Loans in an aggregate amount greater than its Applicable Revolving Percentage of all Loans, (ii) each Lender’s participation in each Letter of Credit shall be automatically adjusted to equal its Applicable Revolving Percentage (after giving effect to this amendment and restatement) and (iii) such other adjustments shall be made as the Administrative Agent shall specify so that each Lender’s Revolving Credit Exposure equals its Applicable Revolving Percentage (after giving effect to this amendment and restatement) of the Aggregate Revolving Credit Exposures of all of the Lenders.

(g)            Notwithstanding anything to the contrary in this Agreement, all “Eurodollar Loans” (under and as defined in the Existing Credit Agreement) outstanding immediately prior to the effectiveness of this Agreement, if any, shall, on the Effective Date, be rearranged and converted into a new Borrowing consisting of SOFR Loans with an Interest Period of one month’s duration and which Loans shall thereafter be subject to the terms and conditions of this Agreement, and the Borrower shall deliver any Borrowing Request or Interest Election Request as the Administrative Agent may reasonably require in connection with the foregoing.

(h)            Upon request by each applicable Lender, the Borrower shall be required to make any break funding payments owing to such Lender that are required under Section 5.02 as a result of the reallocation of Loans and adjustments described in Section 12.14(f) and the rearrangement and conversion of all existing “Eurodollar Loans” to SOFR Loans as described in Section 12.14(g).

Section 12.15      Collateral Matters; Swap Agreements. The benefit of the Security Instruments and of the provisions of this Agreement relating to any collateral securing the Indebtedness shall also extend to and be available to the Lender Swap Providers on a pro rata basis in respect of any obligations (other than Excluded Swap Obligations) under any Swap Agreement with the Borrower or any Restricted Subsidiary, including any Swap Agreement in existence prior to the date hereof, but excluding in the case of all Swap Agreements, whether currently in existence or entered into after the date hereof, any additional transactions or confirmations entered into (a) after such Lender Swap Provider ceases to be a Lender or an Affiliate of a Lender or (b) after assignment by a Lender Swap Provider to another Lender Swap Provider that is not a Lender or an Affiliate of a Lender. No Lender Swap Provider shall have any voting or consent rights under any Loan Document as a result of the existence of obligations owed to it under any such Swap Agreements.

Section 12.16      No Third Party Beneficiaries. This Agreement, the other Loan Documents, and the agreement of the Lenders to make Loans and the Issuing Banks to issue, amend, renew or extend Letters of Credit hereunder are solely for the benefit of the Borrower, and no other Person (including, without limitation, any Subsidiary of the Borrower, any obligor, contractor, subcontractor, supplier or materialsman) shall have any rights, claims, remedies or privileges hereunder or under any other Loan Document against the Administrative Agent, any other Agent, any Issuing Bank or any Lender for any reason whatsoever. There are no third party beneficiaries.

Section 12.17      USA Patriot Act Notice. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.

Section 12.18      Keepwell Understanding. The Borrower hereby absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time to each Loan Party (other than the Borrower) in order for such Loan Party to honor its obligations under its respective Guaranty Agreement including obligations with respect to Swap Agreements that constitute Indebtedness hereunder (provided, however, that the Borrower shall only be liable under this Section 12.18 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 12.18, or otherwise under this Agreement or any Loan Document, as it relates to such other Loan Parties, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of the Borrower under this Section 12.18 shall remain in full force and effect until Payment in Full has occurred. The Borrower intends that this Section 12.18 constitute, and this Section 12.18 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Section 12.19      Arm’s-Length Transaction. The Borrower acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the joint lead arrangers, bookrunner, co-syndication agents and co-documentation agents listed on the cover page hereof (collectively, the “Other Agents”) and the Lenders are arm’s-length commercial transactions between the Borrower, and its Affiliates, on the one hand, and the Administrative Agent, the Other Agents, and the Lenders, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the documents related hereto; (ii) (A) the Administrative Agent, the Other Agents and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) neither the Administrative Agent, the Other Agents or any Lender has any obligation to the Borrower, or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other documents related hereto; and (iii) the Administrative Agent, the Other Agents and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, and its Affiliates, and neither the Administrative Agent, the Other Agents, nor any Lender has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Administrative Agent, the Other Agents or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 12.20      Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)            the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)            the effects of any Bail-In Action on any such liability, including, if applicable:

(i)            a reduction in full or in part or cancellation of any such liability;

(ii)            a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)          the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 12.21      Certain ERISA Matters.

(a)            Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, to and for the benefit of, the Administrative Agent, the Other Agents and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)            such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Elected Revolving Commitments;

(ii)            the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Elected Revolving Commitments and this Agreement;

(iii)            (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Section VI of PTE 84-14) that (I) is not ineligible pursuant to Section I(g) of PTE 84-14 and (II) has satisfied the requirements of Section I(k) of PTE 84-14, (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer, and perform the Loans, the Commitments, and this Agreement, (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Elected Revolving Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Elected Revolving Commitments and this Agreement satisfies the requirements of sub-sections (b) through (f) of Section I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Section I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Elected Revolving Commitments and this Agreement; or

(iv)            such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)            In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, to and for the benefit of, the Administrative Agent, the Other Agents and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that none of the Administrative Agent, the Other Agents nor any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, or administration and performance of the Loans, the Letters of Credit, the Elected Revolving Commitments, and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

Section 12.22      Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and, each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the FDIC under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)            In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)            As used in this Section 12.22, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

Section 12.23      Intercreditor Agreements.

(a)            Each of the Lenders, the Issuing Banks and the other Secured Parties acknowledges that obligations of the Borrower and the other Loan Parties with respect to any Permitted Pari Term Loan Debt or any Permitted Refinancing Debt thereof may, to the extent set forth herein, be secured by Liens on assets of the Borrower and the other Loan Parties that constitute collateral security for the Indebtedness. Upon the approval of a Pari Passu Intercreditor Agreement by the requisite parties required to approve such Pari Passu Intercreditor Agreement pursuant to this Agreement, each of the Lenders, the Issuing Banks and the other Secured Parties hereby irrevocably authorizes and directs the Administrative Agent to execute and deliver, in each case on behalf of such Secured Party and without any further consent, authorization or other action by such Secured Party, (i) from time to time upon the request of the Borrower, in connection with the establishment, incurrence, amendment, refinancing or replacement of any such Debt, such Pari Passu Intercreditor Agreement and (ii) any documents relating thereto.

(b)            Each of the Lenders, the Issuing Banks and the other Secured Parties hereby irrevocably (i) consents to the treatment of Liens to be provided for under any Pari Passu Intercreditor Agreement, (ii) agrees that, upon the execution and delivery thereof, such Secured Party will be bound by the provisions of such Pari Passu Intercreditor Agreement as if it were a signatory thereto and will take no actions contrary to the provisions of such Pari Passu Intercreditor Agreement, (iii) agrees that no Secured Party shall have any right of action whatsoever against the Administrative Agent as a result of any action taken by the Administrative Agent pursuant to this Section 12.23 or in accordance with the terms of any Pari Passu Intercreditor Agreement and (iv) authorizes and directs the Administrative Agent to carry out the provisions and intent of any Pari Passu Intercreditor Agreement.

(c)            Each of the Lenders, the Issuing Banks and the other Secured Parties hereby irrevocably further authorizes and directs the Administrative Agent to execute and deliver, in each case on behalf of such Secured Party and without any further consent, authorization or other action by such Secured Party, any amendments, supplements or other modifications of any Pari Passu Intercreditor Agreement that the Borrower may from time to time request (i) to give effect to any establishment, incurrence, amendment, extension, renewal, refinancing or replacement of any Permitted Pari Term Loan Debt, (ii) to confirm for any party that such Pari Passu Intercreditor Agreement is effective and binding upon the Administrative Agent on behalf of the Secured Parties or (iii) to effect any other amendment, supplement or modification so long as the resulting agreement would constitute a Pari Passu Intercreditor Agreement if executed at such time as a new agreement.

[Signatures Follow]

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